AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 25, 2017
Registration No. 811-21806
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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM N-1A
 AMENDMENT NO. 28 TO THE REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940 [x]
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ASSET ALLOCATION TRUST
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

525 MARKET STREET
SAN FRANCISCO, CA 94105
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

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REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (800) 222-8222

THE CORPORATION TRUST COMPANY
1209 ORANGE STREET
WILMINGTON, DELAWARE 19801

ASSET ALLOCATION TRUST

PART A

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ASSET ALLOCATION TRUST

Private Placement Memorandum, August 25, 2017

ITEMS 5-7. SUMMARY OF FUND MANAGEMENT, PURCHASE AND SALE OF FUND SHARES AND TAX INFORMATION

FUND MANAGEMENT

Investment Advisor	Sub-advisor	Portfolio Manager, Title/Year Joined Fund
Grantham, Mayo, Van Otterloo & Co. LLC ("GMO" or the "Manager")	N/A	Ben Inker, CFA, Head Asset Allocation Team, GMO/1996

PURCHASE AND SALE OF FUND SHARES

Wells Fargo Asset Allocation Fund ("Asset Allocation Fund") is currently the Trust's sole shareholder, although one or more additional investors may invest in the Trust in the future. There are no restrictions on trading by Asset Allocation Fund in shares of the Trust. The Trust issues its shares of beneficial interest solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(a)(2) of the Securities Act of 1933 (the "1933 Act"). Shareholders pay no sales charges to purchase shares of the Trust. There is no minimum initial and no minimum subsequent investment amount for purchases of shares of the Trust.

TAX INFORMATION

The Trust expects to distribute its net investment income and net realized capital gains to Asset Allocation Fund. These distributions generally will be treated as either ordinary income or as long-term capital gains in the hands of  Asset Allocation Fund.

ITEM 9. INVESTMENT OBJECTIVE, PRINCIPAL INVESTMENTS STRATEGIES, RELATED RISKS AND DISCLOSURE OF PORTFOLIO HOLDINGS

INVESTMENT OBJECTIVE

The Trust seeks total return. The Trust's investment objective is non-fundamental and may be changed by the Trust's Board of Trustees without shareholder approval.

PRINCIPAL INVESTMENT STRATEGIES

The Trust seeks total return greater than the GMO Global Asset Allocation Index (GMOGAAI), a composite benchmark computed by the Trust's investment advisor, Grantham, Mayo, Van Otterloo & Co. LLC ("GMO" or the "Manager"). For more information about the GMOGAAI, please see "Index Descriptions" at the back of this private placement memorandum. The Trust invests primarily in GMO-managed mutual funds (each a "Fund" or "GMO Fund", collectively, the "underlying funds"). The Trust also may invest directly in securities (including other underlying funds) and derivatives. The Trust may be exposed to any asset class, including, for example, U.S. and non-U.S. equities (including emerging country equities), U.S. and non U.S. fixed income securities of any credit quality, including below investment grade securities (commonly referred to as "junk bonds") (including emerging country debt securities), commodities, and, from time to time, other alternative asset classes. The Trust may invest in securities of companies of any market capitalization. The underlying funds may gain their exposures directly or through investment in derivatives and/or other underlying funds. The underlying funds in which the Trust invests primarily consist of GMO Equity Funds, GMO Fixed Income Funds, and GMO Alternative Investment Funds, all offered through a separate prospectus. For more information regarding the underlying funds, see "Description of Underlying Funds" below.

GMO uses its multi-year forecasts of returns among asset classes, together with its assessment of the risk of such asset classes, to select the underlying funds in which the Trust invests and to decide how much to invest in each. An important component of those forecasts is GMO's expectation that market valuations ultimately revert to their fundamental fair (or intrinsic) value. GMO changes the Trust's holdings of the underlying funds in response to changes in GMO's investment outlook and market valuations and may use redemptions or purchases of Fund shares to rebalance the Trust's investments. GMO intends to expose at least 15% of the Trust's assets to fixed income investments and at least 25% of the Trust's assets to equity investments.

The Trust's assets may also be invested in certain other investments, including cash or various cash equivalents, such as money market instruments, the types of investments typically held by money market funds, and other short-term instruments, including notes, certain short-term asset-backed securities, certificates of deposit, commercial paper, banker's acceptances, bank deposits, U.S. government securities or shares of registered investment companies.

PRINCIPAL RISKS OF INVESTING IN THE TRUST

A significant risk to the Trust is that one or more underlying funds will not perform as expected. Because the Trust invests primarily in a number of underlying funds, the following principal risks include risks that result from the Trust's investments in the underlying funds. Some of the underlying funds in which the Trust invests are non-diversified investment companies under the Investment Company Act of 1940, as amended (the "1940 Act"). This means they are allowed to invest in the securities of relatively few issuers. A decline in the market price of a particular security held by a non-diversified underlying fund may affect its performance more than if the underlying fund was diversified. In addition, some of the underlying funds in which the Trust invests have a policy that permits those Funds to concentrate their investments in particular sectors, industries or countries. A Fund that concentrates its investments in a limited number of sectors, industries or countries will be more vulnerable to adverse financial, economic, political or other developments affecting those sectors, industries or countries than a fund that invests its assets more broadly, and the value of the Fund's shares may be more volatile. Following are the some of the most important risk factors that may affect the underlying funds.

Note: This private placement memorandum refers in many places to investments or investment practices of the "Trust." The Trust currently expects to invest primarily and directly in shares of the underlying funds. The underlying funds themselves will make the investments and engage in the investment practices described in this private placement memorandum.

Credit Risk. The issuer or guarantor of a debt security may be unable or perceived to be unable to pay interest or repay principal when they become due. In these instances, the value of an investment could decline and the Fund could lose money. Credit risk increases as an issuer's credit quality declines.

Derivatives Risk. The use of derivatives, such as futures, options and swap agreements, presents risks different from, and possibly greater than, the risks associated with investing directly in traditional securities. The use of derivatives can lead to losses because of adverse movements in the price or value of the derivatives' underlying assets, indexes or rates and the derivatives themselves, which may be magnified by certain features of the derivatives. These risks are heightened when derivatives are used to enhance a Fund's return or as a substitute for a position or security, rather than solely to hedge (or mitigate) the risk of a position or security held by the Fund. The success of a derivative strategy will be affected by the portfolio manager's ability to assess and predict market or economic developments and their impact on the derivatives' underlying assets, indexes or rates and the derivatives themselves. Certain derivative instruments may become illiquid and, as a result, may be difficult to sell when the portfolio manager believes it would be appropriate to do so. Certain derivatives create leverage, which can magnify the impact of a decline in the value of their underlying assets, indexes or rates and increase the volatility of the Fund's net asset value. Certain derivatives (e.g., over-the-counter swaps) are also subject to the risk that the counterparty to the derivative contract will be unwilling or unable to fulfill its contractual obligations, which may cause a Fund to lose money, suffer delays or incur costs arising from holding or selling an underlying asset. Changes in laws or regulations may make the use of derivatives more costly, may limit the availability of derivatives, or may otherwise adversely affect the use, value or performance of derivatives.

Emerging Markets Risk. Emerging market securities typically present even greater exposure to the risks described under "Foreign Investment Risk" and may be particularly sensitive to global economic conditions. For example, emerging market countries are typically more dependent on exports and are therefore more vulnerable to recessions in other countries. Emerging markets tend to have less developed legal and financial systems and a smaller market capitalization than markets in developed countries. Some emerging markets are subject to greater political instability. Additionally, emerging markets may have more volatile currencies and be more sensitive than developed markets to a variety of economic factors, including inflation. Emerging market securities are also typically less liquid than securities of developed countries and could be difficult to sell, particularly during a market downturn.

Focused Investment Risk. Funds with investments that are focused in particular countries, regions, sectors, industries or issuers that are subject to the same or similar risk factors, and funds with investments whose prices are closely correlated, are subject to greater overall risk than funds with investments that are more diversified or whose prices are not as closely correlated.

A Fund that invests in the securities of a small number of issuers has greater exposure to adverse developments affecting those issuers and to a decline in the market price of those issuers' securities than a Fund investing in the securities of a larger number of issuers. Securities, sectors or companies that share common characteristics are often subject to similar business risks and regulatory burdens and often react similarly to specific economic, market, political or other developments.

Similarly, a Fund that has a significant portion of its assets in investments tied economically (or related) to a particular geographic region, country (e.g., Taiwan or Japan), or market (e.g., emerging markets), or to sectors within a region, country, or market (e.g. Russian oil) has more exposure to regional and country economic risks than a fund making investments throughout the world. The political and economic prospects of one country or group of countries within the same geographic region may affect other countries in that region, and a recession, debt crisis, or decline in the value of the currency of one country can spread to other countries. Furthermore, companies in a particular geographic region or country are vulnerable to events affecting other companies in that region or country because they often share common characteristics, are exposed to similar business risks and regulatory burdens, and react similarly to specific economic, market, political or other developments.

To the extent an underlying fund concentrates its investments in the natural resources sector, it is particularly exposed to adverse developments, including adverse price movements, affecting issuers in the natural resources sector and is subject to greater risks than a fund that invests in a wider range of industries. In addition, the market prices of securities of companies in the natural resources sector are often more volatile (particularly in the short term) than those of securities of companies in other industries. Some of the commodities used as raw materials or produced by these companies are subject to broad price fluctuations as a result of industry-wide supply and demand factors. Companies in the natural resources sector often have limited pricing power over the supplies they purchase and the products they sell, which can affect their profitability, and are often capital-intensive and use significant amounts of leverage. Projects in the natural resources sector may take extended periods of time to complete, and companies cannot ensure that the market will be favorable at the time the project begins production. Companies in the natural resources sector also may be subject to special risks associated with natural or man-made disasters. In addition, companies in the natural resources sector can be especially affected by political and economic developments, government regulations including changes in tax law or interpretations of law, energy conservation, and the success of exploration projects. Specifically, companies in the natural resources sector can be significantly affected by import controls, worldwide competition and cartels, and changes in consumer sentiment and spending and can be subject to liability for, among other things, environmental damage, depletion of resources, and mandated expenditures for safety and pollution control. An underlying fund's concentration in the securities of natural resource companies exposes it to the price movements of natural resources to a greater extent than if it were more broadly diversified. An underlying fund that invests primarily in the natural resources sector runs the risk of performing poorly during an economic downturn or a decline in demand for natural resources.

To the extent an underlying fund concentrates its investments in securities of companies involved in climate change-related industries, it will be more susceptible to events or factors affecting these companies, and the market prices of its portfolio securities may be more volatile than those of mutual funds that are more diversified. An underlying fund may be particularly exposed to such factors as changes in global and regional climates, environmental protection regulatory actions, changes in government standards and subsidy levels, changes in taxation and other domestic and international political, regulatory and economic developments (such as potential cut-backs on funding for the Environmental Protection Agency and other policies and actions by the Trump administration). Companies involved in alternative fuels also may be adversely affected by the increased use of, or decreases in prices for, oil or other fossil fuels. In addition, scientific developments, such as breakthroughs in the remediation of global warming or changes in governmental policies relating to the effects of pollution may affect investments in pollution control, which could in turn affect these companies. Such companies also may be significantly affected by the level or pace of technological change in industries focusing on energy, pollution control and mitigation of global warming. Because society's focus on climate change issues is relatively new, the emphasis and direction of governmental policies is subject to significant change, and rapid technological change could render even new approaches and products obsolete. Some companies involved in climate change-related industries are in the early stages of operation and have limited operating histories and smaller market capitalizations on average than companies in other sectors. As a result of these and other factors, the market prices of securities of companies involved in climate change-related industries tend to be considerably more volatile than those of companies in more established sectors and industries.

Foreign Currency Contracts Risk. A Fund that enters into forwards or other foreign currency contracts, which are a type of derivative, is subject to the risk that the portfolio manager may be incorrect in his or her judgment of future exchange rate changes. The Fund's gains from positions in foreign currency contracts may accelerate and/or lead to recharacterization of the Fund's income or gains and its distributions to shareholders. The Fund's losses from such positions may also lead to recharacterization of the Fund's income and its distributions to shareholders and may cause a return of capital to Fund shareholders.

Foreign Investment Risk. Foreign investments may be subject to lower liquidity, greater price volatility and risks related to adverse political, regulatory, market or economic developments. Foreign companies may be subject to significantly higher levels of taxation than U.S. companies, including potentially confiscatory levels of taxation, thereby reducing the earnings potential of such foreign companies. Foreign investments may involve exposure to changes in foreign currency exchange rates. Such changes may reduce the U.S. dollar value of the investments. Foreign investments may be subject to additional risks such as potentially higher withholding and other taxes, and may also be subject to greater trade settlement, custodial, and other operational risks than domestic investments. Certain foreign markets may also be characterized by less stringent investor protection and disclosure standards.

Futures Contracts Risk. The risk of loss to a Fund resulting from its use of futures contracts is potentially unlimited. Futures markets are highly volatile and the use of futures contracts may increase the volatility of the Fund's net asset value. A Fund's ability to establish and close out positions in futures contracts is subject to the development and maintenance of a liquid secondary market. A liquid secondary market may not exist for any particular futures contract at any particular time and a Fund might be unable to effect closing transactions to terminate its exposure to the contract. In using futures contracts, a Fund is reliant on GMO's ability to predict market and price movements correctly. The skills needed to use futures contracts successfully are different from those needed for traditional portfolio management. If a Fund uses futures contracts for hedging purposes, it runs the risk of imperfect correlation between changes in the prices of the contracts and changes in the securities, index, or other asset underlying the contracts or movements in the prices of the Fund's investments that are the subject of the hedge.

A Fund typically will be required to post margin with its futures commission merchant in connection with its transactions in futures contracts. If the Fund has insufficient cash to meet margin requirements, the Fund may need to sell other investments at disadvantageous times. A Fund may be delayed or prevented from recovering margin or other amounts deposited with a futures commission merchant or futures clearinghouse. For example, in the event of an insolvency of the futures commission merchant, a Fund may not be able to recover all (or any) of the margin it has posted with the futures commission merchant or realize the value of any increase in the price of its positions.

The Commodity Futures Trading Commission (the "CFTC") and the various exchanges have established limits referred to as "speculative position limits" on the maximum net long or net short positions that any person and certain affiliated entities may hold or control in a particular futures contract. In addition, an exchange may impose trading limits on the number of contracts that any person may trade on a particular day. An exchange may order the liquidation of positions found to be in violation of these limits, and it may impose sanctions or restrictions. In addition, the Dodd-Frank Wall Street Reform and Consumer Protection Act requires the CFTC to establish speculative position limits on listed futures and economically equivalent over-the-counter ("OTC") derivatives, which may adversely affect the market liquidity of the futures contracts, options, and economically equivalent derivatives in which a Fund invests. As a result of such limits, positions held by other GMO clients or by GMO or its affiliates may prevent GMO from taking positions on behalf of a Fund in a particular futures contract or OTC derivative.

Futures contracts traded on markets outside the United States generally are not subject to regulation by the CFTC or other U.S. regulators. U.S. regulators neither regulate the activities of a foreign exchange, nor have the power to compel enforcement of the rules of the foreign exchange or the laws of the country in which the exchange is located. Margin and other payments made by a Fund in foreign countries may not have the same protections as payments in the United States. In addition, foreign futures contracts may be less liquid and more volatile than U.S. contracts.

High Yield Securities Risk. High yield securities and unrated securities of similar credit quality (commonly known as "junk bonds") have a much greater risk of default (or in the case of bonds currently in default, of not returning principal) and their values tend to be more volatile than higher-rated securities with similar maturities. Additionally, these securities tend to be less liquid and more difficult to value than higher-rated securities.

Illiquidity Risk. Illiquidity risk is the risk that low trading volume, lack of a market maker, large position size, or legal restrictions (including daily price fluctuation limits or "circuit breakers") limits, delays or prevents the Fund from selling particular securities or closing derivative positions at desirable prices. In addition to these risks, the Fund is exposed to illiquidity risk when it has an obligation to purchase particular securities (e.g., as a result of entering into reverse repurchase agreements, writing a put, or closing a short position). To the extent a Fund's investments include asset-backed securities, distressed, defaulted or other low quality debt securities, emerging country debt securities, securities of companies with smaller market capitalizations or smaller total float-adjusted market capitalizations, or emerging market securities, it is subject to increased illiquidity risk. These types of investments can be difficult to value, exposing a Fund to the risk that the price at which it sells them will be less than the price at which they were valued when held by the Fund. Illiquidity risk also may be greater in times of financial stress. For example, TIPS have experienced periods of greatly reduced liquidity during disruptions in fixed income markets, such as the events surrounding the bankruptcy of Lehman Brothers in 2008. Less liquid securities are more susceptible than other securities to price declines when market prices decline generally. An underlying GMO fund with a benchmark may buy securities that are less liquid than those in its benchmark. The degree to which a Fund's securities are illiquid may affect the likelihood of its paying redemption proceeds in-kind.

In recent years, the credit markets have experienced periods characterized by a significant lack of liquidity, and they may experience similar periods in the future. A lack of liquidity could require a Fund to sell securities to satisfy collateral posting requirements and meet redemptions, which could, in turn, create downward price pressure on the securities being sold.

An underlying GMO fund's ability to use options as part of its investment program depends on the liquidity of the options market. That market may not be liquid when an underlying GMO fund seeks to close out an option position, and the hours of trading for options on an exchange may not conform to the hours during which the underlying securities are traded. To the extent that the options markets close before the markets for the underlying securities, significant price and rate movements can take place in the markets for those securities that are not immediately reflected in the options markets. If an underlying GMO Fund receives a redemption request and is unable to close out an option it has sold, the underlying GMO fund may temporarily be leveraged in relation to its assets.

Interest Rate Risk. When interest rates rise, the value of debt securities tends to fall. The longer the terms of the debt securities held by a Fund, the more the Fund is subject to this risk. If interest rates decline, interest that the Fund is able to earn on its investments in debt securities may also decline, which could cause the Fund to reduce the dividends it pays to shareholders, but the value of those securities may increase. Some debt securities give the issuers the option to call, redeem or prepay the securities before their maturity dates. If an issuer calls, redeems or prepays a debt security during a time of declining interest rates, the Fund might have to reinvest the proceeds in a security offering a lower yield, and therefore might not benefit from any increase in value as a result of declining interest rates. Changes in market conditions and government policies may lead to periods of heightened volatility in the debt securities market, reduced liquidity for certain Fund investments and an increase in Fund redemptions. Interest rate changes and their impact on the Fund and its share price can be sudden and unpredictable.

Growth/Value Investing Risk. Securities that exhibit certain characteristics, such as growth characteristics or value characteristics, tend to perform differently and shift into and out of favor with investors depending on changes in market and economic sentiment and conditions. As a result, a Fund's performance may at times be worse than the performance of other mutual funds that invest more broadly or in securities that exhibit different characteristics.

Large Shareholder Risk. To the extent a large number of shares of a Fund is held by a single shareholder (e.g., an institutional investor or another GMO Fund) or a group of shareholders with a common investment strategy (e.g., GMO asset allocation accounts), the Fund is subject to the risk that a redemption by those shareholders of all or a large portion of their Fund shares will adversely affect the Fund's performance by forcing the Fund to sell portfolio securities, potentially at disadvantageous prices, to raise the cash needed to satisfy the redemption request. In addition, the Funds and other accounts over which GMO has investment discretion that invest in the Funds are not limited in how often they may sell Fund shares. GMO Asset Allocation Funds and separate accounts managed by GMO for its clients hold substantial percentages of the outstanding shares of many underlying funds, and asset allocation decisions by GMO may result in substantial redemptions from (or investments in) those underlying funds. These transactions may adversely affect the Fund's performance to the extent that the Fund is required to sell investments when it would not otherwise do so. Redemptions of a large number of shares also may increase transaction costs or, by necessitating a sale of portfolio securities, have adverse tax consequences for Fund shareholders. Further, from time to time a Fund may trade in anticipation of a purchase or redemption order that is not ultimately received or differs in size from the actual order, leading to temporary underexposure or overexposure to the Fund's intended investment program. Additionally, redemptions and purchases of shares by a large shareholder or group of shareholders potentially limit the use of any capital loss carryforwards to offset future realized capital gains (if any) and other losses that would otherwise reduce distributable net investment income. In addition, large shareholders may limit or prevent a Fund's use of equalization for U.S. federal tax purposes. To the extent a Fund invests in other GMO Funds subject to Large Shareholder Risk, the Fund is indirectly subject to this risk.

Management Risk. Investment decisions, techniques, analyses or models implemented by a Fund's manager or sub-adviser in seeking to achieve the Fund's investment objective may not produce the returns expected, may cause the Fund's shares to lose value or may cause the Fund to underperform other funds with similar investment objectives.

Market Risk. The values of, and/or the income generated by, securities held by a Fund may decline due to general market conditions or other factors, including those directly involving the issuers of such securities. Security markets are volatile and may decline significantly in response to adverse issuer, regulatory, political, or economic developments. Different sectors of the market and different security types may react differently to such developments.

Market Disruption and Geopolitical Risk. The Fund is subject to the risk that geopolitical and other events (e.g., wars and terrorism) will disrupt securities markets and adversely affect global economies and markets, thereby decreasing the value of the Fund's investments. Sudden or significant changes in the supply or prices of commodities or other economic inputs (e.g., the marked decline in oil prices that began in late 2014) may have material and unexpected effects on both global securities markets and individual countries, regions, sectors, companies, or industries, which could significantly reduce the value of a Fund's investments. Terrorism in the United States and around the world has increased geopolitical risk. The terrorist attacks on September 11, 2001 resulted in the closure of some U.S. securities markets for four days, and similar attacks are possible in the future. Securities markets may be susceptible to market manipulation or other fraudulent trading practices, which could disrupt their orderly functioning or reduce the prices of securities traded on them, including securities held by the Fund. Fraud and other deceptive practices committed by a company whose securities are held by the Fund undermine GMO's due diligence efforts and, when discovered, will likely cause a steep decline in the market price of those securities and thus negatively affect the value of the Fund's investments. In addition, when discovered, financial fraud may contribute to overall market volatility, which can negatively affect a Fund's investment program, as well as the rates or indices underlying the Fund's investments. While the U.S. government has always honored its credit obligations, a default by the U.S. government (as has been threatened in recent years) would be highly disruptive to the U.S. and global securities markets and could significantly reduce the value of the Fund's investments. Similarly, political events within the United States at times have resulted, and may in the future result, in a shutdown of government services, which could adversely affect the U.S. economy, decrease the value of many Fund investments, and increase uncertainty in or impair the operation of the U.S. or other securities markets. Uncertainty surrounding the sovereign debt of several European Union countries, as well as the continued existence of the European Union itself, has disrupted and may continue to disrupt markets in the United States and around the world. If a country changes its currency or if the European Union dissolves, the world's securities markets likely will be significantly disrupted. In June 2016, the United Kingdom approved a referendum to leave the European Union (commonly known as "Brexit"). A significant degree of uncertainty exists about the time frame for Brexit and whether it will have a negative impact on the United Kingdom, the European Union and/or the broader global economy.

War, terrorism, economic uncertainty, and related geopolitical events have led, and in the future may lead, to increased short-term market volatility and may have adverse long-term effects on U.S. and world economies and markets generally. Likewise, natural and environmental disasters, such as the earthquake and tsunami in Japan in early 2011, and systemic market dislocations of the kind surrounding the insolvency of Lehman Brothers in 2008, if repeated, would be highly disruptive to economies and markets, adversely affecting individual companies and industries, securities markets, interest rates, credit ratings, inflation, investor sentiment and other factors affecting the value of the Fund's investments. During such market disruptions, the Fund's exposure to the risks described elsewhere in this section will likely increase. Market disruptions, including sudden government interventions, can also prevent the Fund from implementing its investment programs and achieving its investment objectives. For example, a market disruption may adversely affect the orderly functioning of the securities markets and may cause the Fund's derivatives counterparties to discontinue offering derivatives on some underlying commodities, securities, reference rates or indices, or to offer them on a more limited basis. To the extent that the Fund has focused its investments in the stock index of a particular region, adverse geopolitical and other events in that region could have a disproportionate impact on the Fund.

Mortgage- and Asset-Backed Securities Risk. Mortgage- and asset-backed securities are subject to risk of default on the underlying mortgages or assets, particularly during periods of economic downturn. Defaults on the underlying mortgages or assets may cause such securities to decline in value and become less liquid. Rising interest rates tend to extend the duration of these securities, making them more sensitive to changes in interest rates than instruments with fixed payment schedules. As a result, in a period of rising interest rates, these securities may exhibit additional volatility. When interest rates decline or are low, borrowers may pay off their mortgage or other debts sooner than expected, which can reduce the returns of a Fund. Funds that may enter into mortgage dollar roll transactions are subject to the risk that the market value of the securities that are required to be repurchased in the future may decline below the agreed upon repurchase price. They also involve the risk that the party to whom the securities are sold may become insolvent, limiting a Fund's ability to repurchase securities at the agreed upon price.

Options Risk. A Fund that purchases options, which are a type of derivative, is subject to the risk that gains, if any, realized on the position, will be less than the amount paid as premiums to the writer of the option. A Fund that writes options receives a premium that may be small relative to the loss realized in the event of adverse changes in the value of the underlying instruments. A Fund that writes covered call options gives up the opportunity to profit from any price increase in the underlying security above the option exercise price while the option is in effect. Options may be more volatile than the underlying instruments. In addition, there may at times be an imperfect correlation between the movement in values of options and their underlying securities and there may at times not be a liquid secondary market for certain options.

Short Sales Risk. Short selling is generally considered speculative, has the potential for unlimited loss and may involve leverage, which can magnify a Fund's exposure to assets that decline in value and increase the volatility of the Fund's net asset value. If the price of a security which the Fund has sold short increases between the time of the short sale and when the position is closed out, the Fund will incur a loss equal to the increase in price from the time of the short sale plus any related interest payments, dividends, transaction or other costs. There can be no assurance that the Fund will be able to close out a short position at any particular time or at an acceptable price. Purchasing a security to cover a short position can itself cause the price of the security to rise, potentially exacerbating a loss or reducing a gain. In addition, the Fund is subject to the risk that the lender of a security will terminate the loan at a time when the Fund is unable to borrow the same instrument from another lender. A Fund that uses short sales is subject to the risk that its prime broker will be unwilling or unable to perform its contractual obligations. Regulatory restrictions limit the extent to which the Fund may engage in short sales.

Smaller Company Securities Risk. Securities of companies with smaller market capitalizations tend to be more volatile and less liquid than those of larger companies. Smaller companies may have no or relatively short operating histories, limited financial resources or may be newly public companies. Some of these companies have aggressive capital structures, including high debt levels, or are involved in rapidly growing or changing industries and/or new technologies.

Underlying Funds Risk. The risks associated with a Fund include the risks related to each underlying fund in which the Fund invests. To the extent that an underlying fund actively trades its securities, the Fund will experience the consequences of a higher-than-average portfolio turnover rate, such as increased trading expenses and higher short-term capital gains. Investments in the Fund result in your incurring higher expenses than if you were to invest directly in the underlying funds in which the Fund invests.

Temporary defensive positions are positions that are inconsistent with the Trust's or an underlying fund's principal investment strategies and are taken in response to adverse market, economic, political, or other conditions. The Trust normally does not take temporary defensive positions. To the extent the Trust takes temporary defensive positions, the Trust may not achieve its investment objective. As discussed in "Description of Underlying Funds" below, some of the underlying funds may take temporary defensive positions if deemed prudent by GMO.

DISCLOSURE OF PORTFOLIO HOLDINGS

A description of the Trust's policies and procedures with respect to the disclosure of its portfolio holdings is available in the Trust's Statement of Additional Information in the section entitled "Policies and Procedures for Disclosure of Portfolio Holdings."

ITEM 10. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE

MANAGEMENT

The Trustees of the Trust are responsible for generally overseeing the conduct of the Trust's business. Subject to such policies as the Trustees may determine, the investment advisor furnishes a continuing investment program for the Trust and makes investment decisions on its behalf.

THE TRUST'S INVESTMENT ADVISOR

GMO is the investment advisor to the Trust. GMO is located at 40 Rowes Wharf, Boston, Massachusetts 02110. GMO is a private company founded in 1977. As of May 31, 2017, GMO managed on a worldwide basis approximately $77.8 billion of assets for investors such as pension plans, endowments, foundations and the funds of the GMO Trust.

As investment advisor, GMO manages the Trust's investments in the underlying funds on a day-to-day basis. GMO also currently serves as the investment advisor to each of the underlying funds and may retain one or more affiliated sub-advisors to provide advisory services to the underlying funds. The Trust does not pay a fee to GMO or any affiliated sub-advisor for their advisory services. However, the Trust bears indirectly the expenses of the underlying funds, including a share of management and other fees paid to GMO and any affiliated sub-advisor.

For a discussion regarding the considerations of the Trust's Board of Trustees in approving the Trust's advisory arrangement, please see the Trust's Annual Report for the fiscal period ended April 30, 2017.

THE TRUST'S PORTFOLIO MANAGER

Day-to-day management of the Trust is the responsibility of GMO's Asset Allocation Team (the "Team"). The Team's members work collaboratively to manage the Trust's portfolio, and no one person is primarily responsible for day-to-day management of the Trust.

Ben Inker, Head of the Team, directly manages, or allocates to members of the team responsibility for portions of the portfolio of the Trust, oversees the implementation of trades, reviews the overall composition of the Trust's portfolio, including compliance with stated investment objectives and strategies, and monitors cash flows.

Mr. Inker has served as a senior member of the Team responsible for coordinating the portfolio management of the Trust since the Trust's inception. Mr. Inker is the Head of the Team. He has been responsible for overseeing the portfolio management of GMO's asset allocation portfolios since 1996.

The Trust's SAI contains other information about how GMO determines the compensation of Mr. Inker, other accounts he manages, and his ownership of Trust shares.

ITEMS 11 and 12. SHAREHOLDER INFORMATION AND DISTRIBUTION ARRANGEMENTS

PRICING FUND SHARES

CALCULATING THE TRUST'S SHARE PRICE

The value of one share of the Trust, also known as the net asset value (NAV), is calculated by adding up the Trust's total assets, subtracting all liabilities, and then dividing the result by the total number of shares outstanding. The Trust's NAV is normally calculated using the value of the Trust's assets as of 4:00 p.m. ET on each day the New York Stock Exchange (NYSE) is open for regular trading. The Trust reserves the right to adjust the time it calculates its NAV if the NYSE closes earlier than 4:00 p.m. ET or under other unusual circumstances.

The price per share that you pay when you purchase shares of the Trust, or the amount per share that you receive when you sell shares of the Trust, is based on the next NAV calculated after the purchase or sale order is received and all required information is provided.

VALUING THE TRUST'S INVESTMENTS

The Trust must determine the value of the securities in its portfolio in order to calculate its NAV. Since the Trust generally invests a substantial portion of its assets in the underlying funds, the value of its portfolio is based on the NAV of the shares of the underlying funds in which it invests. For information regarding the pricing policies of the underlying funds, including the circumstances under which the underlying funds will use fair value pricing and the effects of fair value pricing, please refer to the prospectuses or private placement memoranda of the underlying funds.

The Trust generally values portfolio securities by using current market prices. Money market securities and short-term debt securities that mature in 60 days from acquisition date or less are valued at amortized cost.

The Trust does not anticipate that it will fair value its securities often. However, if the Trust were to hold investments in certain types of government securities and short-term paper as described in the section entitled "PRINCIPAL INVESTMENT STRATEGIES," the following would apply:

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Valuing securities at a "fair value." If a market price for a security is not readily available or is deemed unreliable, the Trust uses a "fair value" for the security as determined under policies established and reviewed periodically by its Board of Trustees. Although intended to approximate the actual value at which securities could be sold in the market, the fair value of one or more of the securities in the Trust's portfolio could be different from the actual value at which those securities could be sold in the market. For example, the Trust will generally value debt securities that mature in more than 60 days from acquisition date for which market prices are unavailable by using matrix pricing or other methods, provided by an independent pricing service or other service, that typically take into consideration such factors as the prices of securities with similar characteristics, such as yields, maturities, liquidity and ratings.

HOW TO BUY AND REDEEM THE TRUST'S SHARES

Wells Fargo Asset Allocation Fund ("Asset Allocation Fund") is currently the Trust's sole shareholder, although one or more additional investors may invest in the Trust in the future. There are no restrictions on trading by Asset Allocation Fund in shares of the Trust. The Trust issues its shares of beneficial interest solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Shareholders pay no sales charges to purchase shares of the Trust. There is no minimum initial and no minimum subsequent investment amount for purchases of shares of the Trust.

Complete the account application and deliver to:

Regular Mail:
 Wells Fargo Funds
 P.O. Box 8266
 Boston, MA 02266-8266

Overnight Only
 Wells Fargo Funds
 c/o Boston Financial Data Services
 30 Dan Road
 Canton, MA 02021-2809

Shares become entitled to income distributions declared on the first business day following receipt by the Trust's transfer agent of payment for the shares. The Trust or your investment dealer must receive your purchase order no later than the close of regular business (normally 4:00 p.m. Eastern time) in order for your purchase to be effected at that day's net asset value. The Trust reserves the right to adjust the closing time to coincide with an earlier closing of the market or due to other unusual circumstances.

All authorized redemption requests made before the Trust's closing time (usually 4:00 p.m. Eastern time on market trading days) will be processed at that day's closing price. Requests made after the Trust's closing time will be processed using the next net asset value calculated.

Deliver redemption requests to:

Regular Mail:
 Wells Fargo Funds
 P.O. Box 8266
 Boston, MA 02266-8266

Overnight Only
 Wells Fargo Funds
 c/o Boston Financial Data Services
 30 Dan Road
 Canton, MA 02021-2809

This private placement memorandum does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

TAXES

The Trust is currently a separate corporation for federal income tax purposes that has elected to be treated and intends to qualify each year as a regulated investment company ("RIC") under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). The Trust might elect in the future to be a disregarded entity for federal and state tax purposes. If such an election is made, the Asset Allocation Fund, rather than the Trust, will be treated as owning the shares of the underlying funds directly for tax purposes and therefore the discussion in this tax section will be applicable to the Asset Allocation Fund and not to the Trust. See the "Special Consideration for Shareholders of Asset Allocation Fund" section in the Statement of Additional Information of the Asset Allocation Fund for further discussion. The Trust would only elect to be a disregarded entity for federal and state tax purposes if, at the time of such election, Asset Allocation Fund were the sole shareholder in the Trust. The balance of this discussion relates to the Trust's current treatment as a RIC, and thus shareholders of Asset Allocation Fund should refer to the prospectus and SAI of Asset Allocation Fund for a summary of the current tax consequences to them of investing in that Fund.

The Trust will distribute two types of taxable income to shareholders:

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Dividends. Generally, a RIC qualifying under Subchapter M of the Code that is a shareholder of the Trust (a "RIC shareholder") will be treated in the same manner as Trust shareholders who are natural persons. The RIC shareholder will have ordinary income from the receipt of dividends from the underlying funds' investment income and short-term capital gains. If the Trust receives dividends from an underlying fund that qualifies as a RIC, and the underlying fund reports such dividends as "qualified dividend income," then the Trust may report a portion of its distributions as "qualified dividend income" as well, provided the Trust meets the holding period and other requirements with respect to shares of the underlying fund. The RIC shareholders then may, in turn, treat a portion of their distributions as "qualified dividend income," provided the RIC shareholders similarly meet the holding period and other requirements with respect to their shares of the Trust. Under the Code, for taxable years beginning before January 1, 2013, "qualified dividend income" is taxed to individuals at rates applicable to long-term capital gains (which have been temporarily reduced in the case of individuals to no higher than 15%).

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Capital Gains. When an underlying fund or the Trust sells a security it owns for a gain, the result is a capital gain. The Trust generally distributes capital gains, if any, at least once a year, near the end of calendar year. Gains on securities held longer than 12 months and capital gain income from the receipt of capital gain dividends from underlying funds are considered long-term capital gains when they are reported as such and distributed to shareholders. For federal income tax purposes, RIC shareholders must include such capital gain dividends when calculating their net long-term capital gains. RIC shareholders can report and distribute such net long-term capital gains as capital gain dividends, taxable to their shareholders at rates applicable to long-term capital gains, which for individuals have been temporarily reduced to no higher than 15% for taxable years beginning before January 1, 2013.

The Trust's investment in underlying funds could affect the amount, timing and/or character of distributions. Because the Trust generally will invest substantially all of its assets in shares of underlying funds, most of which are treated as RICs, its distributable income and gains will normally consist entirely of distributions from underlying funds (or in the case of underlying funds that are partnerships, allocations from the underlying funds without regard to whether the underlying funds have distributed any amounts to the Trust in respect of such income and gains) and gains and losses on the disposition of shares of underlying funds. To the extent that an underlying fund that is a RIC realizes net losses on its investment for a given taxable year, the Trust will not be able to benefit from those losses until (i) the underlying fund realizes gains that can be reduced by those losses or (ii) the Trust recognizes its share of those losses (so as to offset distributions of net income or capital gains from other underlying funds) when it disposes of shares of the underlying fund. Moreover, even when the Trust does make such a disposition, a portion of its loss may be recognized as a long-term capital loss, which will not be treated as favorably for federal income tax purposes as a short-term capital loss or an ordinary deduction. In particular, the Trust will not be able to offset any capital losses from its dispositions of underlying fund shares against its ordinary income (including distributions of any net short-term capital gains realized by an underlying fund).

In addition, in certain circumstances, the "wash sale" rules under Section 1091 of the Code may apply to the Trust's sales of underlying fund shares that have generated losses. A wash sale occurs if shares of an underlying fund are sold by the Trust at a loss and the Trust acquires additional shares of that same underlying fund 30 days before or after the date of the sale. The wash-sale rules generally will defer losses in the Trust's hands on sales of underlying fund shares (to the extent such sales are wash sales) until the replacement shares are ultimately disposed of at a future date. However, under certain circumstances those losses could be deferred for extended (and, in certain cases, potentially indefinite) periods of time (e.g., in the event the subsequent sale of the replacement shares is also a wash sale).

As a result of the foregoing rules, and certain other special rules, the amounts of net investment income and net capital gains that the Trust will be required to distribute to its shareholders may be greater than such amounts would have been had the Trust invested directly in the securities held by the underlying funds, rather than investing in shares of the underlying funds. For similar reasons, the character of distributions from the Trust (e.g., long-term capital gain, eligibility for dividends-received deduction, or as qualified dividend income, etc.) will not necessarily be the same as it would have been had the Trust invested directly in the securities held by the underlying funds.

Gains Shareholders Realize Upon Redemption of Shares
 Because the Trust is currently wholly owned by Asset Allocation Fund and the Trust is not a "publicly offered" RIC as defined in the Code, Asset Allocation Fund's redemption of the Trust's shares generally will cause Asset Allocation Fund to be treated as receiving a dividend, to the extent of the Trust's net earnings and profits, taxable on the full amount of the distribution instead of recovering basis and recognizing a capital gain or loss on Asset Allocation Fund's shares of the Trust (unless Asset Allocation Fund redeems 100% of its shares in the Trust). Such dividend characterization may accelerate the timing and affect the character and amount of distributions to shareholders of Asset Allocation Fund.

Dividend and Capital Gain Reinvestment
 All dividend and capital gain payments received by the Trust from the underlying funds will be reinvested to buy additional shares.
No sales loads, including deferred loads, are applied to purchases of the Trust's shares.

DESCRIPTION OF UNDERLYING FUNDS

The following is a brief summary of each of the underlying funds in which the Trust may directly or indirectly invest. The summaries are based solely on information provided in the prospectus of each underlying fund, as filed with the Securities and Exchange Commission and amended from time to time. These summaries are qualified in their entirety by reference to the prospectus or private and SAI of each underlying fund.

GMO may change the investment policies and/or programs of the underlying funds at any time without notice to shareholders of the Trust. Each of the underlying funds is subject to some or all of the risks detailed at the front of this Private Placement Memorandum under "Principal Risks of Investing in the Trust." For a more detailed explanation of each underlying fund's principal investments, investment methodology and risks, see "Underlying Funds" in the Trust's Statement of Additional Information.

GMO Equity Funds

The GMO Equity Funds normally do not take temporary defensive positions. To the extent a GMO Fund takes a temporary defensive position, or otherwise holds cash, cash equivalents, or high quality debt investments on a temporary basis, the GMO Fund may not achieve its investment objective.

Fund Name and Benchmark	Investment Goal/Strategy
GMO Emerging Countries Fund S&P/IFCI Composite Index

Seeks total return in excess of that of its benchmark. The Fund typically invests directly and indirectly (e.g., through underlying funds or derivatives) in equities of companies tied economically to emerging countries. "Emerging countries" include all countries that are not treated as "developed market countries" in the MSCI World Index or MSCI EAFE Index. The term "equities" refers to direct and indirect investments in common and preferred stocks and other stock-related securities, such as convertible securities, depositary receipts, and equity real estate investment trusts (REITs) and income trusts. Under normal circumstances, the Fund invests directly and indirectly at least 80% of its assets in investments tied economically to emerging countries. In addition to investing in companies tied economically to emerging countries, the Fund may invest in companies that GMO believes are likely to benefit from growth in the emerging markets. GMO expects that the Fund will have a value bias relative to its benchmark. In general, the Fund typically invests in companies with larger market capitalizations than does GMO Emerging Markets Fund. GMO uses proprietary quantitative techniques and fundamental analysis to evaluate and select countries, sectors, and equity investments based on factors including, but not limited to, valuation, quality and macroeconomic factors. In constructing the Fund's portfolio, GMO considers a number of factors, including the trade-off among forecasted returns, risk relative to the benchmark, transaction costs, and liquidity. GMO also adjusts the Fund's portfolio for factors such as position size, market capitalization, and exposure to particular industries, sectors, countries, regions, or currencies. The Fund may invest in securities of companies of any market capitalization. The factors GMO considers and investment methods GMO uses can change over time. As an alternative to investing directly in equities, the Fund may invest in exchange-traded and over-the-counter (OTC) derivatives and exchange-traded funds (ETFs). The Fund also may invest in derivatives and ETFs in an attempt to obtain or adjust elements of its long or short investment exposure, and as a substitute for securities lending. Derivatives used may include options, futures, warrants, swap contracts, and reverse repurchase agreements. The Fund's foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, the Fund may overweight and underweight its positions in particular currencies relative to its benchmark. In addition, the Fund may lend its portfolio securities. The Fund also may invest in GMO U.S. Treasury Fund, in money market funds unaffiliated with GMO, or directly in the types of investments typically held by money market funds.

Fund Name and Benchmark	Investment Goal/Strategy
GMO Emerging Domestic Opportunities Fund MSCI Emerging Markets Index

Seeks total return. The Fund typically invests directly and indirectly (e.g., through underlying funds or derivatives) in equities, and, to a lesser extent, fixed income securities, of companies whose prospects are linked to the internal ("domestic") development and growth of the world's non-developed markets ("emerging markets"), including companies that provide goods and services to emerging market consumers. "Emerging markets" include all markets that are not treated as "developed markets" in the MSCI World Index or MSCI EAFE Index. The term "equities" refers to direct and indirect investments in common and preferred stocks and other stock-related securities, such as convertible securities, depositary receipts, and equity real estate investment trusts (REITs) and income trusts. Under normal circumstances, the Fund invests directly and indirectly at least 80% of its assets in investments related to emerging markets. The Fund's investments are not limited to investments in companies located in any particular country or geographic region, and often include investments in companies located in developed markets (e.g., the United States) that are related to, or whose prospects are linked to, emerging markets. GMO does not manage the Fund to, or control the Fund's risk relative to, any securities index or securities benchmark. GMO primarily uses fundamental analysis to evaluate and select countries, sectors, and companies that it believes are likely to benefit from domestic growth in emerging markets. The process begins with country and sector allocation and then focuses on the selection of individual companies. In evaluating and selecting investments, GMO may consider many factors, including, among others, GMO's assessment of a country's and/or sector's fundamentals or growth prospects as well as a company's positioning relative to its competitors. In constructing the Fund's portfolio, GMO considers a number of factors, including the trade-off among forecasted returns, risk, transaction costs, and liquidity. The factors GMO considers and investment methods GMO uses can change over time. As an alternative to investing directly in equities and fixed income securities, the Fund may invest in exchange-traded and over-the-counter (OTC) derivatives and exchange-traded funds (ETFs). The Fund also may invest in derivatives and ETFs in an attempt to obtain or adjust elements of its long or short investment exposure, and as a substitute for securities lending. Derivatives used include options, futures, warrants, swap contracts, and reverse repurchase agreements. The Fund's foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, the Fund may lend its portfolio securities. The Fund may invest in securities of companies of any market capitalization. The Fund also may invest in securities of any credit quality (including below investment grade securities (commonly referred to as "junk bonds")). The Fund also may invest in GMO U.S. Treasury Fund, in money market funds unaffiliated with GMO, or directly in the types of investments typically held by money market funds.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Emerging Markets Fund S&P/IFCI Composite Index

Seeks total return in excess of that of its benchmark. The Fund typically invests directly and indirectly (e.g., through underlying funds or derivatives) in equities of companies tied economically to emerging markets. "Emerging markets" include all markets that are not treated as "developed markets" in the MSCI World Index or MSCI EAFE Index. The term "equities" refers to direct and indirect investments in common and preferred stocks and other stock-related securities, such as convertible securities, depositary receipts, and equity real estate investment trusts (REITs) and income trusts. Under normal circumstances, the Fund invests directly and indirectly at least 80% of its assets in investments tied economically to emerging markets. In addition to investing in companies tied economically to emerging markets, the Fund may invest in companies that GMO believes are likely to benefit from growth in the emerging markets. GMO expects that the Fund will have a value bias relative to its benchmark. GMO uses proprietary quantitative techniques and fundamental analysis to evaluate and select countries, sectors, and equity investments based on factors including, but not limited to, valuation, quality and macroeconomic factors. In constructing the Fund's portfolio, GMO considers a number of factors, including the trade-off among forecasted returns, risk relative to the benchmark, transaction costs, and liquidity. GMO also adjusts the Fund's portfolio for factors such as position size, market capitalization, and exposure to particular industries, sectors, countries, regions, or currencies. The Fund may invest in securities of companies of any market capitalization. The factors GMO considers and investment methods GMO uses can change over time. As an alternative to investing directly in equities, the Fund may invest in exchange-traded and over-the-counter (OTC) derivatives and exchange-traded funds (ETFs). The Fund also may invest in derivatives and ETFs in an attempt to obtain or adjust elements of its long or short investment exposure, and as a substitute for securities lending. Derivatives used may include options, futures, warrants, swap contracts, and reverse repurchase agreements. The Fund's foreign currency exposure may differ from the currency exposure represented by its equity investments. In addition, the Fund may overweight and underweight its positions in particular currencies relative to its benchmark. In addition, the Fund may lend its portfolio securities. The Fund also may invest in GMO U.S. Treasury Fund, in money market funds unaffiliated with GMO, or directly in the types of investments typically held by money market funds.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Foreign Fund MSCI EAFE Index (Europe, Australasia, and Far East)

Seeks total return in excess of that of its benchmark. The Fund typically invests directly and indirectly in equities of companies tied economically to countries other than the United States. The term "equities" refers to direct and indirect investments in common and preferred stocks and other stock-related securities, such as convertible securities, depositary receipts, and equity real estate investment trusts (REITs) and income trusts. Under normal circumstances, the Fund invests directly and indirectly (e.g., through underlying funds or derivatives) at least 80% of its assets in investments tied economically to countries other than the United States, including both developed and emerging countries. GMO selects investments using value-based fundamental analysis that is informed by a disciplined quantitative screening process. GMO analyzes companies for financial, operational, and managerial strength and compares them to their global, regional, and industry peers. GMO also considers a company's accounting and governance practices. As part of the investment process, GMO frequently meets with management and visits companies. The factors GMO considers and investment methods GMO uses can change over time. In pursuing its investment objective, the Fund may (but is not obligated to) invest in a wide variety of exchange-traded and over-the-counter (OTC) derivatives, including, without limitation, forward currency contracts, futures and options, as well as exchange-traded funds (ETFs). The Fund's foreign currency exposure may differ from the currency exposure of its equity investments. The Fund may invest in securities of companies of any market capitalization and may have significant exposure to securities of issuers with smaller market capitalizations. In addition, the Fund may lend its portfolio securities. The Fund also may invest in GMO U.S. Treasury Fund, in money market funds unaffiliated with GMO, or directly in the types of investments typically held by money market funds.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Foreign Small Companies Fund S&P Developed ex-U.S. Small Cap Index

Seeks total return in excess of that of its benchmark. The Fund typically invests directly and indirectly in equities of companies tied economically to countries other than the United States whose outstanding publicly traded equities are in the lowest 25% of publicly traded market capitalization (float) in a particular country at the time of investment ("small companies"). The term "equities" refers to direct and indirect investments in common and preferred stocks and other stock-related securities, such as convertible securities, depositary receipts, and equity real estate investment trusts (REITs) and income trusts. The market capitalization range of companies whose equities are held by the Fund is generally within the market capitalization range of companies in the Fund's benchmark, which represents the lowest 15% of publicly traded market capitalization (float) of the S&P Broad Market Index in each country. Depending on the country, as of May 31, 2016, the market capitalization of the outstanding common stock and other stock-related securities of the largest company in a particular country included in the S&P Developed ex-U.S. Small Cap Index ranged from approximately $410 million (Argentina) to $14.4 billion (Switzerland) (based on exchange rates as of May 31, 2016). As of May 31, 2016, the publicly traded market capitalization of the largest small company (as defined by the Fund) ranged from approximately $519 million (Egypt) to $17.6 billion (Switzerland) (based on exchange rates as of May 31, 2016). Under normal circumstances, the Fund invests directly and indirectly (e.g., through underlying funds or derivatives) at least 80% of its assets in securities of small companies that are tied economically to countries other than the United States, including both developed and emerging countries. GMO selects investments using value-based fundamental analysis that is informed by a disciplined quantitative screening process. GMO analyzes companies for financial, operational, and managerial strength and compares them to their global, regional, and industry peers. GMO also considers a company's accounting and governance practices. As part of the investment process, GMO frequently meets with management and visits companies. The factors GMO considers and investment methods GMO uses can change over time. In pursuing its investment objective, the Fund may (but is not obligated to) invest in a wide variety of exchange-traded and over-the-counter (OTC) derivatives, including, without limitation, forward currency contracts, futures and options, as well as exchange-traded funds (ETFs). The Fund's foreign currency exposure may differ from the currency exposure of its equity investments. In addition, the Fund may lend its portfolio securities. The Fund also may invest in U.S. Treasury Fund, in money market funds unaffiliated with GMO, or directly in the types of investments typically held by money market funds.

Fund Name and Benchmark	Investment Goals/Strategy
GMO International Equity Fund MSCI EAFE Index

Seeks high total return. GMO seeks to achieve the Fund's investment objective by investing primarily in non-U.S. developed market equities. GMO determines the securities the Fund should buy or sell based on its evaluation of companies' published financial information and corporate behavior (such as profit warnings, share issuance or repurchase, and director dealings in company stock), securities' prices, equity and bond markets, the overall global economy, and governmental policies. In selecting securities for the Fund, GMO uses a combination of investment methods to identify securities GMO believes have positive return potential relative to other securities tied economically to international equity markets. Some of these methods evaluate individual companies or groups of companies based on the ratio of their security price to historical financial information and forecasted financial information, such as book value, cash flow and earnings, and a comparison of these ratios to current and historical industry, market or company averages. Other methods focus on patterns of information, such as price movement or volatility of a security or groups of securities relative to international equity markets. In constructing the Fund's portfolio GMO considers a number of factors, including position size, market capitalization, liquidity, transaction costs and exposure to particular industries, sectors, countries, regions, or currencies. At times, the Fund may have substantial exposure to a single asset class, industry, sector, country, region, or currency. The Fund may invest in securities of companies of any market capitalization. The factors GMO considers and investment methods GMO uses can change over time. Although GMO monitors the Fund's portfolio weightings versus those of the Fund's benchmark, GMO does not manage the Fund to, or control the Fund's risk relative to, any securities index or securities benchmark. As an alternative to investing directly in equities, the Fund may invest in exchange-traded and over-the-counter (OTC) derivatives and exchange-traded funds (ETFs). The Fund also may invest in derivatives and ETFs in an attempt to obtain or adjust elements of its long or short investment exposure, and as a substitute for securities lending. Derivatives used may include futures, options, forward currency contracts, and swap contracts. In addition, the Fund may lend its portfolio securities. Under normal circumstances, the Fund invests directly and indirectly at least 80% of its assets in equities. The term "equities" refers to direct and indirect investments in common and preferred stocks and other stock-related securities, such as convertible securities, depositary receipts, and equity real estate investment trusts (REITs) and income trusts. The Fund also may invest in GMO U.S. Treasury Fund, in money market funds unaffiliated with GMO, or directly in the types of investments typically held by money market funds.

Fund Name and Benchmark	Investment Goals/Strategy
GMO International Large/Mid Cap Equity Fund MSCI EAFE Index

Seeks high total return. GMO seeks to achieve the Fund's investment objective by investing primarily in non-U.S. developed market equities. GMO determines the securities the Fund should buy or sell based on its evaluation of companies' published financial information and corporate behavior (such as profit warnings, share issuance or repurchase, and director dealings in company stock), securities' prices, equity and bond markets, the overall global economy, and governmental policies. In selecting securities for the Fund, GMO uses a combination of investment methods to identify securities GMO believes have positive return potential relative to other securities ties economically to international equity markets. Some of these methods evaluate individual companies or groups of companies based on the ratio of their security price to historical financial information and forecasted financial information, such as book value, cash flow and earnings, and a comparison of these ratios to current and historical industry, market or company averages. Other methods focus on patterns of information, such as price movement or volatility of a security or groups of securities relative to international equity markets. In constructing the Fund's portfolio, GMO considers a number of factors, including position size, market capitalization, liquidity, transaction costs and exposure to particular industries, sectors, countries, regions, or currencies. At times, the Fund may have substantial exposure to a single asset class, industry, sector, country, region, or currency. The factors GMO considers and investment methods GMO uses can change over time. Although GMO monitors the Fund's portfolio weightings versus those of the Fund's benchmark, GMO does not manage the Fund to, or control the Fund's risk relative to, any securities index or securities benchmark. As an alternative to investing directly in equities, the Fund may invest in exchange-traded and over-the-counter (OTC) derivatives and exchange-traded funds (ETFs). The Fund also may invest in derivatives and ETFs in an attempt to obtain or adjust elements of its long or short investment exposure, and as a substitute for securities lending. Derivatives used may include futures, options, forward currency contracts, and swap contracts. In addition, the Fund may lend its portfolio securities. Under normal circumstances, the Fund invests directly and indirectly at least 80% of its assets in equities. In addition, under normal circumstances, the Fund invests directly and indirectly at least 80% of its assets in equities of large- and mid-cap companies. The term "equities" refers to direct and indirect investments in common and preferred stocks and other stock-related securities, such as convertible securities, depositary receipts, and equity real estate investment trusts (REITs) and income trusts. The term "large- and mid-cap companies" means non-U.S. companies that issue stocks included in the MSCI Standard Indices and international stock indices that target approximately 85% of each market's free-float adjusted market capitalization, and companies with similar market capitalizations. The Fund also may invest in GMO U.S. Treasury Fund, in money market funds unaffiliated with GMO, or directly in the types of investments typically held by money market funds.

Fund Name and Benchmark	Investment Goals/Strategy
GMO International Small Companies Fund S&P Developed ex-U.S. Small Cap Index

Seeks total return in excess of that of its benchmark. GMO seeks to achieve the Fund's investment objective by investing primarily in equities of companies tied economically to countries other than the United States whose outstanding publicly traded equities are in the lowest 25% of publicly traded market capitalization (float) in a particular country at the time of investment ("small companies"). GMO determines the securities the Fund should buy or sell based on its evaluation of companies' published financial information and corporate behavior (such as profit warnings, share issuance or repurchase, and director dealings in company stock), securities' prices, equity and bond markets, the overall global economy, and governmental policies. In selecting securities for the Fund, GMO uses a combination of investment methods to identify a portfolio of securities GMO believes will provide a higher return than the S&P Developed ex-U.S. Small Cap Index. Some of these methods evaluate individual companies or groups of companies based on the ratio of their security price to historical financial information and forecasted financial information, such as book value, cash flow and earnings, and a comparison of these ratios to current and historical industry, market or company averages. Other methods focus on patterns of information, such as price movement or volatility of a security or groups of securities relative to international equity markets. In constructing the Fund's portfolio, GMO considers a number of factors, including position size, market capitalization, liquidity, transaction costs and exposure to particular industries, sectors, countries, regions, or currencies. At times, the Fund may have substantial exposure to a single asset class, industry, sector, country, region, or currency. The Fund may invest in securities of companies of any market capitalization. The factors GMO considers and investment methods GMO uses can change over time. As an alternative to investing directly in equities, the Fund may invest in exchange-traded and over-the-counter (OTC) derivatives and exchange-traded funds (ETFs). The Fund also may invest in derivatives and ETFs in an attempt to obtain or adjust elements of its long or short investment exposure, and as a substitute for securities lending. Derivatives used may include futures, options, forward currency contracts, and swap contracts. In addition, the Fund may lend its portfolio securities. Under normal circumstances, the Fund invests directly and indirectly (e.g., through underlying funds or derivatives) at least 80% of its assets in securities of small companies that are tied economically to countries other than the United States, including both developed and emerging countries (emerging countries are generally excluded from the Fund's benchmark). Depending on the country, as of May 31, 2017, the market capitalization of the outstanding publicly traded equities of the largest company in a particular country included in the S&P Developed ex-U.S. Small Cap Index ranged from approximately $767 million (New Zealand) to $15.4 billion (Switzerland) (based on exchange rates as of May 31, 2017). As of May 31, 2017, the market capitalization of the outstanding publicly traded equities of the largest small company (as defined by the Fund) ranged from approximately $498 million (Egypt) to $19.0 billion (Switzerland) (based on exchange rates as of May 31, 2017). The term "equities" refers to direct and indirect investments in common and preferred stocks and other stock-related securities, such as convertible securities, depositary receipts, and equity real estate investment trusts (REITs) and income trusts. The market capitalization range of companies whose equities are held by the Fund is generally within the market capitalization range of companies in the Fund's benchmark, which represents the lowest 15% of publicly traded market capitalization (float) of the S&P Broad Market Index in each country. The Fund also may invest in GMO U.S. Treasury Fund, in money market funds unaffiliated with GMO, or directly in the types of investments typically held by money market funds.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Quality Fund S&P 500 Index

Seeks total return. GMO seeks to achieve the Fund's investment objective by investing primarily in equities of companies that GMO believes to be of high quality. A high quality company is generally one that GMO believes has an established business that will deliver a high level of return on past investments and that will utilize cash flows in the future by making investments with potential for high levels of return on capital or by returning cash to shareholders through dividends, share buybacks, or other mechanisms. In selecting securities for the Fund, GMO uses a combination of investment methods and may consider both quantitative factors, based on profitability, profit stability, leverage, and other publicly available financial information, and fundamental factors, based on an assessment of future profitability, capital allocation, growth opportunities, and sustainability against competitive, environmental and other forces. GMO may also rely on valuation methodologies, such as discounted cash flow analysis, forecasted financial information, and patterns of information, such as price movement or volatility of a security or groups of securities. The Fund is permitted to invest directly and indirectly (e.g., through underlying funds or derivatives) in equities of companies tied economically to any country in the world, including emerging countries. The term "equities" refers to direct and indirect investments in common and preferred stocks and other stock-related securities, such as convertible securities, depositary receipts, and equity real estate investment trusts (REITs) and income trusts. At times, the Fund may have substantial exposure to a single industry, sector, country, region, or currency. The Fund may invest in securities of companies of any market capitalization. The factors GMO considers and investment methods GMO uses can change over time. GMO does not manage the Fund to, or control the Fund's risk relative to, any securities index or securities benchmark. As an alternative to investing directly in equities, the Fund may invest in exchange-traded and over-the-counter (OTC) derivatives, and exchange-traded funds (ETFs). The Fund also may invest in derivatives and ETFs in an attempt to obtain or adjust elements of its long or short investment exposure, and as a substitute for securities lending. Derivatives used may include futures, options, forward currency contracts, and swap contracts. In addition, the Fund may lend its portfolio securities. The Fund also may invest in GMO U.S. Treasury Fund, in money market funds unaffiliated with GMO, or directly in the types of investments typically held by money market funds.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Resources Fund MSCI ACWI Commodity Producers Index

Seeks total return. GMO seeks to achieve the Fund's investment objective by investing primarily in securities of companies in the natural resources sector (as defined below). Given the expected growth and industrialization of emerging countries, GMO believes that global demand for many natural resources will increase, and, given the limited supply of many natural resources, that prices of these natural resources will increase over a long time period. In managing the Fund, GMO seeks to invest in the securities of companies that it believes will benefit from, and avoid companies it believes will be adversely affected by, this expected long-term increase in natural resource prices. GMO determines the securities the Fund should buy or sell based on its evaluation of companies' published financial information and corporate behavior (such as profit warnings, share issuance or repurchase, and director dealings in company stock), securities' prices, commodities' prices, equity and bond markets, the overall global economy, and governmental policies. In selecting securities for the Fund, GMO uses a combination of investment methods to identify securities GMO believes have positive return potential relative to other securities of companies in the natural resources sector. Some of these methods evaluate individual companies or groups of companies based on the ratio of their security price to historical financial information and forecasted financial information, such as book value, cash flow and earnings, and a comparison of these ratios to current and historical industry, market or company averages. Other methods focus on patterns of information, such as price movement or volatility of a security or groups of securities relative to other stocks in the natural resources sector. At times, the Fund may have substantial exposure to a single asset class, industry, sector, country, or region. The Fund may invest in securities of companies of any market capitalization. The Fund also may engage in merger arbitrage transactions. The factors GMO considers and investment methods GMO uses can change over time. GMO does not manage the Fund to, or control the Fund's risk relative to, any securities index or securities benchmark. As an alternative to investing directly in equities, the Fund may invest in exchange-traded and over-the-counter (OTC) derivatives and exchange-traded funds (ETFs). The Fund also may invest in derivatives and ETFs in an attempt to obtain or adjust elements of its long or short investment exposure, and as a substitute for securities lending. Derivatives used may include futures, options, forward currency contracts and swap contracts. In addition, the Fund may lend its portfolio securities. The Fund has a fundamental policy to concentrate its investments in the natural resources sector, and, under normal market conditions, the Fund invests at least 80% of its assets in the securities of companies in that sector. The Fund considers the "natural resources sector" to include companies that own, produce, refine, process, transport, and market natural resources and companies that provide related equipment, infrastructure, and services. The sector includes, for example, the following industries: integrated oil, oil and gas exploration and production, gold and other precious metals, steel and iron ore production, energy services and technology, base metal production, forest products, farming products, paper products, chemicals, building materials, coal, water, alternative energy sources, and environmental services. The Fund is permitted to invest directly and indirectly (e.g., through underlying funds or derivatives) in securities of companies tied economically to any country in the world, including emerging countries. In addition to its investments in companies in the natural resources sector, the Fund also may invest up to 20% of its net assets in securities of any type of company. The Fund also may invest in GMO U.S. Treasury Fund, in money market funds unaffiliated with GMO, or directly in the types of investments typically held by money market funds.

Fund Name and Benchmark	Investment Goals/Strategy
GMO U.S. Equity Allocation Fund S&P 500 Index

Seeks high total return. GMO seeks to achieve the Fund's investment objective by investing primarily in U.S. equity markets. GMO determines the securities the Fund should buy or sell based on its evaluation of companies' published financial information and corporate behavior (such as profit warnings, share issuance or repurchase, and director dealings in company stock), securities' prices, equity and bond markets, the overall global economy and governmental policies. In selecting securities for the Fund, GMO uses a combination of investment methods to identify securities GMO believes have positive return potential relative to other securities tied economically to U.S. equity markets. Some of these methods evaluate individual companies or groups of companies based on the ratio of their security price to historical financial information and forecasted financial information, such as book value, cash flow and earnings, and a comparison of these ratios to current and historical industry, market or company averages. Other methods focus on patterns of information, such as price movement or volatility of a security or groups of securities relative to U.S. equity markets. In constructing the Fund's portfolio, GMO considers a number of factors, including position size, industry and sector exposure, market capitalization, liquidity and transaction costs. At times, the Fund may have substantial exposure to a single industry, sector or market capitalization. The Fund may invest in securities of companies of any market capitalization. The factors GMO considers and investment methods GMO uses can change over time. Although GMO monitors the Fund's portfolio weightings versus those of the Fund's benchmark, GMO does not manage the Fund to, or control the Fund's risk relative to, any securities index or securities benchmark. As an alternative to investing directly in equities, the Fund may invest in exchange-traded and over-the-counter (OTC) derivatives and exchange-traded funds (ETFs). The Fund also may invest in derivatives and ETFs in an attempt to obtain or adjust elements of its long or short investment exposure, and as a substitute for securities lending. Derivatives used may include futures, options, and swap contracts. In addition, the Fund may lend its portfolio securities. Under normal circumstances, the Fund invests directly and indirectly (e.g., through underlying funds or derivatives) at least 80% of its assets in equities tied economically to the United States. The term "equities" refers to direct and indirect investments in common and preferred stocks and other stock-related securities, such as convertible securities, depositary receipts, and equity real estate investment trusts (REITs) and income trusts. The Fund also may invest in GMO U.S. Treasury Fund, in money market funds unaffiliated with GMO, or directly in the types of investments typically held by money market funds.

GMO Fixed Income Funds

If deemed prudent by GMO, the GMO Fixed Income Funds (other than GMO Emerging Country Debt Fund and GMO U.S. Treasury Fund) may take temporary defensive positions. Many of the GMO Fixed Income Funds have previously taken temporary defensive positions. To the extent a GMO fund takes temporary defensive positions or otherwise holds cash, cash equivalents, or high quality debt investments on a temporary basis, the GMO fund may not achieve its investment objective. With respect to the GMO Fixed Income Funds' investments, the term "investment grade" refers to a rating of Baa3/P-2 or better by Moody's Investors Service, Inc. ("Moody's") or BBB-/A-2 or better by S&P Global Ratings ("S&P") and the term "below investment grade" refers to any rating by Moody's or by S&P below those ratings. Fixed income securities rated below investment grade are commonly referred to as high yield or "junk" bonds. In addition, securities and commercial paper that are rated Aa/P-1 or better by Moody's or AA/A-1 or better by S&P are sometimes referred to as "high quality." Securities referred to as investment grade, below investment grade, or high quality, include securities rated by Moody's, S&P, or both, and also unrated securities that GMO determines have comparable credit qualities.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Asset Allocation Bond Fund Citigroup 3-Month Treasury Bill Index

Seeks total return in excess of that of its benchmark. GMO pursues investment strategies for the Fund that are intended to complement the strategies it is pursuing in other funds or accounts managed by GMO. Accordingly, the Fund is not intended to serve as a standalone investment. The Fund invests in a portfolio of fixed income instruments of varying maturities, which may be represented by bonds, forwards or derivatives such as options, futures contracts, or swap agreements. GMO uses a variety of fundamental and quantitative processes to manage the Fund. GMO evaluates the relative attractiveness of particular markets and instruments using various fixed income risk premium measures, which typically include term structure, foreign exchange, volatility, credit, liquidity and other risks. Under normal circumstances, the Fund invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in bonds. The term "bond" includes (i) obligations of an issuer to make payments on future dates of principal, interest (whether fixed or variable) or both and (ii) synthetic debt instruments created by GMO by using derivatives (e.g., a futures contract, swap contract, currency forward, or option). The Fund is permitted to invest in bonds of any kind (e.g., bonds of any maturity, duration, or credit quality). The Fund may invest in any sector of the bond market and is not required to maintain a minimum or maximum allocation of investments in any one sector. The sectors and types of bonds in which the Fund may invest include, but are not limited to: investment grade bonds denominated in various currencies, including bonds issued by the U.S. and non-U.S. governments and their respective agencies or instrumentalities (whether or not guaranteed or insured by those governments), corporations and municipalities (taxable and tax-exempt); below investment grade bonds (commonly referred to as "junk bonds"); inflation-indexed bonds issued by the U.S. government (including Inflation-Protected Securities issued by the U.S. Treasury (TIPS)) and non-U.S. governments and their respective agencies or instrumentalities (whether or not guaranteed or insured by those governments) and inflation-indexed bonds issued by corporations; bonds issued in emerging countries (including sovereign and quasi-sovereign debt and below investment grade bonds); asset-backed securities, including mortgage related and mortgage-backed securities; pooled investment vehicles, including both vehicles managed by GMO and vehicles unaffiliated with GMO; and commodities. From time to time, the Fund may have some direct or indirect exposure to equities. The Fund may invest in securities of companies of any market capitalization. The Fund also may invest in exchange-traded and over-the-counter (OTC) derivatives, including futures contracts, currency options, currency forwards, reverse repurchase agreements, swap contracts (such as credit default swaps, swaps on securities and securities indices, total return swaps, interest rate swaps, currency swaps, cross currency basis swaps, variance swaps, commodity swaps, inflation swaps, municipal swaps, correlation swaps, and other types of swaps), interest rate options, and other types of derivatives. The Fund is not limited in its use of derivatives or in the total notional value of its derivative positions. As a result of its derivative positions, the Fund typically has gross investment exposures in excess of its net assets (i.e., the Fund typically is leveraged) and therefore is subject to heightened risk of loss. The Fund's performance can depend substantially, if not primarily, on the performance of assets or indices underlying its derivatives even though it does not own those assets or indices. The Fund may gain exposure to the investments described above by investing in shares of other GMO Funds, including GMO Opportunistic Income Fund (to provide exposure to credit (particularly, asset-backed) markets) and GMO Emerging Country Debt Fund (to provide exposure to emerging country debt securities). The Fund also may invest in GMO U.S. Treasury Fund, in money market funds unaffiliated with GMO or directly in the types of investments typically held by money market funds. The Fund may invest up to 100% of its assets in below investment grade bonds. GMO does not seek to maintain a specified interest rate duration for the Fund, and the Fund's interest rate duration will change depending on the Fund's investments and GMO's assessment of different sectors of the bond market. The Fund's interest rate duration may be positive or negative. The Fund's performance may differ significantly from that of its benchmark. In seeking to achieve the Fund's investment objective, GMO may invest a significant portion of the Fund's net assets in cash and cash equivalents. GMO would not consider such investments to be temporary defensive positions.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Core Plus Bond Fund Bloomberg Barclays U.S. Aggregate Index

Seeks total return in excess of that of its benchmark. The Fund's investment program has two principal components. One component seeks to replicate the Fund's benchmark. The second component seeks to add value relative to the Fund's benchmark by making investments that often will not track its benchmark. These investments principally include global interest rate and currency derivatives and indirect (through other GMO Funds) and direct credit investments in asset-backed, government and emerging country debt securities, and can cause the Fund's performance to differ significantly from that of its benchmark. In deciding what investments to make in global interest rate and currency markets and the size of those investments, GMO uses a quantitative approach that considers fundamental factors (e.g., inflation and current account positions) as well as price-based factors (e.g., interest and exchange rates). GMO evaluates the relative attractiveness of particular markets and instruments using various fixed income risk premium measures, which typically include term structure, foreign exchange, volatility, credit, liquidity and other risks. GMO also may consider the relative attractiveness of yield curve and duration positions in these markets. In making decisions regarding credit investments, GMO uses fundamental investment techniques to assess the expected performance of each investment relative to the Fund's benchmark. The factors GMO considers and investment methods GMO uses can change over time. In pursuing its investment program, the Fund may make investments in: derivatives and short sales, including without limitation, futures contracts, currency options, interest rate options, currency forwards, reverse repurchase agreements, and swap contracts, such as credit default swaps, swaps on securities and securities indices, total return swaps, interest rate swaps, currency swaps, cross currency basis swaps, variance swaps, commodity swaps, inflation swaps, municipal swaps, correlation swaps, and other types of swaps (to generate a return comparable to the Fund's benchmark and to generate return in global interest rate, currency, and credit markets); bonds denominated in various currencies, including non-U.S. and U.S. government bonds and corporate bonds; shares of GMO Opportunistic Income Fund (to provide exposure to credit (particularly, asset-backed) markets); shares of GMO Emerging Country Debt Fund (to provide exposure to emerging country debt securities) and shares of GMO U.S. Treasury Fund, money market funds unaffiliated with GMO, or directly in the types of investments typically held by money market funds. As a result primarily of its investment in shares of GMO Opportunistic Income Fund and GMO Emerging Country Debt Fund, the Fund has and expects to continue to have material exposure to U.S. asset-backed and emerging country debt securities that are below investment grade (below investment grade debt investments are sometimes referred to as "junk bonds," although this term is not generally used to refer to emerging country debt securities or asset-backed securities). GMO normally seeks to maintain the Fund's estimated interest rate duration within 2 years of the benchmark's duration (approximately 5.95 years as of 5/31/17). Under normal circumstances, the Fund invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in bonds. The term "bond" includes (i) obligations of an issuer to make payments on future dates of principal, interest (whether fixed or variable) or both and (ii) synthetic debt instruments created by GMO by using derivatives (e.g., a futures contract, swap contract, currency forward, or option). From time to time, the Fund may have some direct or indirect exposure to equities. The Fund may invest in securities of companies of any market capitalization. The Fund is not limited in its use of derivatives or in the total notional value of its derivative positions. As a result of its derivative positions, the Fund typically has gross investment exposures in excess of its net assets (i.e., the Fund typically is leveraged) and therefore is subject to heightened risk of loss. The Fund's performance can depend substantially, if not primarily, on the performance of assets or indices underlying its derivatives even though it does not own those assets or indices.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Currency Hedged International Bond Fund J.P. Morgan GBI Global ex Japan ex U.S. (Hedged)

Seeks total return in excess of that of its benchmark. The Fund's investment program has two principal components. One component seeks to replicate the Fund's benchmark. The second component seeks to add value relative to the Fund's benchmark by making investments that often will not track its benchmark. These investments principally include global interest rate and currency derivatives and indirect (through other GMO Funds) and direct credit investments in asset-backed, government and emerging country debt securities, and can cause the Fund's performance to differ significantly from that of its benchmark. The Fund typically has substantial direct and indirect investment exposure to the countries (e.g., United Kingdom) and regions (e.g., Eurozone) that represent a significant portion of the Fund's benchmark. In deciding what investments to make in global interest rate and currency markets and the size of those investments, GMO uses a quantitative approach that considers fundamental factors (e.g., inflation and current account positions) as well as price-based factors (e.g., interest and exchange rates). GMO evaluates the relative attractiveness of particular markets and instruments using various fixed income risk premium measures, which typically include term structure, foreign exchange, volatility, credit, liquidity and other risks. GMO also may consider the relative attractiveness of yield curve and duration positions in these markets. In making decisions regarding credit investments, GMO uses fundamental investment techniques to assess the expected performance of each investment relative to the Fund's benchmark. The factors GMO considers and investment methods GMO uses can change over time. In pursuing its investment program, the Fund may make investments in: derivatives, including without limitation, futures contracts, currency options, interest rate options, currency forwards, reverse repurchase agreements, and swap contracts, such as credit default swaps, swaps on securities and securities indices, total return swaps, interest rate swaps, currency swaps, cross currency basis swaps, variance swaps, commodity swaps, inflation swaps, municipal swaps, correlation swaps, and other types of swaps (to generate a return comparable to the Fund's benchmark and to generate return in global interest rate, currency, and credit markets); bonds denominated in various currencies, including non-U.S. and U.S. government bonds and corporate bonds; shares of GMO Opportunistic Income Fund (to provide exposure to credit (particularly, asset-backed) markets); shares of GMO Emerging Country Debt Fund (to provide exposure to emerging country debt securities); and shares of GMO U.S. Treasury Fund, money market funds unaffiliated with GMO, or directly in the types of investments typically-held by money market funds. The Fund generally attempts to hedge at least 75% of its net foreign currency exposure into U.S. dollars. As a result primarily of its investment in shares of GMO Opportunistic Income Fund, and GMO Emerging Country Debt Fund, the Fund has and expects to continue to have material exposure to U.S. asset-backed and emerging country debt securities that are below investment grade (below investment grade debt investments are sometimes referred to as "junk bonds," although this term is not generally used to refer to emerging country debt securities or asset-backed securities). GMO normally seeks to maintain the Fund's estimated interest rate duration within 2 years of the benchmark's duration (approximately 8.22 years as of 5/31/17). Under normal circumstances, the Fund invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in bonds. The term "bond" includes (i) obligations of an issuer to make payments on future dates of principal, interest (whether fixed or variable) or both and (ii) synthetic debt instruments created by GMO by using derivatives (e.g., a futures contract, swap contract, currency forward, or option). From time to time, the Fund may have some direct or indirect exposure to equities. The Fund may invest in securities of companies of any market capitalization. The Fund is not limited in its use of derivatives or in the total notional value of its derivative positions. As a result of its derivative positions, the Fund typically has gross investment exposures in excess of its net assets (i.e., the Fund typically is leveraged) and therefore is subject to heightened risk of loss. The Fund's performance can depend substantially, if not primarily, on the performance of assets or indices underlying its derivatives even though it does not own those assets or indices.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Emerging Country Debt Fund J.P. Morgan EMBI Global

Seeks total return in excess of that of its benchmark. The Fund invests primarily in debt of emerging market sovereign or quasi-sovereign issuers that usually is denominated in U.S. dollars, Euros, Japanese yen, Swiss francs or British pounds sterling. "Sovereign" refers to a government and "quasi-sovereign" refers to a governmental agency, political subdivision or other instrumentality or issuer that is majority owned, directly or indirectly, or whose obligations are guaranteed, by a government. Under normal circumstances, the Fund invests directly and indirectly (e.g., through other GMO Funds or derivatives) at least 80% of its assets in debt investments tied economically to emerging countries. In general, the Fund considers "emerging countries" to be countries that are included in the Fund's benchmark or that have similar national domestic products or default histories to those of countries included in the Fund's benchmark. The Fund typically gains its investment exposure by purchasing debt investments or by using derivatives, typically credit default swaps. The Fund may invest in debt instruments of all credit qualities, including securities that are in default, and may invest in corporate bonds. (The debt instruments in which the Fund invests may include below investment grade debt investments, which are sometimes referred to as "junk bonds," although this term is not generally used to refer to emerging country debt securities.) Generally, at least 75% of the Fund's assets are denominated in, or hedged into, U.S. dollars. The Fund's performance is likely to be more volatile than that of its benchmark. When constructing the portfolio, GMO considers risk at both the portfolio and individual security level and generally takes into account, among other factors, interest rate duration, credit spread duration, liquidity, transaction costs and default duration as well as the idiosyncratic risk of each instrument. When making investment decisions, GMO emphasizes its assessment of the risk-reward characteristics of the individual instruments in a given country over its outlook for that particular country. GMO uses fundamental analytical techniques as the basis for its analysis with respect to both individual instrument selection and country outlook. The factors GMO considers and investment methods GMO uses can change over time. In pursuing its investment objective, the Fund typically invests in over-the-counter (OTC) derivatives, including options, swap contracts (in addition to credit default swaps), currency forwards (including currency forwards on currencies of developed markets), and reverse repurchase agreements. The Fund is not limited in its use of derivatives or in the total notional value of its derivative positions. As a result of its derivative positions, the Fund typically has gross investment exposures in excess of its net assets (i.e., the Fund typically is leveraged) and therefore is subject to heightened risk of loss. The Fund's performance can depend substantially, if not primarily, on the performance of assets or indices underlying its derivatives even though it does not own those assets or indices. The Fund also may invest in GMO U.S. Treasury Fund, in money market funds unaffiliated with GMO, or directly in the types of investments typically held by money market funds. GMO normally seeks to maintain an interest rate duration for the Fund that is similar to that of its benchmark (approximately 6.83 years as of 5/31/17).

Fund Name and Benchmark	Investment Goals/Strategy
GMO Opportunistic Income Fund (formerly known as GMO Debt Opportunities Fund) Barclays U.S. Securitized Index

Seeks capital appreciation and current income. The Fund invests primarily in securitized credit securities. Securitized credit securities include, but are not limited to, commercial and residential (agency and non-agency) mortgage-backed securities, collateralized loan obligations, and securities backed by pools of receivables in various industries, such as student loans, automobiles, and others. These securities may be fixed rate or adjustable rate securities. Agency mortgage-backed securities are issued or guaranteed by the U.S. government, its agencies or instrumentalities, which include mortgage pass-through securities representing interests in pools of mortgage loans issued or guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association, or the Federal Home Loan Mortgage Corporation. The Fund also may invest in other fixed-income instruments, which include bonds, debt instruments and other similar instruments issued by various U.S. and non-U.S. public or private sector entities. The Fund also may invest in the following: interest-only, principal-only, or inverse floating rate debt; mortgage dollar rolls; securities on a when-issued, delayed delivery or forward commitment basis through the "to-be-announced" market; mortgage loans; securities of any maturity or duration with fixed, floating, or variable rates; equity real estate investment trusts (REITs); securities of other investment companies (including other GMO Funds) that invest primarily in fixed income securities; corporate debt securities of any quality and maturity, including high-yield securities (also known as "junk bonds"); and securities that are not rated by any rating agencies. The Fund's allocation of its assets into various asset classes within the fixed income market will depend on the views of GMO as to the best value relative to what is currently available in the market. In managing the Fund's portfolio, GMO typically analyzes a variety of factors including, among others, maturity, yield and ratings information, opportunities for price appreciation, collateral quality, credit support, structure and market conditions. GMO may cause the Fund to sell investments if it determines that any of these factors have changed materially from its initial analysis or that other factors indicate that an investment is no longer earning a return commensurate with its risk. GMO attempts to diversify risks that arise from position sizes, geography, ratings, duration, deal structure and collateral values, and seeks to limit risk of principal loss by causing the Fund to invest in securities or other instruments that it considers undervalued. GMO does not manage the Fund to, or control the Fund's risk relative to, any securities index or securities benchmark. From time to time, the Fund may have some direct or indirect exposure to equities. The Fund may invest in securities of companies of any market capitalization, as well as in securities of any maturity, duration, or credit quality. The Fund also may invest in exchange-traded and over-the-counter (OTC) derivatives, including swap contracts (such as credit default swaps, swaps on securities and securities indices, total return swaps and interest rate swaps), reverse repurchase agreements, and repurchase agreements. The Fund is not limited in its use of derivatives or in the total notional value of its derivative positions. As a result of its derivative positions, the Fund may have investment exposures in excess of its net assets (i.e., the Fund may be leveraged) and therefore be subject to heightened risk of loss. The Fund's performance can depend substantially, if not primarily, on the performance of assets or indices underlying its derivatives even though it does not own those assets or indices. In seeking to achieve the Fund's investment objective, GMO may invest a significant portion of the Fund's net assets in cash and cash equivalents. GMO would not consider such investments to be temporary defensive positions. The Fund also may invest in U.S. Treasury Fund, in money market funds unaffiliated with GMO, or directly in the types of investments typically held by money market funds. The Fund may, but is not required to, hedge part or all of its net foreign currency exposure into U.S. dollars.

Fund Name and Benchmark	Investment Goals/Strategy
GMO U.S. Treasury Fund Citigroup 3-Month Treasury Bill Index

Seeks liquidity and safety of principal with current income as a secondary objective. Under normal circumstances, the Fund invests at least 80% of its assets in Direct U.S. Treasury Obligations and repurchase agreements collateralized by these Obligations. "Direct U.S. Treasury Obligations" include U.S. Treasury bills, bonds and notes and other securities issued by the U.S. Treasury, as well as Separately Traded Registered Interest and Principal Securities (STRIPS) and other zero-coupon securities. GMO normally seeks to maintain an interest rate duration of one year or less for the Fund's portfolio. The Fund also may enter into repurchase agreements, under which the Fund purchases a security backed by the full faith and credit of the U.S. government from a seller who simultaneously commits to repurchase, on an agreed upon date in the future, the security from the Fund at the original purchase price plus an agreed upon amount representing the original purchase price plus interest. The counterparties in repurchase agreements are typically brokers and banks, and the safety of the arrangement depends on, among other things, the Fund's having an interest in the security that it can realize in the event of the insolvency of the counterparty. In addition to Direct U.S. Treasury Obligations, the Fund may invest in other fixed income securities that are backed by the full faith and credit of the U.S. government. The Fund also may invest in agency and supra sovereign securities, such as those issued by the Federal Home Loan Bank and the World Bank, and in money market funds unaffiliated with GMO. The Fund is not a money market fund and is not subject to the duration, quality, diversification and other requirements applicable to money market funds. In selecting U.S. Treasury securities for the Fund's portfolio, GMO focuses primarily on the relative attractiveness of different obligations (such as bonds, notes or bills), which can vary depending on the general level of interest rates as well as supply and demand imbalances and other market conditions. The factors GMO considers and investment methods GMO uses can change over time.

GMO Alternative Investment Funds

The GMO Alternative Investment Funds normally do not take temporary defensive positions. To the extent a GMO Fund takes a temporary defensive position, or otherwise holds cash, cash equivalents, or high quality debt investments on a temporary basis, the GMO Fund may not achieve its investment objective.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Alpha Only Fund Citigroup 3-Month Treasury Bill Index

Seeks total return greater than that of its benchmark. GMO pursues investment strategies for the Fund that are intended to complement the strategies it is pursuing in other funds or accounts managed by GMO. Accordingly, the Fund is not intended to serve as a standalone investment. The Fund's investment program involves having both long and short investment exposures. GMO seeks to construct a portfolio in which the Fund has long investment exposure to asset classes and sub-asset classes that GMO expects will outperform relative to the asset classes and sub-asset classes to which the Fund has short investment exposure. To gain long investment exposure, the Fund invests directly in securities and may invest in other GMO Funds (collectively, the "underlying GMO Funds"). To gain short investment exposure, the Fund typically invests in over-the-counter (OTC) and exchange-traded derivatives (including futures, swaps and currency forwards) and sells securities short, including short sales of securities the Fund does not own. The Fund is not limited in its use of derivatives or in the total notional value of its derivative positions. As a result of its derivative positions, the Fund typically has gross investment exposures in excess of its net assets (i.e., the Fund typically is leveraged) and therefore is subject to heightened risk of loss. The Fund's performance can depend substantially, if not primarily, on the performance of assets or indices underlying its derivatives even though it does not own those assets or indices. GMO uses its multi-year forecasts of returns among asset classes, together with its assessment of the relative risks of such asset classes, to determine the Fund's long and short positions. An important component of those forecasts is GMO's expectation that valuations ultimately revert to their fundamental fair (or intrinsic) value. GMO changes the Fund's holdings in response to changes in GMO's investment outlook and market valuations and may use redemptions or purchases of Fund shares to rebalance the Fund's investments. If the Fund's long and short positions are effective, the Fund's performance should have a low correlation to the performance of U.S. and non-U.S. equity markets. The factors GMO considers and investment methods GMO uses can change over time. The Fund may invest in securities of any credit quality (including below investment grade securities (commonly referred to as "junk bonds")). The Fund may invest in securities of companies of any market capitalization. In seeking to achieve the Fund's investment objective, GMO may invest a significant portion of the Fund's net assets in cash and cash equivalents. GMO would not consider such investments to be temporary defensive positions. The Fund also may invest in GMO U.S. Treasury Fund, in money market funds unaffiliated with GMO, or directly in the types of investments typically held by money market funds.

Fund Name and Benchmark	Investment Goals/Strategy
GMO Risk Premium Fund MSCI World Index

Seeks total return. GMO pursues investment strategies for the Fund that are intended to complement the strategies it is pursuing in other funds or accounts managed by GMO. Accordingly, the Fund is not intended to serve as a standalone investment. The Fund seeks to capture returns commensurate with the equity risk premium over a full market cycle with less sensitivity to equity valuations by selling (writing) put options on stock indices and by engaging in merger arbitrage strategies. GMO does not manage the Fund to, or control the Fund's risk relative to, any securities index or securities benchmark. The Fund primarily uses options by writing put options on U.S. and non-U.S. (e.g., Europe, United Kingdom, Japan, Hong Kong, Canada, and Australia) stock indices. While the Fund may write put options with any strike price or duration, the Fund generally writes put options with a strike price at or near the market price of the underlying asset and with a duration of one to three months. In determining the Fund's put-writing allocations, GMO evaluates the premium the Fund can collect for writing put options on a given index and the attractiveness of the premium relative to the index's own historical risk premium and the premiums available for writing options on other regions' indices. GMO also evaluates the liquidity of each region's option market, and estimated transaction costs. The Fund may have substantial exposures to relatively few U.S. and international stock indices. The Fund's performance can depend substantially, if not primarily, on the performance of assets or indices underlying its derivatives even though it does not own those assets or indices. The Fund may purchase and write put and call options of any type, including options on global, regional and country stock indices and options on exchange-traded funds (ETFs). The Fund may purchase and write exchange-traded and over-the-counter (OTC) options, including options that are cash-settled as well as physically settled. The Fund may purchase and write options and other securities tied economically to any country in the world, including emerging countries. The Fund may invest in forward currency contracts to manage its currency exposure. GMO expects that the Fund's written option positions typically will be fully collateralized at the time the Fund writes them. GMO, therefore, expects that the Fund will hold sufficient assets to cover the maximum possible loss the Fund might sustain upon the exercise of an option written by the Fund. The Fund may invest in securities of companies of any market capitalization. The factors GMO considers and investment methods GMO uses can change over time. For collateral and cash management purposes, the Fund invests a substantial portion of its assets in shares of GMO U.S. Treasury Fund, in U.S. Treasury bills and other highly rated securities, in money market funds unaffiliated with GMO or directly in the types of investments typically held by money market funds.

Fund Name and Benchmark	Investment Goals/Strategy
GMO SGM Major Markets Fund Citigroup 3-Month Treasury Bill Index

Seeks long-term total return. The Fund typically takes long and short positions in a range of global equity, bond, currency, and commodity markets using exchange-traded futures and forward non-U.S. exchange contracts, as well as making other investments. The Fund seeks to take advantage of GMO's proprietary investment models for global tactical asset allocation and equity, bond, currency, and commodity market selection. The Fund normally invests assets not held as margin for futures or forward transactions in cash directly (e.g., Treasury bills, Treasury floating rate notes, Treasury Separately Traded Registered Interest and Principal Securities ("STRIPS"), Federal Home Loan Bank discount notes, and other agency notes), money market funds unaffiliated with GMO, or directly in the types of investments typically held by money market funds. The Fund also may invest in U.S. and non-U.S. fixed income securities of any credit quality (including below investment grade securities (commonly referred to as "junk bonds")), maturity or duration and in shares of GMO U.S. Treasury Fund. GMO's models for this systematic process are based on the following strategies: (i) Value-Based Strategies. Value factors compare the price of an asset class or market to an economic fundamental value. Generally, value strategies include yield analysis and mean reversion analysis. (ii) Sentiment-Based Strategies. Generally, sentiment-based strategies assess factors such as risk aversion, analyst behavior, and momentum. In implementing the Fund's investment strategy, GMO seeks to take risk positions that, in GMO's view, are proportionate to the return opportunities. As a result, during time periods when GMO believes the return opportunities are high relative to the risks involved, the Fund may take more risk relative to the Fund's benchmark. Conversely, during time periods when GMO believes the return opportunities are low relative to the risks involved, the Fund may take less risk (or no risk) relative to the Fund's benchmark. GMO may eliminate strategies, add new strategies, or cause the Fund to take positions that deviate from GMO's investment models in response to additional research, changing market conditions, or other factors. The factors GMO considers and investment methods GMO uses can change over time. The Fund gains exposure to commodities and some other asset classes by investing through a wholly-owned subsidiary advised by GMO, which does not receive any additional management or other fees for its services. The subsidiary invests primarily in commodity-related derivatives and fixed income investments but also may invest in any other investment in which the Fund is permitted to invest directly. References in the Fund's prospectus to actions taken by the Fund refer to actions undertaken by the subsidiary as well as the Fund. The Fund does not invest directly in commodities and commodity-related derivatives (such as a swap on a commodity index) but may do so indirectly through its subsidiary (or otherwise). The Fund is not limited in its use of derivatives or in the total notional value of its derivative positions. As a result of its derivative positions, the Fund typically has gross investment exposures in excess of its net assets (i.e., the Fund typically is leveraged) and therefore is subject to heightened risk of loss. The Fund's performance can depend substantially, if not primarily, on the performance of assets or indices underlying its derivatives even though it does not own those assets or indices.

INDEX DESCRIPTIONS

Index	Description
Bloomberg Barclays U.S. Aggregate Bond Index (BCABI)

The BCABI is an unmanaged fixed income index covering the U.S. investment grade fixed-rate bond market, including U.S. government and U.S. government agency securities, corporate securities, and asset-backed securities.

Global Asset Allocation Index (GMOGAAI)

The Global Asset Allocation Index (GMOGAAI) is a composite benchmark maintained and computed by GMO. Prior to March 31, 2007, the GMOGAAI consisted of (1) the S&P 500 Index; (2) the MSCI ACWI ex-US; and (3) the BCABI in the following proportions: 48.75% (S&P 500), 16.25% (MSCI ACWI ex-U.S.), and 35% (BCABI). Effective March 31, 2007, the GMOGAAI consists of (1) the MSCI ACWI; and (2) the BCABI in the following proportions: 65% (MSCI ACWI), and 35% (BCABI).

MSCI ACWI (Net) (MSCI ACWI)	The MSCI ACWI is an independently maintained and published international (including emerging) equity index.

The benchmarks utilized by the underlying funds are described in the SAI.

ASSET ALLOCATION TRUST

PART B

----------------------------

Statement of Additional Information

August 25, 2017

ASSET ALLOCATION TRUST
200 Berkeley Street, Boston, MA 02116-5034. 1.800.343.2898

Asset Allocation Trust is an open-end management investment company (the "Trust").

This Statement of Additional Information (SAI) pertains to shares of the Trust. This SAI is not a prospectus, but should be read in conjunction with the private placement memorandum dated August 28, 2017, as supplemented from time to time, for the Trust.

Audited financial statements for the Trust, as of April 30, 2017, for the fiscal period then ended, including notes thereto, and the reports of the Independent Registered Public Accounting Firm thereon, are incorporated into this document by reference (which means they are considered part of this SAI) to the Trust's Annual Report dated April 30, 2017 relating to the Trust. The Trust's April 30, 2017 Annual Report was filed electronically with the Securities and Exchange Commission on June 27, 2017 (Accession No. 0001193125-17-214663).

You may obtain a copy of the Trust's Annual Report and Semiannual Report without charge by calling 1.800.222.8222 or by downloading it from wellsfargofunds.com.

ITEM 15: TRUST HISTORY

The Trust is an open-end management investment company, which was organized as a Delaware statutory trust on June 14, 2005. A copy of the Trust's Agreement and Declaration of Trust (the "Declaration of Trust") is on file as an exhibit to the Trust's Registration Statement, of which this SAI is a part.

ITEM 16: DESCRIPTION OF THE TRUST, INVESTMENTS AND RISKS

The Trust has adopted the fundamental investment policies set forth below which may not be changed without the vote of a "majority of the outstanding voting securities" of the Trust, as defined in the Investment Company Act of 1940, as amended (the "1940 Act"). In some cases, an explanation beneath a fundamental policy describes the Trust's practices with respect to that policy, as allowed by current law. If the law governing a policy changes, the Trust's practices may be changed accordingly without a shareholder vote. Unless otherwise stated, all references in this section to the assets of the Trust are in terms of current market value.

Diversification. The Trust may not make any investment that is inconsistent with the Trust's classification as a diversified investment company under the 1940 Act.

Further Explanation of Diversification Policy: To remain classified as a diversified investment company under the 1940 Act, the Trust must conform with the following: With respect to 75% of its total assets, a diversified investment company may not invest more than 5% of its total assets, determined at market or other fair value at the time of purchase, in the securities of any one issuer, or invest in more than 10% of the outstanding voting securities of any one issuer, determined at the time of purchase. The 5% and 10% limitations do not apply to (1) the Trust's assets represented by cash or cash equivalents, (2) investments in securities issued or guaranteed by the United States ("U.S.") government or its agencies or instrumentalities, and (3) shares of other investment companies.

Concentration. The Trust may not concentrate its investments in the securities of issuers primarily engaged in any particular industry (other than securities that are issued or guaranteed by the U.S. government or its agencies or instrumentalities).

Further Explanation of Concentration Policy: The Trust may not invest more than 25% of its total assets, taken at market value, in the securities of issuers primarily engaged in any particular industry (other than securities issued or guaranteed by the U.S. government, any state or territory of the U.S., its agencies, instrumentalities or political subdivisions).

Issuing Senior Securities. Except as permitted under the 1940 Act, the Trust may not issue senior securities.

Borrowing. The Trust may not borrow money, except to the extent permitted by applicable law.

Further Explanation of Borrowing Policy: Under the 1940 Act generally, the Trust may borrow from banks in an amount up to 33 1/3% of its total assets (including amounts borrowed) for any reason, and the Trust may also borrow up to an additional 5% of its total assets from banks or others for temporary or emergency purposes.

Underwriting. The Trust may not underwrite securities of other issuers, except insofar as the Trust may be deemed to be an underwriter in connection with the disposition of its portfolio securities.

Real Estate. The Trust may not purchase or sell real estate, except that, to the extent permitted by applicable law, the Trust may invest in (a) securities that are directly or indirectly secured by real estate, or (b) securities issued by issuers that invest in real estate.

Further Explanation of Real Estate Policy: The Trust may acquire or dispose of real estate or interests in real estate acquired through the exercise of its rights as the holder of debt obligations secured by real estate or interests therein.

Commodities. The Trust may not purchase or sell commodities or contracts on commodities, except to the extent that the Trust may engage in financial futures contracts and related options and currency contracts and related options and may otherwise do so in accordance with applicable law and without registering as a commodity pool operator under the Commodity Exchange Act.

Further Explanation of Commodities Policy: This policy does not limit the extent to which the Trust may engage in financial futures contracts and related options and currency contracts and related options. Although an investment company registered under the 1940 Act may engage in such contracts and options or purchase or sell commodities or other contracts on commodities to a limited extent without becoming a commodity pool or subjecting its adviser to registration as a commodity pool operator under the Commodity Exchange Act of 1936, as amended (the "CEA"), the Trust is currently a commodity pool due to underlying fund investment activities, and the Manager is currently registered as a commodity pool operator under the CEA with respect to the Trust. As a result, additional Commodity Futures Trading Commission disclosure, reporting and record-keeping obligations apply to the Trust.

Lending. The Trust may not make loans to other persons, except that the Trust may lend its portfolio securities or cash in accordance with applicable law. The acquisition of investment securities or other investment instruments shall not be deemed to be the making of a loan.

Further Explanation of Lending Policy: To generate income and offset expenses, the Trust may lend portfolio securities to broker-dealers and other financial institutions in an amount up to 33 1/3% of its total assets. While securities are on loan, the borrower will pay the Trust any income accruing on the security. The Trust may invest any collateral it receives in additional portfolio securities, such as U.S. Treasury notes, certificates of deposit, other high-grade, short-term obligations or interest bearing cash equivalents. Increases or decreases in the market value of a security lent will affect the Trust and its shareholders.

When the Trust lends its securities, it will require the borrower to give the Trust collateral in cash, cash equivalents or government securities. The Trust will require collateral in an amount equal to at least 100% of the current market value of the securities lent, including accrued interest. The Trust has the right to call a loan and obtain the securities lent any time on notice of not more than five business days. The Trust may pay reasonable fees in connection with such loans.

PERMITTED INVESTMENT ACTIVITIES AND CERTAIN ASSOCIATED RISKS

The Trust is a fund-of-funds which allocates its assets among mutual funds (each a "Fund" or "GMO Fund", collectively the "underlying funds") managed by Grantham, Mayo, Van Otterloo & Co. LLC ("GMO" or the "Manager"). The underlying funds may be invested in both U.S. and foreign equity and debt securities, and, from time to time, other alternate asset classes. Through its investment in the underlying funds, the Trust may be invested in a wide range of investments. For a further description of each underlying fund's investment objective and principal strategies and risks, as well as additional information regarding expected name changes, mergers and liquidations, see "Description of Underlying Funds" in the Trust's private placement memorandum. In addition, the Trust may hold securities (particularly asset-backed securities) directly or through one or more subsidiaries of other entities.

The private placement memorandum describes the Trust's investment goals and the securities in which it primarily invests. The following describes other securities the Trust may purchase and investment strategies it may use.

Money Market Instruments. The Trust may invest up to 100% of its assets in high-quality money market instruments, such as notes, certificates of deposit, commercial paper, banker's acceptances, bank deposits or U.S. government securities if, in the opinion of the investment advisor, market conditions warrant a temporary defensive investment strategy.

U.S. Government Agency Securities. The Trust may invest in securities issued or guaranteed by U.S. government agencies or instrumentalities.

In general, securities issued by U.S. government-sponsored entities are backed only by (i) the discretionary authority of the U.S. government to purchase certain obligations of agencies or instrumentalities or (ii) the credit of the agency or instrumentality issuing the securities or guaranteeing the obligations. Generally, the U.S. government agencies issuing these securities, although chartered or sponsored by Congress, are not funded by congressional appropriations and the securities issued by them are neither guaranteed nor insured by the U.S. government or U.S. Treasury. This means that, in most cases, securities issued or guaranteed by U.S. government agencies are supported only by the credit of the issuing agency, standing alone. One important exception is securities issued and guaranteed by the Government National Mortgage Association, which are backed by the full faith and credit of the U.S. government.

Some examples of government agencies and instrumentalities that do not receive financial support from the U.S. government or U.S. Treasury and whose securities and obligations are supported only by the credit of the issuing agency include the following:

1.

Farm Credit System, including the National Bank for Cooperatives, Farm Credit Banks and Banks for Cooperatives;

2.

Farmers Home Administration;

3.

Federal Home Loan Banks;

4.

Federal Home Loan Mortgage Corporation;

5.

Federal National Mortgage Association; and

6.

Student Loan Marketing Association.

Securities Issued by the Government National Mortgage Association (GNMA). The Trust may invest in securities issued by the GNMA, a corporation wholly owned by the U.S. government. GNMA securities or "certificates" represent ownership in a pool of underlying mortgages. The timely payment of principal and interest due on these securities is guaranteed by GNMA.

Unlike conventional bonds, the principal on GNMA certificates is not paid at maturity but over the life of the security in scheduled monthly payments. While mortgages pooled in a GNMA certificate may have maturities of up to 30 years, the certificate itself will have a shorter average maturity and less principal volatility than a comparable 30-year bond.

The market value and interest yield of GNMA certificates can vary due not only to market fluctuations, but also to early prepayments of mortgages within the pool. Since prepayment rates vary widely, it is impossible to accurately predict the average maturity of a GNMA pool. In addition to the guaranteed principal payments, GNMA certificates may also make unscheduled principal payments resulting from prepayments on the underlying mortgages.

Although GNMA certificates may offer yields higher than those available from other types of U.S. government securities, they may be less effective as a means of locking in attractive long-term rates because of the prepayment feature. For instance, when interest rates decline, prepayments of the underlying mortgages are likely to increase as the holders of the underlying mortgages seek refinancing. As a result, the value of a GNMA certificate is not as likely to rise as the value of a comparable debt security would in response to the same decline. In addition, these prepayments can cause the price of a GNMA certificate originally purchased at a premium to decline in price compared to its par value, which may result in a loss.

BENCHMARKS

Notwithstanding each Fund's stated benchmark or comparative index (its "Benchmark"), an underlying fund may buy securities not included in its Benchmark or hold securities in very different proportions than its Benchmark. General information about each Benchmark is provided in the table below. In addition, GMO may change an underlying fund's Benchmark and use additional benchmarks or other comparative indices from time to time.

Index	Description	Fund(s)
Barclays U.S. Securitized Index	Independently maintained and widely published index comprised of the securitized credit portion of the Barclays U.S. Aggregate Index.	GMO Opportunistic Income Fund
Bloomberg Barclays U.S. Aggregate Index	Independently maintained and widely published index comprised of U.S. fixed rate debt issues having a maturity of at least one year and rated investment grade or higher.	GMO Core Plus Bond Fund
Citigroup 3-Month Treasury Bill Index	Independently maintained and widely published index comprised of short-term U.S. Treasury bills.	GMO Alpha Only Fund; GMO Asset Allocation Bond Fund; GMO U.S. Treasury Fund; GMO SGM Major Markets Fund
J.P. Morgan EMBI Global	Independently maintained and widely published index comprised of U.S. dollar-denominated Eurobonds, traded loans, and legacy Brady bonds issued by sovereign and quasi-sovereign entities.	GMO Emerging Country Debt Fund
J.P. Morgan GBI Global	Independently maintained and widely published index comprised of government bonds of developed countries with maturities of one year or more.	GMO Global Bond Fund
J.P. Morgan GBI Global ex Japan ex U.S. (Hedged)	Independently maintained and widely published index comprised of non-U.S. government bonds (excluding Japanese government bonds) with maturities of one year or more that are hedged into U.S. dollars.	GMO Currency Hedged International Bond Fund
MSCI ACWI Commodity Producers Index

Independently maintained and widely published index comprised of listed large and mid capitalization commodity producers within the global developed and emerging markets. MSCI data may not be reproduced or used for any other purpose. MSCI provides no warranties, has not prepared or approved this report, and has no liability hereunder.

GMO Resources Fund
MSCI EAFE (Europe, Australasia, and Far East) Index

Independently maintained and widely published index comprised of international large and mid capitalization stocks. MSCI data may not be reproduced or used for any other purpose. MSCI provides no warranties, has not prepared or approved this report, and has no liability hereunder.

GMO Foreign Fund; GMO International Equity Fund; GMO International Large/Mid Cap Equity Fund
MSCI Emerging Markets Index

Independently maintained and widely published index comprised of global emerging markets large and mid capitalization stocks. MSCI data may not be reproduced or used for any other purpose. MSCI provides no warranties, has not prepared or approved this report, and has no liability hereunder.

GMO Emerging Domestic Opportunities Fund
MSCI World Index

Independently maintained and widely published index comprised of global developed markets. MSCI data may not be reproduced or used for any other purpose. MSCI provides no warranties, has not prepared or approved this report, and has no liability hereunder.

GMO Risk Premium Fund
S&P 500 Index

Independently maintained and widely published index comprised of U.S. large capitalization stocks. S&P does not guarantee the accuracy, adequacy, completeness or availability of any data or information and is not responsible for any errors or omissions from the use of such data or information. Reproduction of the data or information in any form is prohibited except with the prior written permission of S&P or its third party licensors.

GMO Quality Fund; GMO U.S. Equity Allocation Fund
S&P Developed ex-U.S. Small Cap Index

Independently maintained and widely published index comprised of the small capitalization stock component of the S&P Broad Market Index (BMI). The BMI includes listed shares of companies from developed and emerging countries with a total available market capitalization (float) of at least the local equivalent of $100 million USD. The S&P Developed ex-U.S. Small Cap Index represents the bottom 15% of available market capitalization (float) of the BMI in each country. S&P does not guarantee the accuracy, adequacy, completeness or availability of any data or information and is not responsible for any errors or omissions from the use of such data or information. Reproduction of the data or information in any form is prohibited except with the prior written permission of S&P or its third party licensors.

GMO Foreign Small Companies Fund; GMO International Small Companies Fund
S&P/IFCI Composite Index

Independently maintained and widely published index comprised of emerging markets stocks. S&P does not guarantee the accuracy, adequacy, completeness or availability of any data or information and is not responsible for any errors or omissions from the use of such data or information. Reproduction of the data or information in any form is prohibited except with the prior written permission of S&P or its third party licensors.

GMO Emerging Countries Fund; GMO Emerging Markets Fund

PRINCIPAL RISKS

The principal risks of each GMO fund are identified in the summaries below under "Principal Risks." Certain of the risks are described under "Principal Risks of Investing in the Trust" in the Trust's private placement memorandum. Descriptions of any risk not provided in the private placement memorandum appear below.

Fund	Principal Risks
GMO Alpha Only Fund

Derivatives Risk; Short Sales Risk; Options Risk; Management Risk; Operational and Cyber Security Risks; Foreign Investment Risk; Market Risk; Leveraging Risk; Currency Risk; Counterparty Risk; Illiquidity Risk; Credit Risk; Small Company Risk; Market Disruption and Geopolitical Risk; Focused Investment Risk; Large Shareholder Risk; High Yield Securities Risk; Interest Rate Risk; Underlying Funds Risk; Non-Diversified Risk

GMO Asset Allocation Bond Fund

Market Risk; High Yield Securities Risk; Interest Rate Risk; Credit Risk; Illiquidity Risk; Counterparty Risk; Derivatives Risk; Short Sales Risk; Options Risk; Leveraging Risk; Mortgage- and Asset-Backed Securities Risk; Foreign Investment Risk; Currency Risk; Commodities Risk; Market Disruption and Geopolitical Risk; Focused Investment Risk; Management Risk; Operational and Cyber Security Risks; Underlying Funds Risk; Small Company Risk; Large Shareholder Risk; Non-Diversified Risk

GMO Core Plus Bond Fund

Market Risk; High Yield Securities Risk; Interest Rate Risk; Credit Risk; Illiquidity Risk; Derivatives Risk; Short Sales Risk; Options Risk; Leveraging Risk; Counterparty Risk; Mortgage- and Asset-Backed Securities Risk; Focused Investment Risk; Currency Risk; Management Risk; Operational and Cyber Security Risks; Underlying Funds Risk; Foreign Investment Risk; Large Shareholder Risk; Market Disruption and Geopolitical Risk; Small Company Risk; Non-Diversified Risk

GMO Currency Hedged International Bond Fund

Market Risk; High Yield Securities Risk; Interest Rate Risk; Credit Risk; Illiquidity Risk; Derivatives Risk; Short Sales Risk; Options Risk; Leveraging Risk; Counterparty Risk; Mortgage- and Asset-Backed Securities Risk; Focused Investment Risk; Currency Risk; Management Risk; Operational and Cyber Security Risks; Underlying Funds Risk; Foreign Investment Risk; Large Shareholder Risk; Market Disruption and Geopolitical Risk; Small Company Risk; Non-Diversified Risk

GMO Emerging Countries Fund

Market Risk; Foreign Investment Risk; Emerging Markets Risk; Currency Risk; Management Risk; Operational and Cyber Security Risks; Illiquidity Risk; Market Disruption and Geopolitical Risk; Small Company Risk; Counterparty Risk; Focused Investment Risk; Derivatives Risk; Short Sales Risk; Options Risk; Underlying Funds Risk; Leveraging Risk; Large Shareholder Risk; Non-Diversified Risk

GMO Emerging Country Debt Fund

Credit Risk; Market Risk; High Yield Securities Risk; Interest Rate Risk; Illiquidity Risk; Derivatives Risk; Short Sales Risk; Options Risk; Counterparty Risk; Foreign Investment Risk; Emerging Markets Risk; Large Shareholder Risk; Currency Risk; Market Disruption and Geopolitical Risk; Focused Investment Risk; Underlying Funds Risk; Mortgage- and Asset-Backed Securities Risk; Leveraging Risk; Management Risk; Operational and Cyber Security Risks; Non-Diversified Risk

GMO Emerging Domestic Opportunities Fund

Market Risk; Foreign Investment Risk; Emerging Markets Risk; Currency Risk; Management Risk; Operational and Cyber Security Risks; Illiquidity Risk; Derivatives Risk; Short Sales Risk; Options Risk; Market Disruption and Geopolitical Risk; Small Company Risk; High Yield Securities Risk; Interest Rate Risk; Credit Risk; Counterparty Risk; Focused Investment Risk; Underlying Funds Risk; Leveraging Risk; Large Shareholder Risk; Non-Diversified Risk

GMO Emerging Markets Fund

Market Risk; Foreign Investment Risk; Emerging Markets Risk; Currency Risk; Management Risk; Operational and Cyber Security Risks; Illiquidity Risk; Market Disruption and Geopolitical Risk; Small Company Risk; Counterparty Risk; Focused Investment Risk; Derivatives Risk; Short Sales Risk; Options Risk; Underlying Funds Risk; Leveraging Risk; Large Shareholder Risk; Non-Diversified Risk

GMO Foreign Fund

Market Risk; Foreign Investment Risk; Currency Risk; Management Risk; Operational and Cyber Security Risks; Small Company Risk; Focused Investment Risk; Market Disruption and Geopolitical Risk; Illiquidity Risk; Counterparty Risk; Leveraging Risk; Derivatives Risk; Short Sales Risk; Options Risk; Large Shareholder Risk; Non-Diversified Risk

GMO Foreign Small Companies Fund

Small Company Risk; Market Risk; Foreign Investment Risk; Currency Risk; Illiquidity Risk; Management Risk; Operational and Cyber Security Risks; Focused Investment Risk; Market Disruption and Geopolitical Risk; Counterparty Risk; Leveraging Risk; Derivatives Risk; Short Sales Risk; Options Risk; Large Shareholder Risk

GMO Global Bond Fund

Currency Risk; Market Risk; High Yield Securities Risk; Interest Rate Risk; Credit Risk; Illiquidity Risk; Derivatives Risk; Short Sales Risk; Options Risk; Leveraging Risk; Counterparty Risk; Mortgage- and Asset-Backed Securities Risk; Focused Investment Risk; Management Risk; Operational and Cyber Security Risks; Underlying Funds Risk; Foreign Investment Risk; Emerging Markets Risk; Large Shareholder Risk; Market Disruption and Geopolitical Risk; Small Company Risk; Non-Diversified Risk

GMO International Large/Mid Cap Equity Fund

Market Risk; Management Risk; Operational and Cyber Security Risks; Foreign Investment Risk; Currency Risk; Focused Investment Risk; Illiquidity Risk; Derivatives Risk; Short Sales Risk; Options Risk; Counterparty Risk; Leveraging Risk; Market Disruption and Geopolitical Risk; Large Shareholder Risk

GMO International Equity Fund

Market Risk; Management Risk; Operational and Cyber Security Risks; Foreign Investment Risk; Currency Risk; Focused Investment Risk; Illiquidity Risk; Derivatives Risk; Short Sales Risk; Options Risk; Counterparty Risk; Leveraging Risk; Small Company Risk; Market Disruption and Geopolitical Risk; Large Shareholder Risk

GMO International Small Companies Fund

Small Company Risk; Market Risk; Foreign Investment Risk; Currency Risk; Illiquidity Risk; Management Risk; Operational and Cyber Security Risks; Focused Investment Risk; Market Disruption and Geopolitical Risk; Counterparty Risk; Leveraging Risk; Derivatives Risk; Short Sales Risk; Options Risk; Large Shareholder Risk

GMO Opportunistic Income Fund

Counterparty Risk; Credit Risk; Currency Risk; Derivatives and Short Sales Risk; Focused Investment Risk; Fund of Funds Risk; Futures Contracts Risk; Illiquidity Risk; Large Shareholder Risk; Leveraging Risk; Management and Operational Risk; Market Disruption and Geopolitical Risk; Market Risk - Asset-Backed Securities; Market Risk - Equities; Market Risk - Fixed Income; Non-Diversified Funds; Non-U.S. Investment Risk; Small Company Risk

GMO Quality Fund

Market Risk; Management Risk; Operational and Cyber Security Risks; Focused Investment Risk; Foreign Investment Risk; Currency Risk; Small Company Risk; Illiquidity Risk; Market Disruption and Geopolitical Risk; Counterparty Risk; Derivatives Risk; Short Sales Risk; Options Risk; Leveraging Risk; Large Shareholder Risk; Non-Diversified Risk

GMO Resources Fund

Focused Investment Risk; Commodities Risk; Market Risk; Management Risk; Operational and Cyber Security Risks; Foreign Investment Risk; Market Disruption and Geopolitical Risk; Currency Risk; Illiquidity Risk; Small Company Risk; Derivatives Risk; Short Sales Risk; Options Risk; Counterparty Risk; Leveraging Risk; Large Shareholder Risk; Merger Arbitrage Risk; Non-Diversified Risk

GMO Risk Premium Fund

Market Risk; Illiquidity Risk; Derivatives Risk; Short Sales Risk; Options Risk; Management Risk; Operational and Cyber Security Risks; Counterparty Risk; Focused Investment Risk; Foreign Investment Risk; Currency Risk; Interest Rate Risk; Credit Risk; Small Company Risk; Market Disruption and Geopolitical Risk; Large Shareholder Risk; Non-Diversified Risk

GMO SGM Major Markets Fund

Management Risk; Operational and Cyber Security Risks; Market Risk; Currency Risk; Commodities Risk; Futures Contracts Risk; High Yield Securities Risk; Interest Rate Risk; Foreign Investment Risk; Market Disruption and Geopolitical Risk; Derivatives Risk; Short Sales Risk; Options Risk; Leveraging Risk; Focused Investment Risk; Counterparty Risk; Mortgage- and Asset-Backed Securities Risk; Credit Risk; Illiquidity Risk; Underlying Funds Risk; Large Shareholder Risk; Non-Diversified Risk

GMO U.S. Equity Allocation Fund

Market Risk; Management Risk; Operational and Cyber Security Risks; Focused Investment Risk; Illiquidity Risk; Derivatives Risk; Short Sales Risk; Options Risk; Counterparty Risk; Leveraging Risk; Small Company Risk; Market Disruption and Geopolitical Risk; Large Shareholder Risk

GMO U.S. Treasury Fund	Market Risk; Interest Rate Risk; Credit Risk; Focused Investment Risk; Large Shareholder Risk; Management Risk; Operational and Cyber Security Risks; Market Disruption and Geopolitical Risk

Management Risk. Each underlying fund is subject to management risk because it relies on the Manager's ability to achieve its investment objective. Each underlying fund runs the risk that the Manager's investment techniques will fail to produce desired results and cause the underlying fund to incur significant losses. The Manager also may fail to use derivatives effectively, choosing to hedge or not to hedge positions at disadvantageous times. For many underlying funds, the Manager often uses quantitative models as part of its investment process. The Manager's models are not necessarily predictive of future market events and use simplifying assumptions that can limit their effectiveness. In addition, the data on which the models are based is subject to limitations(e.g., inaccuracies, staleness) that could adversely affect an underlying fund's performance. The underlying funds also run the risk that the Manager's assessment of an investment (including a company's fundamental fair (or intrinsic) value) may be wrong. GMO relies heavily on quantitative models in making investment decisions for SGM Major Markets Fund. The usefulness of GMO's models may be diminished by the faulty incorporation of mathematical models into computer code, by reliance on proprietary and third-party technology that may include errors, omissions, bugs, or viruses, and by the retrieval of limited or imperfect data for processing by the model. These risks are present in the ordinary course of business and are more likely to occur when GMO is making changes to its models. Any of these risks could adversely affect a Fund's performance. There can be no assurance that key personnel of the Manager will continue to be employed by the Manager. The loss of their services could have an adverse impact on the Manager's ability to achieve the underlying funds' investment objectives.

The underlying funds also are subject to the risk of loss as a result of other services provided by the Manager and other service providers, including pricing, administrative, accounting, tax, legal, custody, transfer agency, and other services. Operational risk includes the possibility of loss caused by inadequate procedures and controls, human error, and system failures by a service provider. For example, trading delays or errors could prevent an underlying fund from benefiting from potential investment gains or avoiding losses. In addition, a service provider may be unable to provide a net asset value ("NAV") for an underlying fund or share class on a timely basis. The Manager is not contractually liable to the underlying funds for losses associated with operational risk absent its willful misfeasance, bad faith, gross negligence, or reckless disregard of its contractual obligations to provide services to the Funds. Other Fund service providers also have contractual limitations on their liability to the underlying funds for losses resulting from their errors.

Non-Diversification Risk. Some of the underlying funds in which the Trust invests are not "diversified" investment companies within the meaning of the Investment Company Act of 1940, as amended. This means they are allowed to invest in the securities of relatively few issuers. As a result, they may be subject to greater credit, market and other risks, and poor performance by a single issuer may have a greater impact on their performance, than if they were "diversified."

Merger Arbitrage Risk. Some underlying funds may engage in transactions in which the underlying fund purchases securities at prices below the value of the consideration GMO expects to be paid for them upon consummation of a proposed merger, exchange offer, tender offer, or other similar transaction ("merger arbitrage transactions"). The purchase price paid by the underlying fund may substantially exceed the market price of the securities before the announcement of the transaction.

If an underlying fund engages in a merger arbitrage transaction and that transaction later appears unlikely to be consummated or, in fact, is not consummated or is delayed, the market prices of the securities purchased by the underlying fund may decline sharply, resulting in losses to the underlying fund. The risk/reward payout of merger arbitrage strategies typically is asymmetric, as the losses in failed transactions often far exceed the gains in successful transactions. A merger arbitrage transaction can fail for many reasons, including regulatory and antitrust restrictions, political motivations, industry weakness, stock specific events, failed financings, and general market declines.

Merger arbitrage strategies depend for success on the overall volume of merger activity, which has historically been cyclical. When merger activity is low, GMO may be unable to identify enough opportunities to provide sufficient diversification.

Merger arbitrage strategies are subject to the risk of overall market movements, and an underlying fund may experience losses even if a transaction is consummated. An underlying fund's investments in derivatives or short sales of securities to hedge or otherwise adjust long or short investment exposure in connection with a merger arbitrage transaction may not perform as GMO expected or may otherwise reduce the underlying fund's gains or increase its losses. Also, an underlying fund may be unable to hedge against market fluctuations or other risks. In addition, an underlying fund that sells securities short that GMO expects it to receive upon consummation of a transaction but it does not actually receive (and thus has an unintended "naked" short position) may be required to cover its short position at a time when the securities sold short have appreciated in value, thus resulting in a loss.

Commodities Risk. Commodity prices can be extremely volatile and are affected by many factors. Exposure to commodities can cause the net asset value of an underlying fund's shares to decline or fluctuate in a rapid and unpredictable manner. The value of commodity-related derivatives or indirect investments in commodities may fluctuate more than the commodity, commodities or commodity index to which they relate.

Additional Risks Associated with Asset-Backed Securities. In addition to the risks described above and under "Mortgage- and Asset-Backed Securities Risk" in the Trust's private placement memorandum, additional market risks apply to funds that invest a substantial portion of their assets in asset-backed securities. Funds investing in asset-backed securities are exposed to greater risk of severe credit downgrades, illiquidity, and defaults than many other types of fixed income investments. These risks are particularly acute during periods of adverse market conditions, such as those that occurred in 2008. Asset-backed securities may be backed by many types of assets, including pools of residential and commercial mortgages, automobile loans, educational loans, home equity loans, and credit-card receivables. They also may be backed by pools of corporate or sovereign bonds, made to corporations, or a combination of bonds and loans (commonly referred to as "collateralized debt obligations" or "collateralized loan obligations") and by the fees payable to service providers. The market price of fixed income investments with complex structures, such as asset-backed securities, can decline due to a variety of factors, including market uncertainty about their credit quality and the reliability of their payment streams. Payment of interest on asset-backed securities and repayment of principal largely depend on the cash flow generated by the assets backing the securities, as well as the deal structure (e.g., the amount of underlying assets or other support available to produce the cash flows necessary to service interest and make principal payments), the quality of the underlying assets, the level of credit support, and the credit quality of the credit-support provider, if any, and the reliability of various other service providers with access to the payment stream. A problem in any one of these factors can lead to a reduction in the payment stream the Manager expected a Fund to receive at the time the Fund purchased the asset-backed security. Asset-backed securities involve risk of loss of principal if obligors of the underlying obligations default and the value of the defaulted obligations exceeds whatever credit support the securities may have. Asset-backed securities backed by sub-prime mortgage loans, in particular, may expose a Fund to significantly greater declines in value due to defaults because sub-prime mortgage loans are typically made to less creditworthy borrowers and thus have a higher risk of default than conventional mortgage loans. The obligations of issuers (and obligors of asset-backed securities) also are subject to bankruptcy, insolvency and other laws affecting the rights and remedies of creditors. Many asset-backed securities owned by the Funds that were once rated investment grade are now rated below investment grade.

With the deterioration of worldwide economic and liquidity conditions that occurred and became acute in 2008, the markets for asset-backed securities became fractured and uncertainty about the creditworthiness of those securities (and underlying assets) caused credit spreads (the difference between yields on asset-backed securities and U.S. Government securities) to widen dramatically. Concurrently, systemic risks of the type evidenced by the insolvency of Lehman Brothers and subsequent market disruptions reduced the ability of financial institutions to make markets in many fixed income securities. These events reduced liquidity and contributed to substantial declines in the market prices of asset-backed and other fixed income securities. These conditions may occur again. Also, government actions and proposals affecting the terms of underlying home and consumer loans, changes in demand for products (e.g., automobiles) financed by those loans, and the inability of borrowers to refinance existing loans (e.g., sub-prime mortgages) have had, and may continue to have, adverse valuation and liquidity effects on asset-backed securities.

The market price of an asset-backed security may depend on the servicing of its underlying assets and is, therefore, subject to risks associated with the negligence or defalcation of its servicer. In some circumstances, the mishandling of documentation for underlying assets also may affect the rights of holders of those underlying assets. The insolvency of an entity that generated the assets underlying an asset-backed security is likely to result in a decline in the market price of that security as well as costs and delays. The obligations underlying asset-backed securities, in particular securities backed by pools of residential and commercial mortgages, also are subject to unscheduled prepayment, and a GMO Fund may be unable to invest prepayments at as high a yield as was provided by the asset-backed security. When interest rates rise, these obligations also may be repaid more slowly than anticipated, and the market price of the Fund's investment may decrease. In addition, the existence of insurance on an asset-backed security does not guarantee that the principal and interest will be paid because the insurer could default on its obligations.

The risk of investing in asset-backed securities has increased since the deterioration in worldwide economic and liquidity conditions referred to above because performance of the various sectors in which the assets underlying asset-backed securities are concentrated (e.g., auto loans, student loans, sub-prime mortgages, and credit card receivables) has become more highly correlated. A single financial institution may serve as trustee for many asset-backed securities. As a result, a disruption in that institution's business may have a material impact on many investments. The risks associated with asset-backed securities are particularly pronounced for GMO Debt Opportunities Fund, which has invested a significant portion of its assets in asset-backed securities, and for the GMO fixed income funds that have invested substantial portions of their assets in GMO Debt Opportunities Fund.

Other Risks

Counterparty Risk. Funds that enter into contracts with counterparties, such as repurchase or reverse repurchase agreements or OTC derivatives contracts, or that lend their securities run the risk that the counterparty will be unable or unwilling to make timely settlement payments or otherwise honor its obligations. If a counterparty fails to meet its contractual obligations, goes bankrupt, or otherwise experiences a business interruption, the Fund could miss investment opportunities or otherwise hold investments it would prefer to sell, resulting in losses for the Fund. In addition, a Fund may suffer losses if a counterparty fails to comply with applicable laws or other requirements. The Funds are not subject to any limits on their exposure to any one counterparty nor to a requirement that counterparties with whom they enter into contracts maintain a specific rating by a nationally recognized rating organization. Counterparty risk is pronounced during unusually adverse market conditions and is particularly acute in environments (like those of 2008) in which financial services firms are exposed to systemic risks of the type evidenced by the insolvency of Lehman Brothers and subsequent market disruptions.

Participants in OTC derivatives markets typically are not subject to the same level of credit evaluation and regulatory oversight as are members of exchange-based markets, and, therefore, OTC derivatives generally expose a Fund to greater counterparty risk than exchange-traded derivatives. A Fund is subject to the risk that a counterparty will not settle a derivative in accordance with its terms because of a dispute over the terms of the contract (whether or not bona fide) or because of a credit or liquidity problem. If a counterparty's obligation to a Fund is not collateralized, then the Fund is essentially an unsecured creditor of the counterparty. If a counterparty defaults, the Fund will have contractual remedies (whether or not the obligation is collateralized), but the Fund may be unable to enforce them, thus causing the Fund to suffer a loss. Counterparty risk is greater for derivatives with longer maturities because of the longer time during which events may occur that prevent settlement. Counterparty risk also is greater when a Fund has entered into derivatives contracts with a single or small group of counterparties as it sometimes does as a result of its use of swaps and other OTC derivatives. Funds that use swap contracts are subject, in particular, to the creditworthiness of the counterparties because some types of swap contracts have terms longer than six months (and, in some cases, decades). The creditworthiness of a counterparty may be adversely affected by greater than average volatility in the markets, even if the counterparty's net market exposure is small relative to its capital. Counterparty risk still exists even if a counterparty's obligations are secured by collateral because the Fund's interest in the collateral may not be perfected or additional collateral may not be promptly posted as required. GMO's view with respect to a particular counterparty is subject to change. The fact, however, that it changes adversely (whether due to external events or otherwise) does not mean a Fund's existing transactions with that counterparty will necessarily be terminated or modified. In addition, a Fund may enter into new transactions with a counterparty that GMO no longer considers a desirable counterparty if the transaction is primarily designed to reduce the Fund's overall risk of potential exposure to that counterparty (for example, re-establishing the transaction with a lower notional amount or entering into a countervailing trade with the same counterparty).

The Funds also are subject to counterparty risk because they execute their securities transactions through brokers and dealers. If a broker or dealer fails to meet its contractual obligations, goes bankrupt, or otherwise experiences a business interruption, the Funds could miss investment opportunities or be unable to dispose of investments they would prefer to sell, resulting in losses for the Funds.

Counterparty risk with respect to derivatives has been and will continue to be affected by new rules and regulations relating to the derivatives market. As described under "Derivatives and Short Sales Risk," some derivatives transactions are required to be centrally cleared, and a party to a cleared derivatives transaction is subject to the credit risk of the clearing house and the clearing member through which it holds its cleared position. Credit risk of market participants with respect to derivatives that are centrally cleared is concentrated in a few clearing houses, and it is not clear how an insolvency proceeding of a clearing house would be conducted and what impact an insolvency of a clearing house would have on the financial system. Also, in the event of a counterparty's (or its affiliate's) insolvency, the Funds' ability to exercise remedies, such as the termination of transactions, netting of obligations and realization on collateral, could be stayed or eliminated under new special resolution regimes adopted in the United States, the European Union and various other jurisdictions. Such regimes provide governmental authorities with broad authority to intervene when a financial institution is experiencing financial difficulty. In particular, with respect to counterparties who are subject to such proceedings in the European Union, the liabilities of such counterparties to the Funds could be reduced, eliminated, or converted to equity in such counterparties (sometimes referred to as a "bail in").

Leveraging Risk. The use of reverse repurchase agreements and other derivatives and securities lending creates leverage (i.e., a Fund's investment exposures exceed its net asset value). Leverage increases a Fund's losses when the value of its investments (including derivatives) declines. Because many derivatives have a leverage component (i.e., a notional value in excess of the assets needed to establish or maintain the derivative position), adverse changes in the value or level of the underlying asset, rate, or index may result in a loss substantially greater than the amount invested in the derivative itself. In the case of swaps, the risk of loss generally is related to a notional principal amount, even if the parties have not made any initial investment. Some derivatives have the potential for unlimited loss, regardless of the size of the initial investment. A Fund's portfolio also will be leveraged if it borrows money to meet redemption requests or settle investment transactions or if it exercises its right to delay payment on a redemption.

A Fund may manage some of its derivative positions by offsetting derivative positions against one another or against other assets. To the extent offsetting positions do not behave in relation to one another as expected, a Fund may perform as if it were leveraged.

Liquidation Risk

There can be no assurance that a Fund will grow to or maintain a viable size. To the extent that a Fund does not grow to or maintain a viable size, it may be liquidated, and the expenses, timing and tax consequences of such liquidation may not be favorable to some shareholders. In addition, pursuant to section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and certain rules promulgated thereunder (collectively known as the "Volcker Rule"), if the Manager and/or its affiliates own 25% or more of the outstanding shares of a Fund more than three years after the Fund's inception date (or such longer period as may be permitted by the Federal Reserve Board and/or other federal regulatory agencies overseeing the Volcker Rule), the Fund will be subject to restrictions on trading that will adversely impact the Fund's ability to execute its investment strategy. Should this occur, a Fund may be liquidated, or the Manager and/or its affiliates may be required to reduce their ownership interests in the Fund, either of which may result in gains or losses, increased transaction and other costs and adverse tax consequences. In addition, other large shareholders controlling a significant portion of a Fund's shares, such as other funds, institutional investors, financial intermediaries, individuals and other accounts, may elect to redeem a portion or all of their shares at any time, and the Fund may no longer be able to maintain a viable size after meeting the redemption request. In these circumstances, a Fund's board may determine to liquidate the Fund. Other factors and events that may lead to the liquidation of a Fund include changes in laws or regulations governing the Fund or affecting the type of assets in which the Fund invests, or economic developments or trends having a significant adverse impact on the business or operations of the Fund. Under the Declaration of Trust, a Fund's board is authorized to liquidate, dissolve and terminate the Fund or any share class of the Fund without obtaining any authorization or vote of shareholders.

In the event of a Fund's liquidation, shareholders holding Fund shares through tax-deferred accounts would receive a liquidating distribution, and depending on the arrangements with the custodian of account assets, receipt of the distribution may be taxable to the account beneficiary and/or subject to tax penalties.

Operational and Cyber Security Risks

Our business, financial, accounting, data processing systems or other operating systems and facilities may stop operating properly or become disabled or damaged as a result of a number of factors including events that are wholly or partially beyond our control. For example, there could be sudden increases in shareholder transaction volume; electrical or telecommunications outages; degradation or loss of public internet domain; climate change related impacts and natural disasters such as earthquakes, tornados, and hurricanes; disease pandemics; or events arising from local or larger scale political or social matters, including terrorist acts.

The Funds are also subject to the risk of potential cyber incidents which may include, but are not limited to, the harming of or unauthorized access to digital systems (for example, through "hacking" or infection by computer viruses or other malicious software code), denial-of-service attacks on websites, and the inadvertent or intentional release of confidential or proprietary information. Cyber incidents may, among other things, harm Fund operations, result in financial losses to a Fund and its shareholders, cause the release of confidential or highly restricted information, and result in regulatory penalties, reputational damage, and/or increased compliance, reimbursement or other compensation costs. Fund operations that may be disrupted or halted due to a cyber incident include trading, the processing of shareholder transactions, and the calculation of a Fund's net asset value.

Issues affecting operating systems and facilities, either through cyber incidents or any of the other scenarios described above, may harm the Funds by affecting a Fund's manager, sub-adviser(s), or other service providers, or issuers of securities in which a Fund invests. Although we have business continuity plans and other safeguards in place, including what we believe to be robust information security procedures and controls, there is no guarantee that these measures will prevent cyber incidents or prevent or ameliorate the effects of significant and widespread disruption to our physical infrastructure or operating systems. Furthermore, we cannot directly control the security or other measures taken by unaffiliated service providers or the issuers of securities in which the Funds invest. Such risks at issuers of securities in which the Trust invests could result in material adverse consequences for such issuers, and may cause the Trust's investment in such securities to lose value.

Portfolio Transactions

Decisions to buy and sell invetments for the underlying funds and for each of GMO's other investment advisory clients are made by the relevant GMO investment team with a view to achieving each client's investment objectives taking into consideration other account-specific factors such as, without limitation, cash flows into or out of the account, current holdings, the account's benchmark(s), if any, applicable regulatory limitations, liquidity, cash restrictions, applicable transaction documentation requirements, market registration requirements and/or time constraints limiting GMO's ability to confirm adequate transaction documentation or seek interpretation of investment guideline ambiguities. Therefore, a particular investment may be bought or sold only for some clients of GMO even though it could have been bought or sold for other clients at the same time. Likewise, a particular investment may be bought for one or more clients when one or more other clients are selling the security or taking a short position in the security, including clients invested in the same investment strategy. Additionally, one of GMO's investment teams may share investment ideas with one or more other investment teams and/or may manage a portion of another investment team's client accounts.

To the extent permitted by applicable law, GMO's compliance policies and procedures and a client's investment guidelines, GMO may engage in "cross trades" where, as investment manager to a client account, GMO causes that client account to purchase a security directly from (or sell a security directly to) another client account.

In certain cases, GMO may identify investment opportunities that are suitable for the underlying funds and one or more private investment companies for which GMO or one of its affiliates serves as investment manager, general partner and/or managing member ("GMO Private Funds"). In most cases, GMO receives greater compensation in respect of a GMO Private Fund (including incentive-based compensation) than it receives in respect of an underlying fund. In addition, senior members or other portfolio managers of GMO frequently have a personal investment in a GMO Private Fund that is greater than such person's investment in a similar underlying fund (or, in some cases, may have no investment in the similar underlying fund). GMO itself also makes investments in GMO Private Funds. To help manage these potential conflicts, GMO has developed and reviewed with the underlying funds' Board of Trustees trade allocation policies that establish a framework for allocating initial public offerings ("IPOs") and other limited opportunities that take into account the needs and objectives of each underlying fund and other GMO clients.

Transactions involving the issuance of an underlying fund's shares for securities or assets other than cash will be limited to a bona fide reorganization or statutory merger and to other acquisitions of portfolio securities that meet all of the following conditions: (i) such securities meet the investment objectives and policies of the underlying fund; (ii) such securities are acquired for investment and not for resale; and (iii) such securities can be valued pursuant to the underlying fund's pricing policies.

Unless otherwise specified in an underlying fund's prospectus, private placement memorandum, or statement of additional information, GMO is not obligated to, and generally will not, consider tax consequences when seeking to achieve an underlying fund's investment objective (e.g., the underlying fund may engage in transactions that are not tax efficient for U.S. federal income or other federal state, local, or non-U.S. tax purposes). Portfolio turnover is not a principal consideration when GMO makes investment decisions for an underlying fund, and the underlying funds generally are not subject to any limit on the frequency with which portfolio securities may be purchased or sold. Based on its assessment of market conditions and purchase or redemption requests, GMO may cause an underlying fund to trade more frequently at certain times. High turnover rates may adversely affect an underlying fund's performance by generating higher transaction costs and create additional taxable income and gains for shareholders. If portfolio turnover results in the recognition of short-term capital gains, those gains, when distributed, typically are taxed to shareholders at ordinary income tax rates.

Purchase Premiums and Redemption Fees

Some share classes of the GMO Funds charge purchase premiums and/or redemption fees. Purchase premiums and redemption fees are paid to and retained by a GMO Fund to help offset estimated portfolio transaction costs and other related costs (e.g., bid to ask spreads, stamp duties and transfer fees) incurred by the GMO Fund (directly or indirectly through investments in other underlying funds) as a result of the purchase or redemption by allocating estimated costs to the purchasing or redeeming shareholder. A GMO Fund may impose a new purchase premium and/or redemption fee or modify an existing fee at any time.

Asset Allocation Trust may invest in the share classes of the GMO Funds that charge purchase premiums and/or redemption fees. To the extent that Asset Allocation Trust invests in those share classes, including indirectly, it will bear the redemption fees and purchase premiums listed below.

GMO Fund	Maximum Purchase Premium (as a percentage of amount invested)	Maximum Redemption Fee (as a percentage of amount redeemed)
Emerging Country Debt Fund	0.75%	0.75%
Emerging Domestic Opportunities Fund	0.80%	0.80%
Emerging Markets Fund	0.80%	0.80%
Foreign Small Companies Fund	0.50%	0.50%
International Small Companies Fund	0.50%	0.50%
Opportunistic Income Fund	0.40%	0.40%
Resources Fund	0.30%	0.30%
Risk Premium Fund	0.15%	0.15%

Purchase premiums are not charged on reinvestments of distributions. Redemption fees apply to all shares of a GMO Fund regardless of how the shares were acquired (e.g., by direct purchase or by reinvestment of dividends or other distributions).

ITEM 17. MANAGEMENT OF THE TRUST

General

The following table provides basic information about the Trustees and Officers of the Trust. Each of the Trustees and Officers listed below acts in identical capacities for the Wells Fargo family of funds which consists of, as of April 30, 2017, 138 series comprising Wells Fargo Funds Trust, Wells Fargo Variable Trust, Wells Fargo Master Trust and four closed-end funds (collectively the "Wells Fargo Fund Complex"). The business address of each Trustee and Officer is 525 Market Street, 12th Floor, San Francisco, CA 94105. Each Trustee and Officer serves an indefinite term, with the Trustees subject to retirement from service as required pursuant to the Trust's retirement policy at the end of the calendar year in which a Trustee turns 75.

Information for Trustees, all of whom are not "interested" persons of the Trust, as that term is defined under the 1940 Act ("Independent Trustees"), appears below. In addition to the Officers listed below, the Trust has appointed an Anti-Money Laundering Compliance Officer.

Name and Year of Birth	Position Held with Registrant/Length of Service[1]	Principal Occupation(s) During Past 5 Years or Longer	Current Other Public Company or Investment Company Directorships
INDEPENDENT TRUSTEES
William R. Ebsworth (Born 1957)	Trustee, since 2015

Retired. From 1984 to 2013, equities analyst, portfolio manager, research director and chief investment officer at Fidelity Management and Research Company in Boston, Tokyo, and Hong Kong, and retired in 2013 as Chief Investment Officer of Fidelity Strategic Advisers, Inc. where he led a team of investment professionals managing client assets. Prior thereto, Board member of Hong Kong Securities Clearing Co., Hong Kong Options Clearing Corp., the Thailand International Fund, Ltd., Fidelity Investments Life Insurance Company, and Empire Fidelity Investments Life Insurance Company. Mr. Ebsworth is a CFA® charterholder and an Adjunct Lecturer, Finance, at Babson College.

Wells Fargo Fund Complex, consisting of 138 series as of 4/30/17
Jane A. Freeman (Born 1953)	Trustee, since 2015

Retired. From 2012 to 2014 and 1999 to 2008, Chief Financial Officer of Scientific Learning Corporation. From 2008 to 2012, Ms. Freeman provided consulting services related to strategic business projects. Prior to 1999, Portfolio Manager at Rockefeller & Co. and Scudder, Stevens & Clark. Board member of the Harding Loevner Funds from 1996 to 2014, serving as both Lead Independent Director and chair of the Audit Committee. Board member of the Russell Exchange Traded Funds Trust from 2011 to 2012 and the chair of the Audit Committee. Ms. Freeman is Chair of Taproot Foundation (non-profit organization), a Board Member of Ruth Bancroft Garden (non-profit organization) and an inactive chartered financial analyst.

Wells Fargo Fund Complex, consisting of 138 series as of 4/30/17
Peter G. Gordon (Born 1942)	Trustee, since 2010, Chairman, since 2010	Co-Founder, Retired Chairman, President and CEO of Crystal Geyser Water Company. Trustee Emeritus, Colby College.	Wells Fargo Fund Complex, consisting of 138 series as of 4/30/17
Isaiah Harris, Jr., (Born 1952)	Trustee, since 2010

Retired. Chairman of the Board of CIGNA Corporation since 2009, and Director since 2005. From 2003 to 2011, Director of Deluxe Corporation. Prior thereto, President and CEO of BellSouth Advertising and Publishing Corp. from 2005 to 2007, President and CEO of BellSouth Enterprises from 2004 to 2005 and President of BellSouth Consumer Services from 2000 to 2003. Emeritus member of the Iowa State University Foundation Board of Governors. Emeritus Member of the Advisory Board of Iowa State University School of Business. Advisory Board Member, Palm Harbor Academy (charter school). Advisory Board Member, Child Evangelism Fellowship (non-profit). Mr. Harris is a certified public accountant (inactive status).

CIGNA Corporation; Wells Fargo Fund Complex, consisting of 138 series as of 4/30/17
Judith M. Johnson (Born 1949)	Trustee, since 2010

Retired. Prior thereto, Chief Executive Officer and Chief Investment Officer of Minneapolis Employees Retirement Fund from 1996 to 2008. Ms. Johnson is an attorney, certified public accountant and a certified managerial accountant.

Wells Fargo Fund Complex, consisting of 138 series as of 4/30/17
David F. Larcker (Born 1950)	Trustee, since 2010

James Irvin Miller Professor of Accounting at the Graduate School of Business, Stanford University, Director of the Corporate Governance Research Initiative and Senior Faculty of The Rock Center for Corporate Governance since 2006. From 2005 to 2008, Professor of Accounting at the Graduate School of Business, Stanford University. Prior thereto, Ernst & Young Professor of Accounting at The Wharton School, University of Pennsylvania from 1985 to 2005.

Wells Fargo Fund Complex, consisting of 138 series as of 4/30/17
Olivia S. Mitchell (Born 1953)	Trustee, since 2010

International Foundation of Employee Benefit Plans Professor, Wharton School of the University of Pennsylvania since 1993. Director of Wharton's Pension Research Council and Boettner Center on Pensions & Retirement Research, and Research Associate at the National Bureau of Economic Research. Previously, Cornell University Professor from 1978 to 1993.

Wells Fargo Fund Complex, consisting of 138 series as of 4/30/17
Timothy J. Penny (Born 1951)	Trustee, since 2010

President and Chief Executive Officer of Southern Minnesota Initiative Foundation, a non-profit organization, since 2007 and Senior Fellow at the Humphrey Institute Policy Forum at the University of Minnesota since 1995. Member of the Board of Trustees of NorthStar Education Finance, Inc., a non-profit organization, since 2007.

Wells Fargo Fund Complex, consisting of 138 series as of 4/30/17
Michael S. Scofield (Born 1943)	Trustee, since 2005

Served on the Investment Company Institute's Board of Governors and Executive Committee from 2008-2011 as well as the Governing Council of the Independent Directors Council from 2006-2011 and the Independent Directors Council Executive Committee from 2008-2011. Chairman of the IDC from 2008-2010. Trustee of the Evergreen Fund complex (and its predecessors) from 1984 to 2010. Chairman of the Evergreen Funds from 2000-2010. Former Trustee of the Mentor Funds. Retired Attorney, Law Offices of Michael S. Scofield.

Wells Fargo Fund Complex, consisting of 138 series as of 4/30/17
ADVISORY BOARD MEMBERS
James G. Polisson (Born 1959)	Advisory Board member since 2017

Retired. Chief Marketing Officer, Source (ETF) UK Services, Ltd, from 2015 to 2017. From 2012 to 2015, Principal of The Polisson Group, LLC, a management consulting, corporate advisory and principal investing company. Chief Executive Officer and Managing Director at Russell Investments, Global Exchange Traded Funds from 2010 to 2012. Managing Director of Barclays Global Investors (Blackrock) from 1998 to 2010 and Global Chief Marketing Officer for iShares and Barclays Global Investors from 2000 to 2010. Prior thereto, Vice President, Fidelity Retail Mutual Fund Group from 1996 to 1998 and Risk Management Practice Manager, Fidelity Consulting from 1995 to 1996. Board member of the Russell Exchange Traded Fund Trust from 2011 to 2012. Director of Barclays Global Investors Holdings Deutschland GmbH from 2006 to 2009. Mr. Polisson is an attorney and has a retired status with the Massachusetts and District of Columbia Bar Associations.

Wells Fargo Fund Complex, consisting of 138 series as of 4/30/17
Pamela Wheelock (Born 1959)	Advisory Board member since 2017

Chief Operating Officer, Twin Cities Habitat for Humanity, since January, 2017. Vice President of University Services, University of Minnesota from 2012 to 2017. Prior thereto, Interim President and Chief Executive Officer of Blue Cross Blue Shield of Minnesota from 2010 to 2011, Chairman of the Board from 2009 to 2011 and Board Director from 2003 to 2015. Vice President, Leadership and Community Engagement, Bush Foundation, Saint Paul, Minnesota (a private foundation) from 2009 to 2011. Executive Vice President and Chief Financial Officer, Minnesota Sports and Entertainment from 2004 to 2009 and Senior Vice President from 2002 to 2004. Commissioner of Finance, State of Minnesota, from 1999 to 2002. Currently on the Board of Directors, Governance Committee and Finance Committee, for the Minnesota Philanthropy Partners (Saint Paul Foundation) since 2012 and Board Chair of the Minnesota Wild Foundation since 2010.

Wells Fargo Fund Complex, consisting of 138 series as of 4/30/17
1	Length of service dates reflect the Trustee's commencement of service with the Trust's predecessor entities, where applicable.

Name and Year of Birth	Position Held with Registrant/Length of Service	Principal Occupation(s) During Past 5 Years or Longer
OFFICERS
Andrew Owen (Born 1960)	President, since 2017

Executive Vice President of Wells Fargo & Company and Head of Affiliated Managers, Wells Fargo Asset Management, since 2014. In addition, Mr. Owen is currently President, Chief Executive Officer and Director of Wells Fargo Funds Management, LLC since 2017. Prior thereto, Executive Vice President responsible for marketing, investments and product development for Wells Fargo Funds Management, LLC, from 2009 to 2014.

Jeremy DePalma (Born 1974)	Treasurer, since 2012

Senior Vice President of Wells Fargo Funds Management, LLC since 2009. Senior Vice President of Evergreen Investment Management Company, LLC from 2008 to 2010 and head of the Fund Reporting and Control Team within Fund Administration from 2005 to 2010.

C. David Messman (Born 1960)	Secretary, since 2010; Chief Legal Officer, since 2010

Senior Vice President and Secretary of Wells Fargo Funds Management, LLC since 2001. Assistant General Counsel of Wells Fargo Bank, N.A since 2013 and Vice President and Managing Counsel of Wells Fargo Bank, N.A. from 1996 to 2013.

Michael H. Whitaker (Born 1967)	Chief Compliance Officer, since 2016	Senior Vice President and Chief Compliance Officer since 2016. Senior Vice President and Chief Compliance Officer for Fidelity Investments from 2007 to 2016.
David Berardi (Born 1975)	Assistant Treasurer, since 2010

Vice President of Wells Fargo Funds Management, LLC since 2009. Vice President of Evergreen Investment Management Company, LLC from 2008 to 2010. Manager of Fund Reporting and Control for Evergreen Investment Management Company, LLC from 2004 to 2010.

The Trust's Declaration of Trust does not set forth any specific qualifications to serve as a Trustee other than that no person shall stand for initial election or appointment as a Trustee if such person has already reached the age of 72. The Charter of the Governance Committee also does not set forth any specific qualifications, but does set forth certain factors that the Committee may take into account in considering Trustee candidates and a process for evaluating potential conflicts of interest, which identifies certain disqualifying conflicts. None of the current Trustees is an "interested person" of the Trust as that term is defined in the 1940 Act.
Among the attributes or skills common to all Trustees are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the other Trustees, the adviser, sub-advisers, other service providers, counsel and the independent registered public accounting firm, and to exercise effective and independent business judgment in the performance of their duties as Trustees. Each Trustee's ability to perform his or her duties effectively has been attained through the Trustee's business, consulting, public service and/or academic positions and through experience from service as a board member of the Trust and the trusts in the Wells Fargo Fund Complex (and/or in other capacities, including for any predecessor funds), public companies, or non-profit entities or other organizations as set forth below. Each Trustee's ability to perform his or her duties effectively also has been enhanced by his or her educational background, professional training, and/or other life experiences.

William R. Ebsworth. Mr. Ebsworth has been a Trustee of the Trust since 2015 and of the Wells Fargo Fund Complex since 2015. Until his retirement in 2013, Mr. Ebsworth most recently served as the Chief Investment Officer of Fidelity Strategic Advisers, Inc., where he led a team of investment professionals managing client assets. Mr. Ebsworth joined Fidelity Management and Research Company in 1984. His 29 years with Fidelity included assignments as an equities analyst, portfolio manager, research director, and chief investment officer in Boston, Tokyo, and Hong Kong. Mr. Ebsworth has previously served on the boards of Hong Kong Securities Clearing Co., Hong Kong Options Clearing Corp., the Thailand International Fund, Ltd., Fidelity Investments Life Insurance Company, and Empire Fidelity Investments Life Insurance Company. He also is an Adjunct Lecturer, Finance, at Babson College. He is a Chartered Financial Analyst.

Jane A. Freeman. Ms. Freeman has been a Trustee of the Trust since 2015 and of the Wells Fargo Fund Complex since 2015. From 2012 to 2014 and 1999 to 2008, Ms. Freeman served as the Chief Financial Officer of Scientific Learning Corporation. From 2008 to 2012, Ms. Freeman provided consulting services related to strategic business projects. Prior to joining Scientific Learning, Ms. Freeman was employed as a portfolio manager at Rockefeller & Co. and Scudder, Stevens & Clark. She served as a board member of the Harding Loevner Funds from 1996 to 2014, serving as both Lead Independent Director and chair of the Audit Committee. She also served as a board member of the Russell Exchange Traded Funds Trust from 2011 to 2012 and as chair of the Audit Committee. Ms. Freeman serves as Chair of the Taproot Foundation and as a Board Member of the Ruth Bancroft Garden. Ms. Freeman is a Chartered Financial Analyst (inactive).

Peter G. Gordon. Mr. Gordon has been a Trustee of the Trust since 2010 and of the Wells Fargo Fund Complex since 1998, Chairman of the Board of Trustees of the Wells Fargo Fund Complex since 2005, the Lead Independent Trustee of the Wells Fargo Fund Complex from 2001 through 2005, and Chairman of the Governance Committee of the Wells Fargo Fund Complex since 2005. In addition, he has over 30 years of executive and business experience as the co-founder, Chairman, President and CEO of Crystal Geyser Water Company.

Isaiah Harris, Jr. Mr. Harris has served as a Trustee of the Trust since 2010 and of the Wells Fargo Fund Complex since 2009 and was an Advisory Board Member of the Wells Fargo Fund Complex from 2008 to 2009. He has been the Chairman of the Board of CIGNA Corporation since 2009, and has been a director of CIGNA Corporation since 2005. He was a director of Deluxe Corporation from 2003 to 2014. As a director of these and other public companies, he has served on board committees, including Governance, Audit and Compensation Committees. Mr. Harris served in senior executive positions, including as president, chief executive officer, vice president of finance and/or chief financial officer, of operating companies for approximately 20 years.
Judith M. Johnson. Ms. Johnson has served as a Trustee of the Trust since 2010 and of the Wells Fargo Fund Complex since 2008 and as Chair of the Audit Committee of the Wells Fargo Fund Complex since 2009. She served as the Chief Executive Officer and Chief Investment Officer of the Minneapolis Employees Retirement Fund for twelve years until her retirement in 2008. Ms. Johnson is a licensed attorney, as well as a certified public accountant and a certified managerial accountant. Ms. Johnson has been determined by the Board to be an audit committee financial expert as such term is defined in the applicable rules of the Securities and Exchange Commission (the "SEC").
David F. Larcker. Mr. Larcker has served as a Trustee of the Trust since 2010 and of the Wells Fargo Fund Complex since 2009 and was an Advisory Board Member of the Wells Fargo Fund Complex from 2008 to 2009. Mr. Larcker is the James Irvin Miller Professor of Accounting at the Graduate School of Business of Stanford University. He is also the Director of the Corporate Governance Research Program and Co-director of The Rock Center for Corporate Governance at Stanford University. He has been a professor of accounting for over 30 years. He has written numerous articles on a range of topics, including managerial accounting, financial statement analysis and corporate governance.
Olivia S. Mitchell. Ms. Mitchell has served as a Trustee of the Trust since 2010 and of the Wells Fargo Fund Complex since 2006. Ms. Mitchell is the International Foundation of Employee Benefit Plans Professor at the Wharton School of the University of Pennsylvania, where she is also Professor of Insurance/Risk Management and Business Economics/Policy. She also serves in senior positions with academic and policy organizations that conduct research on pensions, retirement, insurance, risk management, and related topics including as Executive Director of the Pension Research Council and Director of the Boettner Center on Pensions and Retirement Research, both at the University of Pennsylvania. She has taught on and served as a consultant on economics, insurance, and risk management, served as Department Chair, advised numerous governmental entities, and written numerous articles and books on topics including retirement systems, private and social insurance, and health and retirement policy.
Timothy J. Penny. Mr. Penny has been a Trustee of the Trust since 2010 and of the Wells Fargo Fund Complex and their predecessor funds since 1996. He has been President and CEO of Southern Minnesota Initiative Foundation since 2007 and a Senior Fellow at the Humphrey Institute Policy Forum at the University of Minnesota since 1995. He also serves as a member of the board of another non-profit organization. Mr. Penny was a member of the U.S. House of Representatives for 12 years representing Southeastern Minnesota's First Congressional District.

James G. Polisson. Mr. Polisson was appointed as an Advisory Board member effective August 1, 2017. Mr. Polisson has extensive experience in the financial services industry, including over 15 years in the ETF industry. From 2015 to July 31, 2017, Mr. Polisson was the Chief Marketing Officer of Source (ETF) UK Services, Ltd., one of the largest providers of exchange-traded products in Europe. From 2012 to 2015, Mr. Polisson was Principal of The Polisson Group, LLC, a management consulting, corporate advisory and principal investing firm. Prior to 2012, Mr. Polisson was Chief Executive Officer and Managing Director of Russell Investments' global ETF business from 2010. He was also a member of the Board of Trustees of Russell Exchange Traded Funds Trust, where he served as Chairman, President and Chief Executive Officer from 2011 to 2012. Mr. Polisson also served as Chief Marketing Officer for Barclays Global Investors from 2000 to 2010, where he led global marketing for the iShares ETF business.
Michael S. Scofield. Mr. Scofield has served as a Trustee of the Trust since 2005 and of the Wells Fargo Fund Complex since 2010. He currently serves on the Investment Company Institute's Board of Governors and Executive Committee. Mr. Scofield previously served as a Trustee of the Evergreen fund complex since 1984, where he served as Chairman of the Board. He also served as a member and former chairman of the Independent Directors Counsel, an organization dedicated to serving the independent investment company director community, a member of the board of directors of the Mutual Fund Directos Forum, and other leadership positions in the investment company industry. He previously worked as an attorney with the Law Offices of Michael S. Scofield.

Pamela Wheelock. Ms. Wheelock was appointed as an Advisory Board member effective August 1, 2017. Ms. Wheelock is the Chief Operating Officer of Twin Cities Habitat for Humanity. Ms. Wheelock has more than 25 years of leadership experience in the private, public and nonprofit sectors. Prior to joining Habitat for Humanity in 2017, Ms. Wheelock was the Vice President of University Services at the University of Minnesota from 2012, where she served as chief operations officer of the University. She also served as Interim President and Chief Executive Officer of Blue Cross Blue Shield of Minnesota from 2011 to 2012, Vice President of the Bush Foundation from 2009 to 2011, and Executive Vice President and Chief Financial Officer of Minnesota Sports and Entertainment from 2004 to 2009. Ms. Wheelock served as the Executive Budget Officer and Finance Commissioner for the State of Minnesota from 1999 to 2002.

Board of Trustees - Leadership Structure and Oversight Responsibilities

 Overall responsibility for oversight of the Trust rests with the Board of Trustees. The Board has engaged GMO to manage the Trust on a day-to day basis. The Board is responsible for overseeing GMO and other service providers in the operation of the Trust in accordance with the provisions of the 1940 Act, applicable provisions of Delaware law, other applicable laws and the Trust's charter. The Board is currently composed of nine members, each of whom is an Independent Trustee. The Board currently conducts regular meetings five times a year. In addition, the Board frequently holds special in-person or telephonic meetings or informal conference calls to discuss specific matters that may arise or require action between regular meetings. The Independent Trustees have engaged independent legal counsel to assist them in performing their oversight responsibilities.
The Board has appointed an Independent Trustee to serve in the role of Chairman. The Chairman's role is to preside at all meetings of the Board and to act as a liaison with service providers, officers, attorneys, and other Trustees generally between meetings. The Chairman may also perform such other functions as may be delegated by the Board from time to time. In order to assist the Chairman in maintaining effective communications with the other Trustees and GMO, the Board has appointed a Chair Liaison to work with the Chairman to coordinate Trustee communications and to help coordinate timely responses to Trustee inquiries, board governance and fiduciary matters. The Chair Liaison serves for a one-year term, which may be extended with the approval of the Board. Except for any duties specified herein or pursuant to the Trust's charter document, the designation of Chairman or Chair Liaison does not impose on such Independent Trustee any duties, obligations or liability that are greater than the duties, obligations or liability imposed on such person as a member of the Board generally.
The Board also has established a Governance Committee and an Audit Committee to assist the Board in the oversight and direction of the business and affairs of the Trust, and from time to time may establish informal working groups to review and address the policies and practices of the Trust with respect to certain specified matters. Additionally, the Board has established investment teams to review in detail the performance of the Trust, to meet with portfolio managers, and to report back to the full Board. The Board occasionally engages independent consultants to assist it in evaluating initiatives or proposals. The Board believes that the Board's current leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over matters under its purview, and it allocates areas of responsibility among committees of Trustees and the full Board in a manner that enhances effective oversight. The leadership structure of the Board may be changed, at any time and in the discretion of the Board, including in response to changes in circumstances or the characteristics of the Trust.
The Trust is subject to a number of risks, including investment, compliance, operational, liquidity and valuation risks, among others. Day-to-day risk management functions are subsumed within the responsibilities of GMO and other service providers (depending on the nature of the risk), who carry out the Trust's investment management and business affairs. Each of GMO and other service providers have their own, independent interest in risk management, and their policies and methods of carrying out risk management functions will depend, in part, on their individual priorities, resources and controls.
Risk oversight forms part of the Board's general oversight of the Trust and is addressed as part of various Board and Committee activities. The Board recognizes that it is not possible to identify all of the risks that may affect the Trust or to develop processes and controls to eliminate or mitigate their occurrence or effects. As part of its regular oversight of the Trust, the Board, directly or through a Committee, interacts with and reviews reports from, among others, GMO, the Chief Compliance Officer of the Trust, the Chief Risk Officer of Funds Management, the independent registered public accounting firm for the Trust, and internal auditors for GMO, as appropriate, regarding risks faced by the Trust and relevant risk functions. The Board, with the assistance of its investment teams, reviews investment policies and risks in connection with its review of the Trust's performance, and considers information regarding the oversight of liquidity risks from Wells Fargo Funds Management, LLC's investment personnel. The Board has appointed a Chief Compliance Officer who oversees the implementation and testing of the Trust's compliance program and reports to the Board regarding compliance matters for the Trust and its principal service providers. Wells Fargo Funds Management, LLC has appointed a Chief Risk Officer to enhance the framework around the assessment, management, measurement and monitoring of risk indicators and other risk matters concerning the Funds and develop periodic reporting of risk management matters to the Board.

In addition, as part of the Board's periodic review of the Trust's advisory, subadvisory and other service provider agreements, the Board may consider risk management aspects of their operations and the functions for which they are responsible. With respect to valuation, the Board oversees a management valuation team comprised of officers and employees of Wells Fargo Funds Management, LLC, has approved and periodically reviews written valuation policies applicable to valuing the Trust portfolio investments, and has established a valuation committee of Trustees. The Board may, at any time and in its discretion, change the manner in which it conducts its risk oversight role.

Committees.

As noted above, the Board has established a standing Governance Committee, a standing Audit Committee, a standing Valuation Committee and a standing Dividend Committee to assist the Board in the oversight and direction of the business and affairs of the Trust. The Governance Committee and Audit Committee operate pursuant to charters approved by the Board. The Valuation Committee's responsibilities are set forth in Valuation Procedures approved by the Board, and the Dividend Committee's responsibilities were set forth by the Board when it established the Committee. Each Independent Trustee is a member of the Trust's Governance Committee, Audit Committee and Valuation Committee. The Dividend Committee is comprised of three Independent Trustees.

(1) Governance Committee. Except with respect to any trustee nomination made by an eligible shareholder or shareholder group as permitted by applicable law and applicable provisions of the Declaration of Trust and any By-Laws of a Trust, the Committee shall make all nominations for membership on the Board of Trustees of each Trust. The Committee shall evaluate each candidate's qualifications for Board membership and his or her independence from the Funds' manager, sub-adviser(s) and principal underwriter(s) and, as it deems appropriate, other principal service providers. Peter Gordon serves as the chairman of the Governance Committee.

The Governance Committee has adopted procedures by which a shareholder may properly submit a nominee recommendation for the Committee's consideration, which are set forth in Appendix A to the Trusts' Governance Committee Charter. The shareholder must submit any such recommendation (a "Shareholder Recommendation") in writing to the Trust, to the attention of the Trust's Secretary, at the address of the principal executive offices of the Trust. The Shareholder Recommendation must include: (i) a statement in writing setting forth (A) the name, age, date of birth, business address, residence address, and nationality of the person recommended by the shareholder (the "candidate"), (B) the series (and, if applicable, class) and number of all shares of the Trust owned of record or beneficially by the candidate, as reported to such shareholder by the candidate; (C) any other information regarding the candidate called for with respect to director nominees by paragraphs (a), (d), (e), and (f ) of Item 401 of Regulation S-K or paragraph (b) of Item 22 of Rule 14a-101 (Schedule 14A) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), adopted by the SEC (or the corresponding provisions of any regulation or rule subsequently adopted by the SEC or any successor agency applicable to the Trust); (D) any other information regarding the candidate that would be required to be disclosed if the candidate were a nominee in a proxy statement or other filing required to be made in connection with solicitation of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (E) whether the recommending shareholder believes that the candidate is or will be an "interested person" of the Trust (as defined in the 1940 Act) and information regarding the candidate that will be sufficient for the Trust to make such determination; (ii) the written and signed consent of the candidate to be named as a nominee and to serve as a Trustee if elected; (iii) the recommending shareholder's name as it appears on the Trust's books; (iv) the series (and, if applicable, class) and number of all shares of the Trust owned beneficially and of record by the recommending shareholder; and (v) a description of all arrangements or understandings between the recommending shareholder and the candidate and any other person or persons (including their names) pursuant to which the recommendation is being made by the recommending shareholder. In addition, the Governance Committee may require the candidate to interview in person or furnish such other information as it may reasonably require or deem necessary to determine the eligibility of such candidate to serve as a Trustee of the Trust. The Governance Committee has full discretion to reject candidates recommended by shareholders, and there is no assurance that any such person properly recommended and considered by the Committee will be nominated for election to the Board. In the event of any conflict or inconsistency with respect to the requirements applicable to a Shareholder Recommendation as between those established in the procedures and those in the By-Laws of a Closed-End Fund, the requirements of the By-Laws of such Closed-End Fund shall control.

The Governance Committee may from time-to-time propose nominations of one or more individuals to serve as members of an "advisory board," as such term is defined in Section 2(a)(1) of the 1940 Act.

(2) Audit Committee. The Audit Committee oversees the Funds' accounting and financial reporting policies, including their internal controls over financial reporting; oversees the quality and objectivity of the Funds' financial statements and the independent audit thereof; and interacts with the Funds' independent registered public accounting firm on behalf of the full Board and with appropriate officers of the Trust. Judith M. Johnson serves as the chairperson of the Audit Committee.

(3) Valuation Committee. The Board has delegated to the Valuation Committee the authority to take any action regarding the valuation of portfolio securities that the Valuation Committee deems necessary or appropriate, including determining the fair value of securities between regularly scheduled Board meetings in instances where that determination has not otherwise been delegated to the valuation team ("Management Valuation Team") of Funds Management. The Board considers for ratification at each quarterly meeting any valuation actions taken during the previous quarter by the Valuation Committee or by the Management Valuation Team other than pursuant to Board-approved methodologies. Any one member of the Valuation Committee may constitute a quorum for a meeting of the committee.

(4) Dividend Committee. The Board has delegated to the Dividend Committee the responsibility to review and approve certain dividend amount determinations made by a separate committee composed of representatives from Funds Management and certain sub-advisers ("Management Open-End Dividend Committee"). The Board has delegated to the Management Open-End Dividend Committee the authority to determine periodic dividend amounts subject to certain Board-approved parameters to be paid by each of the Core Plus Bond Fund, Emerging Markets Equity Income Fund, International Bond Fund, Real Return Fund and Strategic Income Fund. Under certain circumstances, the Dividend Committee must review and consider for approval, as it deems appropriate, recommendations of the Management Open-End Dividend Committee.

The committees met the following number of times during the most recently completed fiscal year:

Committee Name	Committee Meetings During Last Fiscal Year
Governance Committee	3
Audit Committee	9
Valuation Committee	5
Dividend Committee	0

Compensation.

The Trustees do not receive any retirement benefits or deferred compensation from the Trust or any other member of the Fund Complex. The Trust's Officers are not compensated by the Trust for their services. Listed below is the Trustee compensation that was paid by a Fund and the Fund Complex for the most recently completed fiscal year:

Trustee Compensation
Trustee	Total Compensation from the Wells Fargo Fund Complex[1]
William R. Ebsworth	$295,000
Jane A. Freeman	$296,500
Peter G. Gordon	$359,000
Isaiah Harris, Jr.	$293,500
Judith M. Johnson	$326,500
David F. Larcker	$296,500
Olivia S. Mitchell	$296,500
Timothy J. Penny	$314,000
James G. Polisson	$0
Michael S. Scofield	$296,500
Pamela Wheelock	$0
1	As of April 30, 2017, the Fund Complex consisted of 138 funds.

The table below shows the dollar range of each Trustee's investment in the Trust as of December 31, 2015. Amounts shown include investments in Wells Fargo Asset Allocation Fund ("Asset Allocation Fund"), which invests all of its assets in the Trust.

Trustee Ownership
Trustee	Dollar Range of Investment in Trust	Aggregate Dollar Range of Equity Securities of Wells Fargo Fund Complex
William R. Ebsworth	$0	Over $100,000
Jane A. Freeman	$50,001 - $100,000	Over $100,000
Peter G. Gordon	$0	Over $100,000
Isaiah Harris, Jr.	$0	Over $100,000
Judith M. Johnson	$0	Over $100,000
David F. Larcker	$0	Over $100,000
Olivia S. Mitchell	$0	Over $100,000
Timothy J. Penny	$0	Over $100,000
Michael S. Scofield	$10,001 - $50,000	Over $100,000

Code of Ethics

The Trust and its various investment advisers have each adopted a code of ethics which contains policies on personal securities transactions by "access persons" as defined in each of the codes. These policies comply with Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act, as applicable. Each code of ethics, among other things, permits access persons to invest in certain securities, subject to various restrictions and requirements. To facilitate enforcement, the codes of ethics generally require that an access person submit reports to a designated compliance person regarding personal securities transactions. The codes of ethics for the Trust and its investment advisers are on public file with, and are available from, the SEC.

Proxy Voting Policies and Procedures

The Trust's Board of Trustees has approved the following proxy voting policy and procedures ("Proxy Voting Procedures") on behalf of the Trust. These Proxy Voting Procedures are that of Wells Fargo Funds Management, the administrator of the Trust ("Funds Management"). The Trust's proxy voting records indicating how the Trust voted proxies relating to portfolio securities during the twelve-month period ended June 30 of each year may be obtained, without charge, by visiting our website at wellsfargofunds.com or the SEC's website at sec.gov. The Proxy Voting Procedures are designed to ensure that proxies are voted in the best interests of shareholders, without regard to any relationship that any affiliated person of the Trust (or an affiliated person of such affiliated person) may have with the issuer of the security.
In accordance with the Proxy Voting Procedures, Funds Management exercises its voting responsibility with the goal of maximizing value to shareholders consistent with governing laws and the investment policies of the Trust. While the Trust does not purchase securities to exercise control or to seek to effect corporate change through share ownership, it supports sound corporate governance practices within companies in which it invests and reflects that support through its proxy voting process.
Funds Management has established a Proxy Voting Committee (the "Proxy Committee") that is responsible for overseeing the proxy voting process and ensuring that the voting process is implemented in conformance with the Proxy Voting Procedures. Funds Management has retained an independent, unaffiliated nationally recognized proxy voting company as proxy voting agent. The Proxy Committee monitors the proxy voting agent and the voting process and, in certain situations, votes proxies or directs the proxy voting agent how to vote.
The Proxy Voting Procedures set out guidelines regarding how Funds Management and the proxy voting agent will vote proxies. Where the guidelines specify a particular vote on a particular matter, the proxy voting agent handles the proxy, generally without further involvement by the Proxy Committee. Where the guidelines specify a case-by-case determination, or where a particular issue is not addressed in the guidelines, the proxy voting agent forwards the proxy to the Proxy Committee for a vote determination by the Proxy Committee. In addition, even where the guidelines specify a particular vote, the Proxy Committee may exercise a discretionary vote if it determines that a case-by-case review of a particular matter is warranted.

The Proxy Voting Procedures set forth Funds Management's general position on various proposals, such as:

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Routine Items – Funds Management will generally vote for uncontested director or trustee nominees, changes in company name, and other procedural matters related to annual meetings.

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Corporate Governance – Funds Management will generally vote for charter and bylaw amendments proposed solely to conform with modern business practices or for purposes of simplification or to comply with what management's counsel interprets as applicable law.

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Anti-Takeover Matters – Funds Management generally will vote for proposals that require shareholder ratification of poison pills, and on a case-by-case basis on proposals to redeem a company's poison pill.

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Mergers/Acquisitions and Corporate Restructurings – Funds Management's Proxy Committee will examine these items on a case-by-case basis.

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Shareholder Rights – Funds Management will generally vote against proposals that may restrict shareholder rights.

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Capital Structure Changes - Funds Management will follow the proxy voting agent's capital structure model in evaluating requested increases in authorized common stock. In addition, even if capital requests of less than or equal to 300% of outstanding shares fail the calculated allowable cap, Funds Management will evaluate the request on a case-by-case basis, potentially voting for the proposal based on the company's performance and whether the company's ongoing use of shares has shown prudence.

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Executive and Director Compensation Plans - Funds Management will analyze on a case-by-case basis proposals on executive or director compensation plans, with the view that viable compensation programs reward the creation of shareholder wealth by having high payout sensitivity to increases in shareholder value.

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Disclosure on Executive or Director Compensation Cap or Restrict Executive or Director Compensation - Funds Management will generally vote for shareholder proposals requiring companies to report on their executive retirement benefits (deferred compensation, split-dollar life insurance, SERPs, and pension benefits). Funds Management will generally vote for shareholder proposals requesting to put extraordinary benefits contained in SERP agreements to a shareholder vote, unless the company's executive pension plans do not contain excessive benefits beyond what is offered under employee-wide plans. Funds Management will generally vote against proposals that seek to limit executive and director pay.

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Social and Environmental Issues - Proxies for securities held by the Trust will be voted pursuant to the proxy voting agent's  current U.S. and International benchmark proxy voting guidelines. For social and environmental proposals such as animal welfare, consumer issues, diversity, climate change and the environment, labor issues and human rights issues, the proxy voting agent's proxy voting guidelines take into consideration the following factors:

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Whether adoption of the proposal is likely to enhance or protect shareholder value;

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Whether the information requested concerns business issues that relate to a meaningful percentage of the company's business as measured by sales, assets, and earnings;

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The degree to which the company's stated position on the issues raised in the proposal could affect its reputation or sales, or leave it vulnerable to a boycott or selective purchasing;

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Whether the issues presented are more appropriately/effectively dealt with through governmental or company-specific action;

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Whether the company has already responded in some appropriate manner to the request embodied in the proposal;

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Whether the company's analysis and voting recommendation to shareholders are persuasive;

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What other companies have done in response to the issue addressed in the proposal;

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Whether the proposal itself is well framed and the cost of preparing the report is reasonable;

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Whether implementation of the proposal's request would achieve the proposal's objectives;

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Whether the subject of the proposal is best left to the discretion of the board;

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Whether the requested information is available to shareholders either from the company or from a publicly available source; and

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Whether providing this information would reveal proprietary or confidential information that would place the company at a competitive disadvantage.

In all cases where the Proxy Committee makes the decision regarding how a particular proxy should be voted, the Proxy Committee exercises its voting discretion in accordance with the voting philosophy of the Trust and in the best interests of the Trust shareholders. In deciding how to vote, the Proxy Committee may rely on independent research, input and recommendations from third parties including independent proxy services, other independent sources, investment sub-advisers, company managements and shareholder groups as part of its decision-making process.
In most cases, any potential conflicts of interest involving Funds Management or any affiliate regarding a proxy are avoided through the strict and objective application of the Trust's voting guidelines. However, when the Proxy Committee is aware of a material conflict of interest regarding a matter that would otherwise be considered on a case-by-case basis by the Proxy Committee, the Proxy Committee shall address the material conflict by using any of the following methods: (i) instructing the proxy voting agent to vote in accordance with the recommendation it makes to its clients; (ii) disclosing the conflict to the Board and obtaining their consent before voting; (iii) submitting the matter to the Board to exercise its authority to vote on such matter; (iv) engaging an independent fiduciary who will direct the Proxy Committee on voting instructions for the proxy; (v) consulting with outside legal counsel for guidance on resolution of the conflict of interest; (vi) erecting information barriers around the person or persons making voting decisions; (vii) voting in proportion to other shareholders; or (viii) voting in other ways that are consistent with the Trust's obligation to vote in the best interests of its shareholders. Additionally, the Proxy Committee does not permit its votes to be influenced by any conflict of interest that exists for any other affiliated person of the Trust (such as a sub-adviser or principal underwriter) and the Proxy Committee votes all such matters without regard to the conflict. The Proxy Voting Procedures may reflect voting positions that differ from practices followed by other companies or subsidiaries of Wells Fargo & Company.
While Funds Management uses its best efforts to vote proxies, in certain circumstances it may be impractical or impossible for Funds Management to vote proxies (e.g., limited value or unjustifiable costs). For example, in accordance with local law or business practices, many foreign companies prevent the sales of shares that have been voted for a certain period beginning prior to the shareholder meeting and ending on the day following the meeting ("share blocking"). Due to these restrictions, Funds Management must balance the benefits to its clients of voting proxies against the potentially serious portfolio management consequences of a reduced flexibility to sell the underlying shares at the most advantageous time. As a result, Funds Management will generally not vote those proxies in the absence of an unusual, significant vote or compelling economic importance.
Additionally, Funds Management may not be able to vote proxies for certain foreign securities if Funds Management does not receive the proxy statement in time to vote the proxies due to custodial processing delays.
As a general matter, securities on loan will not be recalled to facilitate proxy voting (in which case the borrower of the security shall be entitled to vote the proxy). However, if the Proxy Committee is aware of an item in time to recall the security and has determined in good faith that the importance of the matter to be voted upon outweighs the loss in lending revenue that would result from recalling the security (i.e., if there is a controversial upcoming merger or acquisition, or some other significant matter), the security will be recalled for voting.
Information regarding how the Trust voted proxies relating to portfolio securities held during the most recent 12-month period ended June 30 may be obtained on the Trust's Web site at wellsfargofunds.com or by accessing the SEC's Web site at sec.gov.

POLICIES AND PROCEDURES FOR DISCLOSURE OF PORTFOLIO HOLDINGS

I. Scope of Policies and Procedures. The following policies and procedures (the "Procedures") govern the disclosure of portfolio holdings and any ongoing arrangements to make available information about portfolio holdings for the separate series of Wells Fargo Funds Trust ("Funds Trust"), Wells Fargo Master Trust ("Master Trust"), Wells Fargo Variable Trust ("Variable Trust") and Asset Allocation Trust (each of Funds Trust, Master Trust, Variable Trust and Asset Allocation Trust referred to collectively herein as the "Funds" or individually as the "Fund") now existing or hereafter created.

II. Disclosure Philosophy. The Funds have adopted these Procedures to ensure that the disclosure of a Fund's portfolio holdings is accomplished in a manner that is consistent with a Fund's fiduciary duty to its shareholders. For purposes of these Procedures, the term "portfolio holdings" means the stock, bonds and derivative positions held by a non-money market Fund and does not include the cash investments held by the Fund. For money market funds, the term "portfolio holdings" includes cash investments, such as investments in repurchase agreements.

Under no circumstances shall Funds Management or the Funds receive any compensation in return for the disclosure of information about a Fund's portfolio securities or for any ongoing arrangements to make available information about a Fund's portfolio securities.

III. Disclosure of Fund Portfolio Holdings. The complete portfolio holdings and top ten holdings information referenced below (except for the Funds of Master Trust, Variable Trust and Asset Allocation Trust) will be available on the Funds' website until updated for the next applicable period. Funds Management may withhold any portion of a Fund's portfolio holdings from online disclosure when deemed to be in the best interest of the Fund. Once holdings information has been posted on the website, it may be further disseminated without restriction.

A. Complete Holdings. The complete portfolio holdings for each Fund (except for money market funds, funds that operate as fund of funds and the specified Alternative Funds as defined below) shall be made publicly available monthly on the Funds' website (wellsfargofunds.com), on a one-month delayed basis. Money market Fund portfolio holdings shall be made publicly available on the Fund's website, on a 1-day delayed basis. In addition to the foregoing, each money market Fund shall post on its website, for a period of not less than six months, beginning no later than the fifth business day of the month, a schedule of its investments, as of the last business day of the prior month, that includes the following information required by rule 2a-7(c)(12) under the Investment Company Act of 1940. The categories of information included on the website may differ slightly from what is included in the Funds' Statement of Investments.

B. Top Ten Holdings. Top ten holdings information (excluding derivative positions) for each Fund (except for money market funds and specified alternative funds) shall be made publicly available on the Funds' website on a monthly, seven-day or more delayed basis.

C. Fund of Funds Structures.
 1. The underlying funds held by a Fund that operates as a fund of funds and invests exclusively in unaffiliated underlying funds or exclusively in a combination of affiliated and unaffiliated underlying funds (in both cases, an "unaffiliated fund of funds") shall be posted to the Funds' website on a monthly, one-month delayed basis.
 2. The individual holdings of the underlying funds held by a Fund that operates as a fund of funds and invests exclusively in affiliated underlying funds (an "affiliated fund of funds") shall be posted to the Funds' website on a monthly, one-month delayed basis.
 3. A change to the underlying funds held by an affiliated or unaffiliated fund of funds or changes in an affiliated or unaffiliated fund of funds' target allocations between or among its fixed-income and/or equity investments may be posted to the Funds' website simultaneous with the occurrence of the change.

D. Specified Alternative Funds.
 The following holdings disclosure policy provisions apply to the Wells Fargo Alternative Strategies Fund and the Wells Fargo Global Long/Short Fund (each, an "Alternative Fund" and together, the "Alternative Funds"):
 1. Complete Holdings as of Fiscal Quarter Ends. As of each fiscal quarter end, the Alternative Funds' complete portfolio holdings shall be made publicly available quarterly on the Funds' website, on a one-month delayed basis.
 2. Holdings as of Other Month Ends. As of each month end other than a month end that coincides with a fiscal quarter end, each Alternative Fund shall make publicly available monthly on the Fund's website, on a one-month delayed basis, the following: (i) all portfolio holdings held long other than any put options on equity securities; (ii) portfolio holdings held short other than short positions in equity securities of single issuers; and (iii) the aggregate dollar value of each of the following: (a) equity securities of single issuers held short, and (b) any put options on equity securities held long.
 3. Top Ten Holdings. Each Alternative Fund shall make publicly available on the Fund's website on a monthly, seven-day or more delayed basis information about its top ten holdings information, provided that the following holdings shall be excluded: (i) derivative positions; and (ii) short positions (other than any Publicly Disclosed Short Positions).

Furthermore, as required by the SEC, each Fund shall file its complete portfolio holdings schedule in public filings made with the SEC on a quarterly basis. Each Fund is required to file its complete portfolio schedules for the second and fourth fiscal quarter on Form N-CSR, and each Fund is required to file its complete portfolio schedules for the first and third fiscal quarters on From N-Q, in each instance within 60 days of the end of the Fund's fiscal quarter. Through Form N-CSR and Form N-Q filings made with the SEC, the Funds' full portfolio holdings will be publicly available to shareholders on a quarterly basis. Such filings shall be made on or shortly before the 60th day following the end of a fiscal quarter. In addition, each money market Fund is required to file with the SEC by the fifth business day of each month, a report on Form N-MFP of portfolio holdings that is current as of the last business day of the previous month; the SEC makes each Form N-MFP publicly available on a delayed basis (presently 60 days after the end of the month to which the information in the report relates).

Each Fund's complete portfolio schedules for the second and fourth fiscal quarter, required to be filed on Form N-CSR, shall be delivered to shareholders in the Fund's semi- annual and annual reports. Each Fund's complete portfolio schedule for the first and third fiscal quarters, required to be filed on Form N-Q, will not be delivered to shareholders. Each Fund, however, shall include appropriate disclosure in its semi-annual and annual reports as to how a shareholder may obtain holdings information for the Fund's first and third fiscal quarters.

IV. List of Approved Recipients. The following list describes the limited circumstances in which a Fund's portfolio holdings may be disclosed to select third parties in advance of the monthly release on the Funds' website. In each instance, a determination will be made by Funds Management that such advance disclosure is supported by a legitimate business purpose and that the recipients, where feasible, are subject to an independent duty not to disclose or trade on the nonpublic information.

A. Wells Fargo Affiliates. Team members of Wells Fargo & Co. ("Wells Fargo") and its affiliates who perform risk management functions and provide other services to the Fund(s), as well as the third-party service providers utilized by them to perform such functions and provide such services, shall have full daily access to the portfolio holdings of the Fund(s).

B. Sub-Advisers. Sub-advisers shall have full daily access to fund holdings for the Fund(s) for which they have direct management responsibility. Sub-advisers may also release and discuss portfolio holdings with various broker/dealers for purposes of analyzing the impact of existing and future market changes on the prices, availability/demand and liquidity of such securities, as well as for the purpose of assisting portfolio managers in the trading of such securities.

A new Fund sub-adviser may periodically receive full portfolio holdings information for such Fund from the date of Board approval through the date upon which they take over day-to- day investment management activities. Such disclosure will be subject to confidential treatment.

C. Money Market Portfolio Management Team. The money market portfolio management team at Wells Capital Management Incorporated ("Wells Capital Management") shall have full daily access to daily transaction information across the Wells Fargo Funds for purposes of anticipating money market sweep activity which in turn helps to enhance liquidity management within the money market funds.

D. Funds Management/Wells Fargo Funds Distributor, LLC.
 1. Funds Management personnel that deal directly with the processing, settlement, review, control, auditing, reporting, and/or valuation of portfolio trades shall have full daily access to Fund portfolio holdings through access to the fund accountant's system.
 2. Funds Management personnel that deal directly with investment review and analysis of the Funds shall have full daily access to Fund portfolio holdings. through FactSet, a program that is used to, among other things, evaluate portfolio characteristics against available benchmarks.
 3. Funds Management and Distributor personnel may be given advance disclosure of any changes to the underlying funds in a fund of funds structure or changes in a Fund's target allocations that result in a shift between or among its fixed-income and/or equity investments.

E. External Servicing Agents. Appropriate personnel employed by entities that assist in the review and/or processing of Fund portfolio transactions, employed by the fund accounting agent, the custodian and the trading settlement desk at Wells Capital Management (only with respect to the Funds that Wells Capital Management sub-advises), shall have daily access to all Fund portfolio holdings. In addition, certain of the sub-advisers utilize the services of software provider Advent to assist with portfolio accounting and trade order management. In order to provide the contracted services to the sub-adviser, Advent may receive full daily portfolio holdings information directly from the Funds' accounting agent however, only for those Funds or, for multi-manager Fund(s), the managed portion of the Fund's portfolio, in which such sub-adviser provides investment advisory services. Certain sub-adviser(s) utilize the services of ENSO Financial Management LLP ("ENSO") to receive treasury management data analytics. In connection therewith, ENSO may receive full daily portfolio holdings information directly from the Funds' accounting agent and/or prime broker solely with respect to those Fund(s), or, for multi-manager Fund(s), the managed portion of the Fund's portfolio, in which such sub-adviser provides investment sub-advisory services. Certain sub-adviser(s) utilize the services of Traiana, Inc. ("Traiana"), a third party provider of an electronic order matching system for certain derivative instruments. In connection therewith, Traiana may receive full daily portfolio holdings information directly from the Funds' accounting agent and/or prime broker solely with respect to those Fund(s), or, for multi-manager Fund(s), the managed portion of the Fund's portfolio, in which such sub-adviser provides investment sub-advisory services. Funds Management also utilizes the services of Institutional Shareholder Services ("ISS") to assist with proxy voting. ISS may receive full Fund portfolio holdings on a weekly basis for the Funds for which it provides services.

F. Rating Agencies. Nationally Recognized Statistical Ratings Organizations ("NRSRO's") may receive full Fund holdings for rating purposes.

G. Reorganizations. Entities hired as trading advisors that assist with the analysis and trading associated with transitioning portfolios may receive full portfolio holdings of both the target fund and the acquiring fund. In addition, the portfolio managers of the target fund and acquiring fund may receive full portfolio holdings of the acquiring fund and target fund, respectively, in order to assist with aligning the portfolios prior to the closing date of the reorganization.

H. Investment Company Institute. The Investment Company Institute may receive information about full money market Fund holdings concurrently at the time each money market Fund files with the SEC a report on Form N-MFP.

I. In-Kind Redemptions. In connection with satisfying in-kind redemption requests from Funds by retirement or other employee benefit plans, the plan and independent fiduciaries engaged by the plan and other plan fiduciaries, such as employee benefit review committees, may receive full Fund holdings as reasonably necessary to discharge their duties. Plan service providers may also receive full Fund holdings as reasonably necessary to operationally process such redemptions.

V. Additions to List of Approved Recipients. Any additions to the list of approved recipients requires approval by the President, Chief Legal Officer and Chief Compliance Officer of the Funds based on a review of: (i) the type of fund involved; (ii) the purpose for receiving the holdings information; (iii) the intended use of the information; (iv) the frequency of the information to be provided; (v) the length of the lag, if any, between the date of the information and the date on which the information will be disclosed; (vi) the proposed recipient's relationship to the Funds; (vii) the ability of Funds Management to monitor that such information will be used by the proposed recipient in accordance with the stated purpose for the disclosure; (viii) whether a confidentiality agreement will be in place with such proposed recipient; and (ix) whether any potential conflicts exist regarding such disclosure between the interests of Fund shareholders, on the one hand, and those of the Fund's investment manager/adviser, principal underwriter, or any affiliated person of the Fund.

VI. Funds Management Commentaries. Funds Management may disclose any views, opinions, judgments, advice or commentary, or any analytical, statistical, performance or other information in connection with or relating to a Fund or its portfolio holdings (including historical holdings information), or any changes to the portfolio holdings of a Fund. The portfolio commentary and statistical information may be provided to members of the press, shareholders in the Funds, persons considering investment in the Funds or representatives of such shareholders or potential shareholders. The content and nature of the information provided to each of these persons may differ.

Certain of the information described above will be included in periodic fund commentaries (e.g., quarterly, monthly, etc.) and will contain information that includes, among other things, top contributors/detractors from fund performance and significant portfolio changes during the relevant period (e.g., calendar quarter, month, etc.). This information will be posted contemporaneously with their distribution on the Funds' website.

No person shall receive any of the information described above if, in the sole judgment of Funds Management, the information could be used in a manner that would be harmful to the Funds.

VII. Other Investment Products. Funds Management and/or its affiliates manage other investment products, including investment companies, offshore funds, and separate accounts. Many of these other investment products have strategies that are the same or substantially similar to those of the Funds and thus may have the same or substantially similar portfolio holdings. The portfolio holdings of these other investment products are made available to clients, investors, and in some cases, third-party sponsors, at different times than portfolio holdings of the Funds are publicly disclosed. It is possible that any recipient of portfolio holdings for these other investment products could trade ahead or against a Fund based on the information received.

VIII. Board Approval. The Board shall review and reapprove these Procedures, including the list of approved recipients, as often as they deem appropriate, but not less often than annually, and making any changes that they deem appropriate.

IX. Education Component. In order to promote strict compliance with these Procedures, Funds Management has informed its employees, and other parties possessing Fund portfolio holdings information (such as sub-advisers, the fund accounting agent and the custodian), of the limited circumstances in which the Funds' portfolio holdings may be disclosed in advance of the monthly disclosure on the Funds' website and the ramifications, including possible dismissal, if disclosure is made in contravention of these Procedures.

ITEM 18. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

Beneficial Equity Ownership Information. As of the calendar year ended December 31, 2013, the Trustees and Officers of the Trust, as a group, beneficially owned less than 1% of the outstanding shares of the Trust. As of December 31, 2013, Asset Allocation Fund, located at 525 Market Street, 12th Floor, San Francisco, CA 94105 owned 100% of the Trust's shares. Any person who owns beneficially 25% or more of the outstanding shares of the Trust may be deemed to control the Trust. Any person controlling the Trust may be able to determine the outcome of issues that are submitted to shareholders for vote and may be able to take action regarding the Trust without the approval of other shareholders.

Ownership of Securities of Certain Entities. As of the calendar year ended December 31, 2016, none of the Independent Trustees and/or their immediate family members owned securities of the manager, any sub-advisers, or the distributor, or any entity directly or indirectly controlling, controlled by, or under common control with the manager, any sub-advisers, or the distributor.

ITEM 19. ADVISORY AND OTHER SERVICES

INVESTMENT ADVISOR

The Trust has entered into an investment advisory agreement with GMO (the "Advisory Agreement"). Under the Advisory Agreement, and subject to the supervision of the Trust's Board of Trustees, the investment advisor manages the investment and reinvestment of the Trust's assets. The investment advisor pays its own expenses in providing services pursuant to the Advisory Agreement, including salaries of its personnel. The investment advisor is not obligated to pay any other expenses of the Trust.

The Trust pays all charges and expenses, other than those specifically referred to as being borne by the investment advisor, including, but not limited to, (1) custodian charges and expenses; (2) bookkeeping and auditors' charges and expenses; (3) transfer agent charges and expenses; (4) fees and expenses of the Trustees; (5) brokerage commissions and brokers' fees and expenses; (6) issue and transfer taxes; (7) applicable costs and expenses under any distribution plan; (8) taxes and trust fees payable to governmental agencies; (9) the cost of share certificates; (10) fees and expenses of the registration and qualification of the Trust and its shares with the SEC or under state or other securities laws; (11) expenses of preparing, printing and mailing private placement memorandum, SAI, notices, reports and proxy materials to shareholders of the Trust; (12) expenses of shareholders' and Trustees' meetings; (13) charges and expenses of legal counsel for the Trust and for the Trustees on matters relating to the Trust; (14) charges and expenses of filing annual and other reports with the SEC and other authorities; and (15) all extraordinary charges and expenses of the Trust.

The Advisory Agreement continues in effect for two years from its effective date and, thereafter, from year to year only if approved at least annually by the Board of Trustees of the Trust or by a vote of a majority of the Trust's outstanding shares. In either case, the terms of the Advisory Agreement and continuance thereof must be approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such approval. The Advisory Agreement may be terminated, without penalty, on 60 days' written notice by the Trust's Board of Trustees or by a vote of a majority of outstanding shares. The Advisory Agreement will terminate automatically upon its "assignment" as that term is defined in the 1940 Act.

For a discussion regarding the considerations of the Trust's Board of Trustees for approving or renewing the Trust's advisory arrangements, please see the Trust's Annual Report most recently issued after the approval or renewal of the Trust's advisory agreement for the most recent fiscal period.

Administrator

The Trust has retained Funds Management as administrator (the "Administrator") pursuant to an Administrative Agreement. Under the Administration Agreement between Funds Management and the Trust, Funds Management shall provide as administrative services, among other things: (i) general supervision of the Trust's operations, including coordination of the services performed by the Trust's adviser, custodian, auditors and legal counsel, regulatory compliance, including the compilation of information for documents such as reports to, and filings with, the SEC and state securities commissions; and shareholder reports for the Trust; and (ii) general supervision relative to the compilation of data required for the preparation of periodic reports distributed to the Trust's officers and Trustees. Funds Management also furnishes office space and certain facilities required for conducting the Trust's business together with ordinary clerical and bookkeeping services.

Custodian and Fund Accountant

State Street Bank and Trust Company ("State Street"), located at State Street Financial Center, One Lincoln Street, Boston, Massachusetts, 02111, acts as the Custodian and the fund accountant, respectively, for the Trust.
As Custodian, State Street, among other things, maintains a custody account or accounts in the name of the Trust, handles the receipt and delivery of securities, selects and monitors foreign sub custodians as the Trust's global custody manager, determines income and collects interest on the Trust's investments and maintains certain books and records. As fund accountant, State Street is responsible for calculating the Trust's daily net asset value per share and for maintaining its portfolio and general accounting records. For its services, State Street is entitled to receive certain transaction fees, asset-based fees and out-of-pocket costs.

Portfolio Managers

OTHER FUNDS AND ACCOUNTS MANAGED

Day-to-day management of Asset Allocation Trust is the responsibility of GMO's Asset Allocation Team (the "Team"). The Team's investment professionals work collaboratively to manage Asset Allocation Trust's portfolio.

The following tables set forth additional information about Ben Inker, a senior member ("Senior Member") of the Team responsible for coordinating the Trust's overall portfolio management. Personal brokerage accounts of Mr. Inker and his family are not reflected. The information provided for Mr. Inker is as of April 30, 2017.

Portfolio Manager
Ben Inker, CFA	Registered Investment Companies Managed (including other non-GMO mutual fund subadvisory relationships)
	Number of Accounts	18
	Total Assets Managed	$26.17B
	Number of Accounts Subject to Performance Fee	0
	Assets of Accounts Subject to Performance Fee	$0
	Other Pooled Investment Vehicles Managed (world-wide)
	Number of Accounts	13
	Total Assets Managed	$5.96B
	Number of Accounts Subject to Performance Fee	9
	Assets of Accounts Subject to Performance Fee	$5.95B
	Other Accounts Managed (world-wide)
	Number of Accounts	135
	Total Assets Managed	$14.78B
	Number of Accounts Subject to Performance Fee	57
	Assets of Accounts Subject to Performance Fee	$7.49B

MATERIAL CONFLICTS OF INTEREST

Because the Senior Members manage other accounts, including accounts that pay higher fees or accounts that pay performance-based fees, potential conflicts of interest exist, including potential conflicts between the investment strategy of Asset Allocation Trust, Wells Fargo Absolute Return Fund and the investment strategy of the other accounts managed by the Senior Members and potential conflicts in the allocation of investment opportunities between Asset Allocation Trust, Wells Fargo Absolute Return Fund, and such other accounts.

Compensation

Senior members of each team are generally members (partners) of GMO. As of April 30, 2017, the compensation of each senior member consisted of a fixed annual base salary and, possibly, an additional, discretionary, bonus related to the senior member's contribution to GMO's success and, in the case of partners, a partnership interest in the firm's profits. The compensation program does not disproportionately reward outperformance by higher-fee/performance-fee products. Base salary is determined by taking into account current industry norms and market data to ensure that GMO pays a competitive base salary. A discretionary bonus also may be paid to recognize specific business contributions and to ensure that the total level of compensation is competitive with the market. The level of partnership interest is determined by taking into account the individual's contribution to GMO and its mission statement. Because each person's compensation is based on his or her individual performance, GMO does not have a typical percentage split among base salary, bonus, and other compensation. A GMO partnership interest is the primary incentive for persons to maintain employment with GMO. GMO believes this is the best incentive to maintain stability of portfolio management personnel.

Determination of Net Asset Value

The NAV per share for the Trust is determined as of the close of regular trading (currently 4:00 p.m. (Eastern time)) on each day the New York Stock Exchange ("NYSE") is open for business, Expenses and fees, including advisory fees, are accrued daily and are taken into account for the purpose of determining the NAV of the Trust's Interests.

The Trust's investments are generally valued at current market prices. Securities are generally valued based on the last sales price during the regular trading session if the security trades on an exchange ("closing price"). Securities that are not traded primarily on an exchange generally are valued using latest quoted bid prices obtained by an independent pricing service. Securities listed on the Nasdaq Stock Market, Inc., however, are valued at the Nasdaq Official Closing Price ("NOCP"), and if no NOCP is available, then at the last reported sales price. The Trust is required to depart from these general valuation methods and use fair value pricing methods to determine the value of certain investments if it is determined that the closing price or the latest quoted bid price of a security, including securities that trade primarily on a foreign exchange, does not accurately reflect its current value when the Trust calculates its NAV. In addition, we also use fair value pricing to determine the value of investments in securities and other assets, including illiquid securities, for which current market quotations are not readily available. The closing price or the latest quoted bid price of a security may not reflect its current value if, among other things, a significant event occurs after the closing price or latest quoted bid price but before the Trust calculates its NAV that materially affects the value of the security. We use various criteria, including a systematic evaluation of U.S. market moves after the close of foreign markets, in deciding whether a foreign security's market price is still reliable and, if not, what fair market value to assign to the security. With respect to any portion of the Trust's assets that are invested in other mutual funds, the Trust's NAV is calculated based upon the net asset values of the other mutual funds in which the Trust invests, and the prospectuses for those companies explain the circumstances under which those companies will use fair value pricing and the effects of using fair value pricing. In light of the judgment involved in fair value decisions, there can be no assurance that a fair value assigned to a particular security is accurate. Such fair value pricing may result in NAVs that are higher or lower than NAVs based on the closing price or latest quoted bid price.

Money market instruments and debt instruments maturing in 60 days or less generally are valued at amortized cost. Futures contracts will be marked to market daily at their respective settlement prices determined by the relevant exchange. Prices may be furnished by a reputable independent pricing service. Prices provided by an independent pricing service may be determined without exclusive reliance on quoted prices and may take into account appropriate factors such as institutional-size trading in similar groups of securities, yield, quality, coupon rate, maturity, type of issue, trading characteristics and other market data. All other securities and other assets of the Trust for which current market quotations are not readily available are valued at fair value as determined in good faith by the Board and in accordance with procedures adopted by the Board.

If the Trust invests directly in foreign securities, portfolio securities are generally valued on the basis of quotations from the primary market in which they are traded. However, if, in the judgment of the Board, a security's value has been materially affected by events occurring after the close of the exchange or the market on which the security is principally traded (for example, a foreign exchange or market), that security may be valued by another method that the Board believes accurately reflects fair value. A security's valuation may differ depending on the method used to determine its value.

The Senior Members have no beneficial interests in the Trust's shares.

ITEM 21: BROKERAGE ALLOCATION AND OTHER PRACTICES

The Trust paid no brokerage commissions during the last three fiscal years.

ITEM 22: CAPITAL STOCK AND OTHER SECURITIES

The following is qualified in its entirety by reference to the Declaration of Trust.

Description of Shares. The Declaration of Trust authorizes the issuance of an unlimited number of shares of beneficial interest of series and classes of shares. Each share of the Trust represents an equal proportionate interest with each other share of that series and/or class. Upon liquidation, shares are entitled to a pro rata share of the Trust based on the relative net assets of each series and/or class. Shareholders have no preemptive or conversion rights. Shares are redeemable and transferable.

Voting Rights. Under the terms of the Declaration of Trust, the Trust is not required to hold annual meetings. Generally, at meetings of shareholders, each share is entitled to one vote for each dollar of "NAV" applicable to such share. Shares generally vote together as one class on all matters. Shares have non-cumulative voting rights, which means that the holders of more than 50% of the votes applicable to shares voting for the election of Trustees can elect 100% of the Trustees to be elected at a meeting and, in such event, the holders of the remaining shares voting will not be able to elect any Trustees.

The Trust has agreed with Asset Allocation Fund that Asset Allocation Fund will seek instructions from its security holders with regard to the voting of all proxies relating to shares of the Trust held by Asset Allocation Fund and will vote such proxies only in accordance with the instructions from its security holders.

Limitation of Trustees' Liability. The Declaration of Trust provides that a Trustee will not be liable for errors of judgment or mistakes of fact or law, but nothing in the Declaration of Trust protects a Trustee against any liability to which he or she would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of his or her duties involved in the conduct of his or her office.

Shareholder Liability. Under Delaware law, shareholders could, under certain circumstances, be held personally liable for the obligations of a Trust. However, the Declaration of Trust states that no shareholder shall be personally liable for the debts, liabilities, obligations and expense incurred by, contracted for, or otherwise existing with respect to the Trust and provides that notice of such disclaimer may be given in each agreement, obligation, or instrument entered into or executed by the Trust or the Trustees. The Declaration of Trust provides for indemnification out of Trust property for all loss and expense of any shareholder held personally liable for any obligation or liability of the Trust solely by reason of being or having been a shareholder. Thus, the risk of a shareholder incurring financial loss on account of shareholder liability is generally limited to the circumstances in which the Trust would be unable to meet its obligations.

ITEM 23: PURCHASE, REDEMPTION AND PRICING OF SHARES

Beneficial interests are issued by the Trust in private placement transactions which do not involve a "public offering" within the meaning of Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"). Investments may only be made by investment companies or other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act.
In addition to cash purchases of interests, if accepted by the Trust, investments in beneficial interests may be made in exchange for securities which are eligible for purchase by the Trust and consistent with the Trust's investment objective and policies as described in the Trust's private placement memorandum. In connection with an in-kind securities payment, the Trust may require, among other things, that the securities (i) be valued on the day of purchase in accordance with the pricing methods used by the Trust; (ii) are accompanied by satisfactory assurance that the Trust will have good and marketable title to such securities received by it; (iii) are not subject to any restrictions upon resale by the Trust; (iv) be in proper form for transfer to the Trust; and (v) are accompanied by adequate information concerning the tax basis and other tax matters relating to the securities. All dividends, interest, subscription or other rights pertaining to such securities shall become the property of the Trust engaged in the in-kind purchase transaction and must be delivered to the Trust by the investor upon receipt from the issuer. Securities acquired through an in-kind purchase will be acquired for investment and not for immediate resale. Shares purchased in exchange for securities generally cannot be redeemed until the transfer has settled.
The Trust is required to redeem all full and fractional units of interests in the Trust. The redemption price is the net asset value per unit next determined after receipt by the Trust of a request for redemption in proper form.
The Trustees may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption. Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of NAV, or may be in cash. Upon redemption, interests shall not be canceled and may be reissued from time to time. The Trustees may require shareholders to redeem interests for any reason under terms set by the Trustees, including the failure of a shareholder to supply a personal identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of interest issued to him. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of interests required by them for payment of amount due and owing by a shareholder to the Trust or any series or class. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the shareholders to require any series or class to redeem interests during any period of time when and to the extent permissible under the 1940 Act.
If the Trustees postpone payment of the redemption price and suspend the right of shareholders to redeem their interests, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter shareholders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, a shareholder may either withdraw his or her request for redemption or receive payment based on the NAV per interest next determined after the suspension terminates.
If the Trustees shall determine that direct or indirect ownership of interests of the Trust has become concentrated in any person to an extent that would disqualify the Trust as a regulated investment company under the Code, then the Trustees shall have the power (but not the obligation) by lot or other means they deem equitable to (a) call for redemption by any such person of a number, or a principal amount, of interests sufficient to maintain or bring the direct or indirect ownership of Interests into conformity with the requirements for such qualification, and (b) refuse to transfer or issue shares to any person whose acquisition of interests in question would, in the Trustee's judgment, result in such disqualification. Any such redemption shall be effected at the redemption price and in the manner described above. Shareholders shall upon demand disclose to the Trustees in writing such information concerning direct and indirect ownership of interests as the Trustees deem necessary to comply with the requirements of any taxing authority.

ITEM 24: TAXATION

The following discussion is a brief summary of some of the important U.S. federal (and, where noted, state) income tax consequences affecting the Trust and its shareholders. The discussion is based on the Code, U.S. Treasury regulations, and other applicable authority, as of the date of this SAI. These authorities are subject to change by legislative, judicial or administrative action, possibly with retroactive effect. The discussion is very general, and therefore investors are urged to consult their tax advisers about the impact an investment in the Trust will have on their own tax situations.

The Trust is currently a separate corporation for federal income tax purposes that has elected to be treated and intends to qualify each year as a regulated investment company ("RIC") under Subchapter M of the Code. The Trust might elect in the future to be a disregarded entity for federal and state tax purposes. This would result in the deemed liquidation of the Trust for tax purposes but, in general, no gain or loss should be recognized from this liquidation. If such an election is made, the Asset Allocation Fund ("AAF"), rather than the Trust, will be treated as owning the shares of the underlying funds directly for tax purposes and therefore the discussion in this tax section will be applicable to AAF and not to the Trust. See the "Special Consideration for Shareholders of Asset Allocation Fund" section in the Statement of Additional Information of AAF for further discussion. The balance of this discussion relates to the Trust's current treatment as a RIC, and thus shareholders of AAF should refer to the AAF's prospectus and SAI for a summary of the current tax consequences to them of investing in AAF.

The Trust has elected to be treated as, and intends to qualify annually for and elect the tax treatment applicable to, a RIC. (Such qualification does not involve supervision of management or investment practices or policies by the Internal Revenue Service.) In order to qualify for treatment as a RIC, the Trust must, among other things, (i) derive at least 90% of its gross income from dividends, interest, payments with respect to proceeds from securities loans, gains from the sale or other disposition of stocks, securities or foreign currencies or other income (including gains from options, futures or forward contracts) derived with respect to its business of investing in such securities or foreign currencies, and net income from certain qualified publicly traded partnerships; (ii) diversify its holdings so that, at the end of each quarter of its taxable year, (a) at least 50% of the market value of the Trust's total assets is represented by cash and cash items, U.S. government securities, securities of other RICs, and other securities limited in respect of any one issuer, to an amount not greater than 5% of the Trust's total assets and 10% of the outstanding voting securities of such issuer, and (b) not more than 25% of the value of its total assets is invested in the securities (other than U.S. government securities or securities of other RICs) of any one issuer or of two or more issuers which the Trust controls and which are engaged in the same, similar or related trades or businesses, or in the securities of one or more qualified publicly traded partnerships; and (iii) distribute with respect to each taxable year at least 90% of the sum of its investment company taxable income (as that term is defined in the Code without regard to the deduction for dividends paid—generally, taxable ordinary income and the excess, if any, of net short-term capital gains over net long-term capital losses) and net tax-exempt interest income, if any, for such year. By so qualifying, the Trust is not subject to federal income tax on its investment company taxable income (computed without regard to the dividends-paid deduction) and any net realized capital gains that it timely distributes to shareholders. A 4% nondeductible excise tax will be imposed on the Trust to the extent it does not meet certain distribution requirements with respect to each calendar year and with respect to each one-year period ending on October 31st. The Trust anticipates meeting such distribution requirements.

If the Trust were to fail to meet the income or diversification test described above, the Trust could in some cases cure such failure, including by paying a tax at the Trust level, and, in the case of a diversification test failure, disposing of certain assets. If the Trust were ineligible to or otherwise did not cure such failure for any year, the Trust would fail to qualify for the special tax treatment accorded to RICs for such year. The Trust would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net tax-exempt income and net long-term capital gains, would be taxable to shareholders as ordinary income. Some portions of such distributions may be eligible for the dividends received deduction in the case of corporate shareholders or for treatment as qualified dividend income ("QDI") in the case of individual shareholders. In addition, the Trust could be required to recognize unrealized gains, pay substantial taxes and interest and make substantial distributions before requalifying as a RIC that is accorded special tax treatment.

TAXES ON DISTRIBUTIONS

Generally, the Fund, a RIC qualifying under Subchapter M of the Code that is currently the sole shareholder of the Trust, will have ordinary income from Trust distributions of dividends from the underlying funds' investment income and short-term gains and long-term capital gain income from the receipt of Capital Gain Dividends (as defined below) from underlying funds. The Trust's investments in underlying funds could affect the amount, timing, and character of distributions by the Trust to the Fund, and, in turn, the amount, timing and character of distributions by the Fund to its shareholders. Because the Trust generally will invest substantially all of its assets in the shares of underlying funds, most of which are treated as RICs, its distributable income and gains will normally consist entirely of distributions from underlying funds, as well as gains and losses on the disposition of shares of underlying funds. As a result of the Trust's underlying fund investments, as well as certain special tax rules applicable thereto, it is possible that the Trust will be required to distribute greater amounts of net income and gains to the Fund, and, in turn, the Fund will be required to distribute greater amounts of net income and gains to its shareholders, than they otherwise would have had the Trust invested directly in the securities held by the underlying funds. Similarly, the character of the Trust's distributions to the Fund, and, in turn, the character of the Fund's distributions to its shareholders, will not necessarily be the same as they would have been had the Trust invested directly in the securities held by the underlying funds. See the Trust's Private Placement Memorandum for more discussion of the special tax rules applicable to the Trust's investments in the underlying funds.

In addition, when the Trust redeems shares in the underlying funds that are RICs, depending on the Trust's percentage ownership in an underlying fund both before and after a redemption of underlying fund shares, the Trust's redemption of shares of such underlying fund may cause the Trust to be treated as receiving a dividend to the extent of the underlying fund's net earnings and profits, on the full amount of the distribution instead of recovering basis and recognizing a capital gain or loss on the shares of the underlying fund. This could be the case where the Trust holds a significant interest in an underlying fund that is not a "publicly offered" RIC as defined in the Code and the Trust redeems only a small portion of such interest. It is possible that such a dividend would qualify, in whole or in part, as QDI; otherwise, it would be taxable as ordinary income. Such dividend characterization may accelerate the timing and affect the character and amount of distributions to the Fund, and in turn to the Fund's shareholders.

From time to time, the Trust will distribute the excess of its net long-term capital gain over its net short-term capital loss to shareholders ("Capital Gain Dividends"). For federal tax purposes, the Fund must include such Capital Gain Dividends when calculating its net long-term capital gains. The Fund can report (generally on an IRS Form 1099) and distribute such net long-term capital gains as Capital Gain Dividends, taxable to its shareholders at rates applicable to long-term capital gains, which for individuals have been temporarily reduced to no higher than 15% for taxable years beginning before January 1, 2013.

Distributions will be taxable to the Fund whether made in shares or in cash to the extent the Fund does not timely distribute the Trust distributions to its shareholders. If the Fund elects to receive its distributions in the form of additional shares, it will have a cost basis for federal income tax purposes in each share so received equal to the net asset value of a share of the Trust on the reinvestment date.

Under the Code, for taxable years beginning before January 1, 2013, QDI is taxed to individuals at rates applicable to long-term capital gains (which have been temporarily reduced in the case of individuals to no higher than 15%). If the Trust receives dividends from an underlying fund that qualifies as a RIC, and the underlying fund reports such dividends as QDI, then the Trust will receive QDI and is permitted in turn to report a portion of its distributions as QDI as well, provided the Trust meets certain holding period and other requirements with respect to its shares of the underlying fund. Likewise, the Fund, the sole shareholder of the Trust, is permitted to itself report (generally on an IRS Form 1099) a portion of its distributions as QDI, provided the Fund meets certain holding period and other requirements with respect to its shares in the Trust. Note that dividends received by the Trust from a REIT generally will not constitute qualified dividend income.

Special Tax Rules Relating to Trust Investments

One or more underlying funds may invest directly or indirectly in residual interests in real estate mortgage investment conduits ("REMICs") (including by investing in residual interests in collateralized mortgage obligations ("CMOs") with respect to which an election to be treated as a REMIC is in effect) or equity interests in taxable mortgage pools ("TMPs"). Under a notice issued by the IRS in October 2006 and Treasury regulations that have yet to be issued but may apply retroactively, a portion of the Trust's income that is attributable to an underlying fund's residual interest in a REMIC or an equity interest in a TMP (including income allocated to the underlying fund from a REIT or other pass-through entity) (referred to in the Code as an "excess inclusion") will be subject to U.S. federal income tax in all events. This notice also provides, and the regulations are expected to provide, that excess inclusion income of a RIC will be allocated to shareholders of the RIC in proportion to the dividends received by such shareholders, with the same consequences as if the shareholders held the related interest directly. As a result, if the Asset Allocation Fund is allocated excess inclusion income from the Trust, it generally will be required, in turn, to allocate any such income to its shareholders. In general, excess inclusion income allocated to shareholders (i) cannot be offset by net operating losses (subject to a limited exception for certain thrift institutions), (ii) will constitute unrelated business taxable income ("UBTI") to entities (including a qualified pension plan, an individual retirement account, a 401(k) plan, a Keogh plan or other tax-exempt entity) subject to tax on UBTI, thereby potentially requiring such an entity that is allocated excess inclusion income, and otherwise might not be required to file a tax return, to file a tax return and pay tax on such income, and (iii) in the case of foreign shareholders, will not qualify for any reduction in U.S. federal withholding tax. Tax-exempt investors should consult their tax advisers regarding the possibility of paying taxes on excess inclusion income.

Income received by underlying funds in which the Trust invests from sources within foreign countries may be subject to withholding and other taxes imposed by such countries. A "qualified fund of funds" (defined as a RIC at least 50% of the total assets of which are represented by interests in other RICs at the close of each quarter of each taxable year) is permitted to elect to pass through to its shareholders foreign income and other similar taxes paid by the qualified fund of funds or by an underlying fund in which it invests that itself elected to pass such taxes through to shareholders, so that shareholders of the qualified fund of funds will be eligible to claim a tax credit or deduction for such taxes. The Trust and, in turn, the Fund may qualify as qualified funds of funds. However, even if they so qualify, the Trust or the Fund may determine not to make such election for any taxable year. Shareholders of the Fund should consult the Fund's statement of additional information for more information.

CAPITAL LOSS CARRYFORWARDS

As of April 30, 2017, the Trust had no capital loss carryforwards approximating the amount indicated for federal income tax purposes.

For net capital losses incurred by the Trust in taxable years beginning on or before December 22, 2010 ("pre-2011 losses"), including those losses set forth above, the Trust is permitted to carry such losses forward for eight taxable years; in the year to which they are carried forward, such losses are treated as short-term capital losses that first offset any short-term capital gains, and then offset any long-term capital gains. If the Trust incurs net capital losses in taxable years beginning after December 22, 2010, those losses may be carried forward to one or more subsequent taxable years without expiration. Any such carryforward losses will retain their character as short-term or long-term; this may well result in larger distributions of short-term gains to shareholders (taxed as ordinary income to individual shareholders) than would have resulted under the previous regime described above. The Trust must use any such carryforwards, which will not expire, applying them first against gains of the same character, before it uses any pre-2011 losses. This increases the likelihood that pre-2011 losses will expire unused at the conclusion of the eight-year carry forward period. Capital gains that are offset by carried forward capital losses are not subject to Trust-level U.S. federal income taxation, regardless of whether they are distributed to shareholders.

TAXES ON THE SALE OR EXCHANGE OF TRUST SHARES

Upon a sale or exchange of Trust shares, a shareholder will realize a taxable gain or loss depending on its basis in the shares. A shareholder must treat such gains or losses as a capital gain or loss if the shareholder held the shares as capital assets. Currently, capital gain on assets held for more than 12 months is generally subject to a temporarily reduced federal income tax rate of no higher than 15% for an individual. Generally, the Code will not allow a shareholder to realize a loss on shares it redeems or exchanges and replaces within a 61-day period beginning 30 days before and ending 30 days after it redeemed or exchanged the shares. The Code will treat a shareholder's loss on shares held for six months or less as a long-term capital loss to the extent the shareholder received Capital Gain Dividends on such shares. See the Trust's Private Placement Memorandum for a discussion of special tax rules applicable to Asset Allocation Fund's redemption of Trust shares.

ITEM 25: UNDERWRITER

The Trust does not have a principal underwriter.

ITEM 26. CALCULATION OF PERFORMANCE DATA

Not applicable.

ITEM 27. FINANCIAL STATEMENTS

Independent Registered Public Accounting Firm

KPMG LLP has been selected as the independent registered public accounting firm for the Trust. KPMG LLP provides audit services, tax return preparation and assistance and consultation in connection with review of certain SEC filings. KPMG LLP's address is Two Financial Center, 60 South Street, Boston, MA 02111.

The annual report, including the audited financial statements for the Trust and independent registered public accounting firm's report for the fiscal period ended April 30, 2017, are hereby incorporated herein by reference.

ADDITIONAL INFORMATION

Except as otherwise stated in its private placement memorandum or required by law, the Trust reserves the right to change the terms of the offer stated in its private placement memorandum without shareholder approval, including the right to impose or change fees for services provided.

No dealer, salesman or other person is authorized to give any information or to make any representation not contained in the Trust's private placement memorandum, SAI or in supplemental sales literature issued by the Trust, and no person is entitled to rely on any information or representation not contained therein.

The Trust's private placement memorandum and SAI omit certain information contained in the Trust's registration statement, which you may obtain for a fee from the SEC in Washington, D.C.

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ASSET ALLOCATION TRUST
FILE NO. 811-21806

PART C
OTHER INFORMATION

Item 28. Exhibits

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Number	Exhibit Description	Location
(a)(1)	Declaration of Trust	Incorporated by reference to Registrant's Amendment No. 27, filed on Form N-1A on August 29, 2016.
(a)(2)	Amendment to Declaration of Trust	Incorporated by reference to Registrant's Amendment No. 13, filed on Form N-1A on April 29, 2009.
(b)	By-Laws	Incorporated by reference to Registrant's Amendment No. 1, filed on Form N-1A on November 14, 2005.
(c)

Provisions of instruments defining the rights of holders of the securities being registered are contained in the Declaration of Trust Articles II, III.(6)(c), IV.(8), V, VI, VI.(3), VII, and VIII and By-laws Articles II, III and VIII.

Included as part of Exhibits (a) and (b) above.
(d)	Investment Advisory and Management Agreement between the Registrant and Grantham, Mayo, Van Otterloo and Co., LLC	Incorporated by reference to Registrant's Amendment No. 1 Filed on Form N-1A on September 15, 2005.
(e)	Not applicable
(f)	Not applicable
(g)	Master Custodian Agreement with State Street Bank and Trust Company	Incorporated by reference to Registrant's Amendment No. 18 Filed on Form N-1A on January 28, 2011; Appendix A, filed herewith.
(h)	Administration Agreement between the Registrant and Wells Fargo Funds Management, LLC	Incorporated by reference to Registrant's Amendment No. 18 Filed on Form N-1A on January 28, 2011.
(i)	Not applicable
(j)	Consent of Independent Auditors	Filed herewith.
(k)	Not applicable
(l)	Not applicable
(m)	Not applicable
(n)	Not applicable
(o)	Not applicable
(p)(1)

Joint Code of Ethics for Asset Allocation Trust, Wells Fargo Global Dividend Opportunity Fund, Wells Fargo Income Opportunities Fund, Wells Fargo Multi-Sector Income Fund, Wells Fargo Utilities & High Income Fund, Wells Fargo Funds Trust, Wells Fargo Master Trust and Wells Fargo Variable Trust

Incorporated by reference to Registrant's Amendment No. 27, filed on Form N-1A on August 29, 2016.
(p)(2)	Code of Ethics of the Trust. Code of Ethics of Grantham, Mayo, Van Otterloo & Co., LLC	Incorporated by reference to Registrant's Amendment No. 25 Filed on Form N-1A on August 28, 2014.

Item 29. Persons Controlled by or Under Common Control with Registrant.

The Trust is wholly owned by the Wells Fargo Asset Allocation Fund, a series of Wells Fargo Funds Trust, a Delaware statutory trust.

Item 30. Indemnification.

Registrant has obtained from a major insurance carrier a trustees and officers liability policy covering certain types of errors and omissions. Provisions for the indemnification of the Registrant's Trustees and officers are also contained in the Registrant's Declaration of Trust.

Provisions for the indemnification of the Registrant's Investment Advisor is contained in the Investment Advisory and Management Agreement.

Provisions for the indemnification of State Street Bank and Trust Co., the Registrant's custodian, are contained in the Custodian Agreement between State Street Bank and Trust Co. and the Registrant.

Item 31. Business or Other Connections of Investment Adviser.

The information required by this item with respect to Grantham, Mayo, Van Otterloo & Co. LLC, is incorporated by reference to the Form ADV (File No. 801-15028) of Grantham, Mayo, Van Otterloo & Co. LLC.

Item 32. Principal Underwriter.

Not applicable.

Item 33. Location of Accounts and Records.

All accounts and records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the Rules 31a-1 through 31a-3 promulgated thereunder are maintained at one of the following locations:

Wells Fargo Funds Management, LLC at 525 Market Street, 12th Floor, San Francisco, CA 94105

Wachovia Bank, N.A., One Wachovia Center, 301 S. College Street, Charlotte, North Carolina 28288

State Street Bank and Trust Company, 2 Heritage Drive, North Quincy, Massachusetts 02171

Iron Mountain, 3431 Sharp Slot Road, Swansea, Massachusetts 02777

Grantham, Mayo, Van Otterloo & Co. LLC, 40 Rowes Wharf, Boston, Massachusetts, 02110

Item 34. Management Services.

Not Applicable

Item 35. Undertakings.

Not Applicable

NOTICE

A copy of the Certificate of Trust of Asset Allocation Trust (the "Trust"), together with all amendments thereto, is on file with the Secretary of State of The State of Delaware and notice is hereby given that this instrument is executed on behalf of the Trust by trustees and officers of the Trust as officers and trustees and not individually and that the obligations of or arising out of this instrument are not binding upon any of the officers or trustees of the Trust or shareholders individually or of any series of the Trust individually but are binding only upon the assets and property of the Trust or the relevant series.

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereto duly authorized, in the City of San Francisco and State of California on the 25th day of August, 2017.

ASSET ALLOCATION TRUST

By: /s/ C. David Messman
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C. David Messman
Secretary

Exhibit No.	Exhibits
(g)	Appendix A to the Master Custodian Agreement with State Street Bank and Trust Company
(j)	Consent of Independent Auditors